SUPPLEMENT TO
PROSPECTUS SUPPLEMENT DATED AUGUST 13, 2007
(TO PROSPECTUS DATED AUGUST 13, 2007)

$1,200,000

CWABS, Inc.
Depositor

Sponsor and Seller

Countrywide Home Loans Servicing LP
Master Servicer

CWABS Asset-Backed Certificates Trust 2007-12
Issuing Entity

Asset-Backed Certificates, Series 2007-12

Class M-6 Certificates

This Supplement modifies certain information contained in the Prospectus Supplement, dated August 13, 2007 (as supplemented by the supplements thereto dated September 11, 2007, the “Prospectus Supplement”) relating to the Asset-Backed Certificates, Series 2007-12.  This Supplement has been prepared in connection with the sale by CWABS, Inc. to Countrywide Securities Corporation of $1,200,000 Original Certificate Principal Balance of the Class M-6 Certificates, and the distribution of those Class M-6 Certificates by Countrywide Securities Corporation to the public in negotiated transactions at varying prices to be determined at the time of sale.  The proceeds to the depositor from the sale of those Class M-6 Certificates are expected to be approximately $1,010,250, plus accrued interest, before deducting expenses.

This Supplement modifies the information contained in the following sections of the Prospectus Supplement:

•	the “Summary—ERISA Considerations” section on page S-14 of the Prospectus Supplement and the “ERISA Considerations” section beginning on page S-122 of the Prospectus Supplement;

•	the “Risk Factors” section beginning on page S-16 of the Prospectus Supplement;

•	the “Servicing of Mortgage Loans—Countrywide Home Loans” section beginning on page S-43 of the Prospectus Supplement;

•	the “Static Pool Data” section on page S-48 of the Prospectus Supplement;

•	the “The Swap Counterparty” section on page S-79 of the Prospectus Supplement;

•	the “Method of Distribution” section on page S-124 of the Prospectus Supplement; and

•	Annex A of the Prospectus Supplement, which contained information regarding the mortgage loans as of the cut-off date.

In addition, the Certificateholder Monthly Distribution Summaries for the distribution dates occurring in September 2007 through November 2007 are attached hereto as Annex B and provide information regarding the distributions made to the certificates on the distribution dates occurring in September 2007 through November 2007, updated information regarding the mortgage loans and certain other information.

Countrywide Securities Corporation

The date of this Supplement is December 20, 2007

Summary – ERISA Considerations; ERISA Considerations

For the purposes of the sections captioned “Summary—ERISA Considerations” and “ERISA Considerations” in the Prospectus Supplement, because the Class M-6 Certificates referenced above are being purchased by Countrywide Securities Corporation, those Class M-6 Certificates may be purchased by Plans or persons using Plan assets, so long as the conditions described in the section captioned “ERISA Considerations” with respect to the Class A Certificates are met.

Risk Factors

The section of the Prospectus Supplement titled “Risk Factors” beginning on page S-16 of the Prospectus Supplement is updated by replacing the last two risk factors at the end of that section with the following:

Mortgage Loans With Larger Principal Balances May Have A Disproportionate Effect On Your Certificates

The tables in Annex A entitled “Mortgage Loan Principal Balances” specify the percentage of the mortgage loans in each loan group, by aggregate stated principal balance of the mortgage loans in that loan group as of the cut-off date, that have principal balances in each of the ranges specified in those tables.  The prepayment, delinquency, default and loss experience of mortgage loans with large principal balances may have a greater effect on the performance of the certificates than other mortgage loans.  Significant realized losses on one or more mortgage loans with large principal balances will result in a substantial reduction in (or elimination of) the amount of overcollateralization and/or a substantial reduction or total write-down of the class certificate balance of one or more classes of subordinated certificates.

Withdrawal Or Downgrading Of Initial Ratings Is Likely To Affect The Values Of The Certificates

The rating by each of the rating agencies of the certificates is not a recommendation to purchase, hold or sell the certificates since that rating does not address the market price or suitability for a particular investor.  The rating agencies may reduce or withdraw the ratings on the certificates at any time they deem appropriate, and they have done so recently with respect to large numbers of prior securitizations, including those of the sponsor.  In general, the ratings address credit risk and do not address the likelihood of prepayments.

The ratings on the certificates will depend primarily on an assessment by the rating agencies of the mortgage loans.  A reduction or withdrawal of the ratings assigned to the certificates is likely to reduce the market value of the certificates and may affect your ability to sell them.

Recent Developments In The Residential Mortgage Market And The Economy May Adversely Affect The Performance And Market Value Of Your Securities

Recently, the residential mortgage market in the United States has experienced a variety of difficulties and worsening economic conditions that may adversely affect the performance and market value of your securities.  Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months and may continue to increase.  These increases in delinquencies and losses have generally been more severe with respect to subprime mortgage loans and second-lien mortgage loans.  In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation, and housing values

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are expected to remain stagnant or decrease during the near term.  A continued decline or an extended flattening of housing values may result in additional increases in delinquencies and losses on residential mortgage loans generally.  The loan-to-value ratio information provided in this prospectus supplement with respect to each mortgage loan is based on the value assigned to the related mortgaged property during the origination of that mortgage loan, and any decline in the value of that mortgaged property after the origination of the mortgage loan will result in a higher loan-to-value ratio with respect to that mortgage loan.

Another factor that may result in higher delinquency rates and losses in the future is the increase in monthly payments on adjustable rate mortgage loans.  Borrowers with adjustable rate mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin.  This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates.  A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that inhibit refinancing.  Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans.  These events, alone or in combination, may contribute to higher delinquency rates and losses.

Investors should note that delinquencies and losses generally have been increasing with respect to securitizations sponsored by Countrywide Home Loans, Inc. and may continue to increase as a result of the weakening housing market and the seasoning of the securitized pools.  These increases in delinquencies and losses (as adjusted for age) are most pronounced for recent vintages and are especially pronounced for those securitized pools that include loans with higher risk characteristics, including reduced documentation, higher loan-to-value ratios or lower credit scores.  See “Static Pool Data” in this prospectus supplement and the Internet website referenced in that section for delinquency and loss information regarding certain prior securitized pools of Countrywide Home Loans, Inc.

In addition, numerous residential mortgage loan originators have recently experienced serious financial difficulties and, in some cases, bankruptcy.  These difficulties may affect the market value of your securities.

Mortgage lenders, including Countrywide Home Loans, Inc., recently have adjusted their loan programs and underwriting standards, which has reduced the availability of mortgage credit to prospective borrowers.  These developments have contributed,

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and may continue to contribute, to a weakening in the housing market as these adjustments have, among other things, inhibited refinancing and reduced the number of potential homebuyers.  The continued use or further adjustment of these loan program and underwriting standards may contribute to additional increases in delinquencies and losses on residential mortgage loans generally.  The tighter underwriting guidelines for residential mortgage loans, together with lower levels of home sales and reduced refinance activity, also may have contributed to a reduction in the prepayment rate for mortgage loans generally and this may continue.  See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement for a discussion as to how slower prepayment rates could affect the yield on your certificates.

Numerous laws, regulations and rules related to the servicing of mortgage loans, including foreclosure actions, have been proposed recently by federal, state and local governmental authorities.  If enacted, these laws, regulations and rules may result in delays in the foreclosure process, reduced payments by borrowers or increased reimbursable servicing expenses, which are likely to result in delays and reductions in the distributions to be made to certificateholders.  Certificateholders will bear the risk that these future regulatory developments will result in losses on their certificates, whether due to delayed or reduced distributions or reduced market value.

Lack Of Liquidity In The Secondary Market May Adversely Affect The Market Value Of Your Securities

The secondary mortgage markets are currently experiencing unprecedented disruptions resulting from reduced investor demand for mortgage loans and mortgage-backed securities and increased investor yield requirements for those loans and securities.  As a result, the secondary market for mortgage-backed securities is experiencing extremely limited liquidity.  These conditions may continue or worsen in the future.

Limited liquidity in the secondary market for mortgage-backed securities has had a severe adverse effect on the market value of mortgage-backed securities, especially those that are backed by subprime or second-lien mortgage loans.  Limited liquidity in the secondary market may continue to have a severe adverse effect on the market value of mortgage-backed securities, especially those that are backed by subprime or second-lien mortgage loans, those securities that are more sensitive to prepayment, credit or interest rate risk and those securities that have been structured to meet the investment requirements of limited categories of investors.  See “Risk Factors—Secondary Market For The Securities May Not Exist” in the prospectus.

If only a portion of the certificates have been sold to the public, the market for the certificates could be illiquid because of the small amount of certificates held by the public.  In addition, the market overhang created by the existence of certificates that the market is aware may be sold to the public in the near future could adversely affect your ability to sell, and/or the price you receive for, your certificates.

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Servicing of Mortgage Loans – Countrywide Home Loans

The section of the Prospectus Supplement titled “Servicing of Mortgage Loans—Countrywide Home Loans” beginning on page S-43 of the Prospectus Supplement is updated by replacing the last two paragraphs and table in that section with the following:

On October 26, 2007, Standard & Poor’s Ratings Services changed its counterparty credit rating on Countrywide Home Loans from “A/A-1” to “BBB+/A-2”, and this rating remained on CreditWatch with negative implications.  On August 16, 2007, Moody’s Investors Service changed its senior debt rating assigned to Countrywide Home Loans from “A3” to “Baa3” and its short-term debt rating assigned to Countrywide Home Loans from “Prime-2” to “Prime-3”, and on November 19, 2007, Moody’s Investors Service confirmed its ratings and placed its ratings on negative outlook.  On August 16, 2007, Fitch Ratings changed its long-term issuer default rating assigned to Countrywide Home Loans from “A” to “BBB+” and its short-term issuer default rating assigned to Countrywide Home Loans from “F1” to “F2”, and on November 6, 2007, Fitch Ratings affirmed its ratings, removed its ratings from “Rating Watch Evolving” status and assigned a “Rating Outlook Negative” to its ratings.

Except as otherwise indicated, reference in the remainder of this prospectus supplement to “Countrywide Home Loans” should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing.  Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005, December 31, 2006 and September 30, 2007, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion, $1,298.394 billion and $1,459.136 billion, respectively, substantially all of which were being serviced for unaffiliated persons.  As of December 31, 2006 and September 30, 2007, Countrywide Home Loans provided servicing for credit-blemished mortgage loans (excluding mortgage loans being subserviced by Countrywide Home Loans) with an aggregate principal balance of approximately $124.537 billion and $131.225 billion, respectively.

Mortgage Loan Production

The following table sets forth, by number and dollar amount of mortgage loans, the residential mortgage loan production of Countrywide Financial and its subsidiaries for the periods indicated.

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	Consolidated Mortgage Loan Production

						Nine Months
			Years Ended			Ended
			December 31,			September 30,
	2002	2003	2004	2005	2006	2007
	(Dollars in millions, except average loan amount)
Conventional Conforming Loans Number of Loans	993,538	1,509,925	826,914	776,479	723,933	775,307
Volume of Loans	$149,072	$234,526	$134,762	$159,561	$149,095	$155,120
Percent of Total Dollar Volume	59.2%	53.9%	37.1%	32.2%	32.2%	45.7%
Conventional Non-conforming Loans Number of Loans	283,536	562,389	529,192	866,476	730,511	387,900
Volume of Loans	$62,665	$138,006	$144,663	$235,614	$211,841	$122,460
Percent of Total Dollar Volume	24.9%	31.7%	39.9%	47.6%	45.8%	36.0%
FHA/VA Loans Number of Loans	157,626	196,063	105,562	80,555	89,753	96,154
Volume of Loans	$19,093	$24,402	$13,247	$10,714	$13,093	$15,375
Percent of Total Dollar Volume	7.6%	5.6%	3.6%	2.2%	2.8%	4.5%
Prime Home Equity Loans Number of Loans	316,049	453,817	587,046	728,252	716,353	458,727
Volume of Loans	$11,650	$18,103	$30,893	$44,850	$47,876	$29,875
Percent of Total Dollar Volume	4.6%	4.2%	8.5%	9.1%	10.4%	8.8%
Nonprime Mortgage Loans Number of Loans	63,195	124,205	250,030	278,112	245,881	90,528
Volume of Loans	$9,421	$19,827	$39,441	$44,637	$40,596	$16,928
Percent of Total Dollar Volume	3.7%	4.6%	10.9%	9.0%	8.8%	5.0%
Total Loans Number of Loans	1,813,944	2,846,399	2,298,744	2,729,874	2,506,431	1,808,616
Volume of Loans	$251,901	$434,864	$363,006	$495,376	$462,501	$339,758
Average Loan Amount	$139,000	$153,000	$158,000	$181,000	$185,000	$188,000
Non-Purchase Transactions(1)	66%	72%	51%	53%	55%	58%
Adjustable-Rate Loans(1)	14%	21%	52%	53%	46%	29%

_________
(1)	Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

For purposes of the table set forth above, the following terms have the following meanings:

Conventional Conforming Loans: prime credit quality, conventional, first-lien mortgage loans that qualify for inclusion in guaranteed mortgage securities backed by Fannie Mae or Freddie Mac.

Conventional Non-conforming Loans: prime credit quality, conventional, first-lien mortgage loans that do not qualify for inclusion in guaranteed mortgage securities backed by Fannie Mae or Freddie Mac.

FHA/VA Loans: loans that are insured or guaranteed by the Federal Housing Administration (“FHA”) or the Department of Veterans’ Affairs (“VA”).

Prime Home Equity Loans: prime credit quality second-lien mortgage loans, including home equity lines of credit.

Nonprime Mortgage Loans: first- and second-lien mortgage loans made to individuals with credit-blemished profiles.

Static Pool Data

The section of the Prospectus Supplement titled “Static Pool Data” on page S-48 of the Prospectus Supplement is updated by replacing the paragraphs in that section with the following:

Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at http://www.countrywidedealsdata.com?CWDD=02200712.  This static pool data is not deemed part of the prospectus or the registration statement of which the prospectus is a part to the extent that the static pool data relates to:

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•	prior securitized pools of Countrywide Home Loans that do not include the Mortgage Loans and that were established before January 1, 2006; or

•	in the case of information regarding the Mortgage Loans, information about the Mortgage Loans for periods before January 1, 2006.

Delinquency data available at the foregoing web address has been calculated according to the OTS Method.

The Swap Counterparty

The section of the Prospectus Supplement titled “The Swap Counterparty” on page S-79 of the Prospectus Supplement is updated by replacing that section with the following:

Lehman Brothers Holdings Inc. ("LBHI"), was incorporated in December 29, 1983 and its principal executive offices are located at 745 Seventh Avenue, New York, New York, 10019 , telephone 212-526-7000. LBHI together with its consolidated subsidiaries ("Lehman Brothers"), is an innovator in global finance, serves the financial needs of corporations, governments and municipalities, institutional clients and high-net-worth individuals worldwide. Lehman Brothers provides a full array of equity and fixed income sales, trading and research, investment banking services and investment management and advisory services. Its worldwide headquarters in New York and regional headquarters in London and Tokyo are complemented by offices in additional locations in North America, Europe, the Middle East, Latin America and the Asia Pacific region.

Lehman Brothers, through predecessor entities, was founded in 1850. LBHI is currently rated A+ by S&P, A1 by Moody’s and AA- by Fitch for long-term senior debt and A-1 by S&P, P-1 by Moody's and F-1+ by Fitch for short-term senior debt.

Lehman Brothers Special Financing Inc. (“LBSF”), a Delaware corporation and a wholly-owned subsidiary of Lehman Brothers Inc., which is a wholly-owned subsidiary of LBHI, is Lehman Brothers’ principal dealer in a broad range of OTC derivative products including interest rate, currency, credit and mortgage derivatives.  LBSF benefits from a full guarantee by LBHI.

Method of Distribution

           For the purposes of the section captioned “Method of Distribution” in the Prospectus Supplement, the Class M-6 Certificates referred to above are being purchased by Countrywide Securities Corporation pursuant to a separate underwriting agreement between the Depositor and Countrywide Securities Corporation; accordingly, the information presented in the section captioned “Method of Distribution” with respect to the “Underwritten Certificates” shall apply with respect to those Class M-6 Certificates.

Annex A

Annex A of the Prospectus Supplement is replaced with the Annex A attached to this Supplement.

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ANNEX A

[Collateral Tables]

ANNEX A

THE MORTGAGE POOL

The following information sets forth in tabular format certain information, as of November 1, 2007, about the Mortgage Loans included in the Mortgage Pool in respect of Loan Group 1, Loan Group 2 and the Mortgage Pool as a whole.  Other than with respect to rates of interest, percentages are approximate.  In addition, the percentages in the column entitled “Percent of Aggregate Principal Balance Outstanding” are stated by that portion of the November 1, 2007 Pool Principal Balance representing Loan Group 1, Loan Group 2 or the Mortgage Pool as a whole.  The sum of the columns below may not equal the total indicated due to rounding.  The Credit Bureau Risk Scores referenced in the following tables with respect to substantially all of the Mortgage Loans were obtained from one or more credit reporting agencies in connection with the origination of those Mortgage Loans.  In addition, each weighted average Credit Bureau Risk Score set forth below has been calculated without regard to any Mortgage Loan for which the Credit Bureau Risk Score is unknown.

GROUP 1 MORTGAGE LOANS

Mortgage Loan Programs for the Group 1 Mortgage Loans
in the Mortgage Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
30-Year 6-month LIBOR	13	2,929,337	0.42	225,334	8.112	356.73	540	79.9
2/28 6-month LIBOR	152	29,606,177	4.20	194,777	8.038	353.77	610	78.6
2/28 6-month LIBOR – 120-month Interest Only	3	748,693	0.11	249,564	6.313	353.00	711	84.2
2/28 6-month LIBOR – 60-month Interest Only	79	20,765,359	2.95	262,853	7.654	354.59	672	82.3
2/28 6-month LIBOR – 40/30-Year Balloon	88	21,449,812	3.05	243,748	7.852	353.87	626	80.2
2/28 6-month LIBOR – 50/30-Year Balloon	49	12,292,176	1.75	250,861	7.998	353.07	636	77.9
3/27 6-month LIBOR	228	43,070,186	6.12	188,904	8.796	356.06	595	77.1
3/37 6-month LIBOR	70	14,779,764	2.10	211,139	8.731	476.85	577	79.3
3/27 6-month LIBOR – 60-month Interest Only	18	5,105,044	0.73	283,614	7.363	354.55	681	78.2
3/27 6-month LIBOR – 40/30-Year Balloon	74	17,675,880	2.51	238,863	7.925	355.19	616	77.2
3/27 6-month LIBOR – 45/30-Year Balloon	3	614,966	0.09	204,989	7.966	353.18	616	86.3
3/27 6-month LIBOR – 50/30-Year Balloon	53	14,275,502	2.03	269,349	7.835	353.66	630	75.7
5/25 6-month LIBOR	845	134,540,060	19.11	159,219	9.265	356.65	583	78.3
5/35 6-month LIBOR	588	125,523,445	17.83	213,475	8.673	476.61	577	76.1
5/25 6-month LIBOR – 120-month Interest Only	12	3,341,350	0.47	278,446	8.191	356.45	649	85.5
5/25 6-month LIBOR – 60-month Interest Only	4	1,547,000	0.22	386,750	7.336	354.34	691	79.8
5/25 6-month LIBOR – 40/30-Year Balloon	19	4,345,311	0.62	228,701	7.535	355.27	585	71.0
5/25 6-month LIBOR – 50/30-Year Balloon	2	582,092	0.08	291,046	6.301	353.58	718	62.3
10-Year Fixed	4	301,637	0.04	75,409	8.106	115.95	636	70.1
15-Year Fixed	62	6,013,944	0.85	96,999	8.663	174.58	598	68.5
15-Year Fixed – Credit Comeback	2	215,949	0.03	107,975	8.604	177.00	559	72.7
20-Year Fixed	31	3,572,988	0.51	115,258	8.300	234.68	626	71.5
20-Year Fixed – Credit Comeback	1	147,220	0.02	147,220	8.875	237.00	559	80.0
25-Year Fixed	4	445,571	0.06	111,393	9.869	295.88	599	88.3
30-Year Fixed	1135	171,796,331	24.40	151,362	8.730	354.78	602	76.1
30-Year Fixed – Credit Comeback	50	7,164,319	1.02	143,286	9.331	355.98	582	75.6
40-Year Fixed	161	29,919,190	4.25	185,833	8.537	476.11	581	76.2

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
40-Year Fixed – Credit Comeback	14	2,562,463	0.36	183,033	8.828	476.30	589	78.5
30-Year Fixed – 120-month Interest Only	8	2,204,095	0.31	275,512	7.330	354.01	713	74.6
30-Year Fixed – 60-month Interest Only	17	4,261,812	0.61	250,695	7.642	355.76	656	78.2
30/15-Year Fixed Balloon	1	269,220	0.04	269,220	8.800	175.00	539	58.7
40/30-Year Fixed Balloon	83	16,428,616	2.33	197,935	8.311	354.61	616	75.9
50/30-Year Fixed Balloon	27	5,642,173	0.80	208,969	7.997	353.82	641	73.4
Total	3,900	704,137,682	100.00

Original Terms to Stated Maturity for the Group 1 Mortgage Loans
in the Mortgage Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
ARM 360	1,642	312,888,945	44.44	190,554	8.588	355.52	605	78.4
ARM 480	658	140,303,209	19.93	213,227	8.679	476.64	577	76.4
Fixed 120	4	301,637	0.04	75,409	8.106	115.95	636	70.1
Fixed 180	65	6,499,113	0.92	99,986	8.667	174.68	594	68.2
Fixed 240	32	3,720,208	0.53	116,257	8.323	234.77	623	71.9
Fixed 300	4	445,571	0.06	111,393	9.869	295.88	599	88.3
Fixed 360	1,320	207,497,346	29.47	157,195	8.660	354.79	606	76.0
Fixed 480	175	32,481,653	4.61	185,609	8.560	476.12	582	76.4
Total	3,900	704,137,682	100.00

Mortgage Loan Principal Balances for the Group 1 Mortgage Loans
in the Mortgage Pool

Range of Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0.01 – 25,000.00	2	41,168	0.01	20,584	12.029	357.51	554	68.9
25,000.01 – 50,000.00	59	2,765,260	0.39	46,869	10.728	338.35	591	60.2
50,000.01 – 75,000.00	266	17,161,145	2.44	64,516	10.105	343.68	593	70.5
75,000.01 – 100,000.00	434	38,383,264	5.45	88,441	9.364	357.76	590	74.7
100,000.01 – 150,000.00	972	121,925,856	17.32	125,438	8.965	375.14	591	76.9
150,000.01 – 200,000.00	798	140,284,180	19.92	175,795	8.702	385.24	592	76.0
200,000.01 – 250,000.00	548	122,769,145	17.44	224,031	8.457	384.60	599	77.7
250,000.01 – 300,000.00	364	99,933,678	14.19	274,543	8.339	389.56	606	78.9
300,000.01 – 350,000.00	254	82,353,290	11.70	324,226	8.317	395.96	603	78.5
350,000.01 – 400,000.00	154	57,219,067	8.13	371,552	8.187	385.12	615	78.1
400,000.01 – 450,000.00	40	16,478,095	2.34	411,952	8.001	391.23	599	75.5
450,000.01 – 500,000.00	3	1,392,643	0.20	464,214	8.228	395.50	662	81.6
500,000.01 – 550,000.00	2	1,026,583	0.15	513,292	7.711	353.51	689	72.8
550,000.01 – 600,000.00	2	1,158,756	0.16	579,378	10.025	357.00	585	82.5
600,000.01 – 650,000.00	2	1,245,552	0.18	622,776	7.428	354.99	660	85.0
Total	3,900	704,137,682	100.00

State Distribution of the Mortgaged Properties for the Group 1 Mortgage Loans
in the Mortgage Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Alabama	43	4,842,305	0.69	112,612	8.921	369.49	603	80.6
Alaska	11	2,499,171	0.35	227,197	8.597	385.98	595	76.8
Arizona	152	28,851,491	4.10	189,812	8.528	398.05	600	78.7
Arkansas	22	2,545,449	0.36	115,702	9.236	362.49	603	83.1
California	437	115,144,136	16.35	263,488	7.888	400.49	600	71.1
Colorado	35	7,353,510	1.04	210,100	8.573	389.02	607	84.8
Connecticut	55	11,441,655	1.62	208,030	8.268	398.15	606	76.4
Delaware	13	2,878,024	0.41	221,386	7.755	380.55	624	77.9
District of Columbia	7	1,804,774	0.26	257,825	7.989	452.19	569	76.4
Florida	444	79,733,106	11.32	179,579	8.720	392.01	591	75.3
Georgia	146	21,001,494	2.98	143,846	9.247	374.15	607	83.6
Hawaii	10	3,569,602	0.51	356,960	8.890	369.85	605	78.6
Idaho	35	6,098,450	0.87	174,241	9.095	395.74	590	81.4
Illinois	174	31,396,741	4.46	180,441	8.655	371.79	610	79.6
Indiana	37	3,531,270	0.50	95,440	9.849	359.74	605	82.9
Iowa	19	2,191,653	0.31	115,350	9.871	381.65	611	85.1
Kansas	23	2,786,908	0.40	121,170	9.772	362.56	601	84.4
Kentucky	33	3,612,206	0.51	109,461	9.174	371.78	593	80.2
Louisiana	34	4,443,640	0.63	130,695	9.231	366.60	601	83.3
Maine	15	2,185,254	0.31	145,684	8.545	355.38	614	73.0
Maryland	184	40,026,879	5.68	217,537	8.535	383.06	597	77.2
Massachusetts	61	14,267,931	2.03	233,901	8.482	377.16	590	74.1
Michigan	62	6,481,346	0.92	104,538	10.459	370.95	590	82.5
Minnesota	29	5,664,669	0.80	195,333	8.505	379.51	621	85.2
Mississippi	35	4,033,818	0.57	115,252	9.658	363.76	586	84.0
Missouri	78	9,834,489	1.40	126,083	9.401	372.27	595	81.2
Montana	16	2,569,793	0.36	160,612	9.097	385.18	595	77.8
Nebraska	2	189,250	0.03	94,625	9.875	356.55	545	72.7
Nevada	47	10,475,081	1.49	222,874	8.641	395.67	590	79.1
New Hampshire	24	4,621,246	0.66	192,552	8.890	372.86	576	78.0
New Jersey	129	28,446,345	4.04	220,514	8.808	388.76	590	74.4
New Mexico	48	7,721,519	1.10	160,865	9.385	383.95	599	81.3
New York	138	34,996,071	4.97	253,595	8.379	389.96	589	70.7
North Carolina	116	16,998,872	2.41	146,542	9.084	362.06	608	80.8
North Dakota	2	297,725	0.04	148,862	9.762	476.53	666	90.0
Ohio	56	7,036,724	1.00	125,656	9.286	371.28	609	82.0
Oklahoma	29	3,113,017	0.44	107,345	9.292	360.35	610	85.1
Oregon	58	11,820,826	1.68	203,807	8.056	394.63	622	80.9
Pennsylvania	145	21,627,164	3.07	149,153	8.956	369.99	591	78.3
Rhode Island	14	3,188,815	0.45	227,772	8.419	361.39	632	77.3
South Carolina	32	4,685,740	0.67	146,429	8.826	365.15	605	79.9
South Dakota	1	99,819	0.01	99,819	8.550	357.00	612	54.6
Tennessee	68	9,201,423	1.31	135,315	9.088	349.57	602	83.3
Texas	414	47,763,676	6.78	115,371	9.068	342.95	593	77.1
Utah	73	14,668,266	2.08	200,935	8.801	383.82	605	81.9
Vermont	6	1,115,283	0.16	185,880	8.101	376.74	565	67.2
Virginia	135	24,012,410	3.41	177,870	8.509	378.81	599	80.7
Washington	100	23,724,994	3.37	237,250	8.116	385.66	613	80.7
West Virginia	21	2,696,222	0.38	128,392	8.843	377.92	584	75.7
Wisconsin	27	4,211,405	0.60	155,978	8.862	383.03	605	77.0
Wyoming	5	636,023	0.09	127,205	10.114	423.65	554	81.5
Total	3,900	704,137,682	100.00

Loan-to-Value Ratios for the Group 1 Mortgage Loans
in the Mortgage Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
50.00 or Less	253	36,289,714	5.15	143,438	8.155	386.05	579	41.0
50.01 – 55.00	107	17,060,860	2.42	159,447	8.037	373.86	569	53.1
55.01 – 60.00	148	27,611,702	3.92	186,566	8.047	381.85	581	58.0
60.01 – 65.00	253	44,974,732	6.39	177,766	8.196	386.34	579	63.3
65.01 – 70.00	291	52,239,649	7.42	179,518	8.412	384.50	580	68.3
70.01 – 75.00	505	91,799,727	13.04	181,782	8.589	387.26	579	74.1
75.01 – 80.00	901	159,891,020	22.71	177,460	8.583	374.61	600	79.4
80.01 – 85.00	448	85,840,247	12.19	191,608	8.876	384.72	600	84.4
85.01 – 90.00	738	142,207,630	20.20	192,693	8.918	384.17	622	89.6
90.01 – 95.00	241	43,288,701	6.15	179,621	9.095	389.24	630	94.5
95.01 – 100.00	15	2,933,699	0.42	195,580	8.846	349.67	687	99.6
Total	3,900	704,137,682	100.00

Combined Loan-to-Value Ratios(1) for the Group 1 Mortgage Loans
in the Mortgage Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
50.00 or Less	250	35,981,840	5.11	143,927	8.145	386.31	579	41.0
50.01 – 55.00	107	17,060,860	2.42	159,447	8.037	373.86	569	53.1
55.01 – 60.00	149	27,672,192	3.93	185,719	8.073	381.15	581	57.8
60.01 – 65.00	249	43,947,548	6.24	176,496	8.204	387.50	578	63.3
65.01 – 70.00	289	51,975,193	7.38	179,845	8.405	384.64	580	68.3
70.01 – 75.00	499	90,474,494	12.85	181,312	8.605	387.71	578	74.0
75.01 – 80.00	847	146,196,660	20.76	172,605	8.678	376.19	593	79.3
80.01 – 85.00	453	87,255,847	12.39	192,618	8.876	383.76	600	84.2
85.01 – 90.00	743	143,535,890	20.38	193,184	8.914	384.42	622	89.5
90.01 – 95.00	255	46,686,059	6.63	183,083	8.960	387.59	632	93.3
95.01 – 100.00	59	13,351,099	1.90	226,290	7.744	351.34	683	84.6
Total	3,900	704,137,682	100.00
____________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties.  See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Group 1 Mortgage Loans
in the Mortgage Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
5.001 – 5.500	4	645,820	0.09	161,455	5.480	375.73	633	68.9
5.501 – 6.000	18	5,041,347	0.72	280,075	5.960	413.83	632	65.4
6.001 – 6.500	72	19,205,368	2.73	266,741	6.337	384.24	646	68.8
6.501 – 7.000	210	49,335,735	7.01	234,932	6.840	383.04	626	71.6
7.001 – 7.500	286	63,025,263	8.95	220,368	7.335	375.35	620	75.2
7.501 – 8.000	631	129,902,263	18.45	205,867	7.844	376.19	607	75.1
8.001 – 8.500	546	99,483,503	14.13	182,204	8.321	384.20	599	76.8
8.501 – 9.000	639	109,407,929	15.54	171,217	8.794	386.29	594	78.5
9.001 – 9.500	386	65,721,919	9.33	170,264	9.313	389.54	587	79.7
9.501 – 10.000	395	62,479,408	8.87	158,176	9.803	380.72	582	79.9
10.001 – 10.500	248	39,913,871	5.67	160,943	10.284	387.44	572	81.2
10.501 – 11.000	191	27,579,878	3.92	144,397	10.786	384.52	568	80.7
11.001 – 11.500	121	16,366,799	2.32	135,263	11.284	380.17	570	80.0
11.501 – 12.000	111	12,315,304	1.75	110,949	11.805	383.39	580	82.2
12.001 – 12.500	22	2,203,891	0.31	100,177	12.287	370.42	577	78.8
12.501 – 13.000	8	738,556	0.10	92,320	12.706	356.49	609	81.0
13.001 – 13.500	5	327,127	0.05	65,425	13.282	356.38	610	86.9
13.501 – 14.000	3	263,316	0.04	87,772	13.825	356.38	647	82.6
Greater than 14.000	4	180,383	0.03	45,096	16.058	356.74	616	81.0
Total	3,900	704,137,682	100.00

Types of Mortgaged Properties for the Group 1 Mortgage Loans
in the Mortgage Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Single Family Residence	3,212	562,989,716	79.95	175,277	8.662	382.70	598	77.1
Planned Unit Development	436	88,890,791	12.62	203,878	8.482	382.04	601	79.7
Low-Rise Condominium	148	27,941,990	3.97	188,797	8.691	391.43	601	76.8
Two Family Home	68	15,879,152	2.26	233,517	8.286	371.72	607	65.6
Three Family Home	16	3,972,362	0.56	248,273	8.082	380.00	641	69.3
Four Family Home	8	2,459,550	0.35	307,444	7.918	354.70	624	70.9
Townhouse	7	1,100,117	0.16	157,160	8.423	355.10	611	76.7
High-Rise Condominium	5	904,004	0.13	180,801	9.026	379.45	595	65.0
Total	3,900	704,137,682	100.00

Loan Purposes for the Group 1 Mortgage Loans
in the Mortgage Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Refinance – Cash Out	3,431	628,364,324	89.24	183,143	8.625	384.38	597	76.5
Refinance – Rate/Term	395	66,866,994	9.50	169,284	8.422	368.00	612	82.0
Purchase	74	8,906,364	1.26	120,356	10.244	363.14	650	83.7
Total	3,900	704,137,682	100.00

Occupancy Types for the Group 1 Mortgage Loans
in the Mortgage Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Owner Occupied	3,702	677,984,103	96.29	183,140	8.580	382.91	597	77.1
Investment Property	176	22,855,109	3.25	129,859	9.795	375.05	642	77.4
Second Home	22	3,298,471	0.47	149,930	9.971	361.73	612	79.1
Total	3,900	704,137,682	100.00
____________
(1)	Based on representations by the borrowers at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Group 1 Mortgage Loans
in the Mortgage Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1 – 120	5	359,616	0.05	71,923	8.249	108.86	643	69.6
121 – 180	66	6,538,949	0.93	99,075	8.672	174.69	594	68.2
181 – 300	38	4,475,350	0.64	117,772	8.355	241.58	630	72.8
301 – 360	2,958	519,978,905	73.85	175,787	8.618	355.34	605	77.4
Greater than 360	833	172,784,862	24.54	207,425	8.657	476.54	578	76.4
Total	3,900	704,137,682	100.00

Loan Documentation Types for the Group 1 Mortgage Loans
in the Mortgage Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Full Documentation	2,903	500,413,585	71.07	172,378	8.476	382.61	593	78.3
Stated Income	943	194,364,829	27.60	206,113	8.989	383.83	612	74.2
Stated Income/Stated Asset	54	9,359,268	1.33	173,320	9.127	353.12	613	72.9
Total	3,900	704,137,682	100.00

Credit Bureau Risk Scores for the Group 1 Mortgage Loans
in the Mortgage Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
801 – 820	5	882,813	0.13	176,563	7.286	332.19	803	68.4
781 – 800	9	2,051,406	0.29	227,934	6.832	354.20	790	64.2
761 – 780	15	2,758,880	0.39	183,925	6.826	332.34	769	74.5
741 – 760	19	3,898,012	0.55	205,159	7.617	354.14	751	80.6
721 – 740	23	5,059,422	0.72	219,975	7.743	362.42	732	83.9
701 – 720	53	10,753,307	1.53	202,893	7.505	360.35	708	81.2
681 – 700	104	21,452,748	3.05	206,276	7.841	365.23	689	80.0
661 – 680	203	40,512,839	5.75	199,571	7.953	360.67	669	80.8
641 – 660	386	75,192,923	10.68	194,800	8.214	369.12	650	81.0
621 – 640	429	79,924,119	11.35	186,303	8.624	379.18	631	81.5
601 – 620	527	94,168,754	13.37	178,688	8.655	380.71	610	80.5
581 – 600	525	91,863,061	13.05	174,977	8.951	384.37	591	79.4
561 – 580	556	95,590,065	13.58	171,925	8.860	389.76	570	77.2
541 – 560	331	58,473,255	8.30	176,656	8.372	389.29	551	69.0
521 – 540	346	59,619,330	8.47	172,310	8.752	400.01	530	67.3
501 – 520	352	59,224,628	8.41	168,252	9.575	400.22	510	70.6
500 or Less	17	2,712,121	0.39	159,537	9.291	407.83	500	65.8
Total	3,900	704,137,682	100.00

Credit Grade Categories for the Group 1 Mortgage Loans
in the Mortgage Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
A	3,197	580,752,003	82.48	181,655	8.555	380.64	607	78.5
A-	200	37,057,713	5.26	185,289	8.722	385.86	568	74.5
B	275	49,733,058	7.06	180,847	8.959	389.39	560	70.4
C	202	32,686,439	4.64	161,814	9.106	399.93	551	67.3
C-	13	2,058,598	0.29	158,354	10.258	406.36	552	61.0
D	13	1,849,872	0.26	142,298	9.714	401.28	529	57.0
Total	3,900	704,137,682	100.00

Prepayment Penalty Periods for the Group 1 Mortgage Loans
in the Mortgage Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0	1,432	232,997,362	33.09	162,708	8.983	375.52	596	77.3
12	189	45,397,818	6.45	240,200	8.600	393.35	597	73.0
24	1,152	220,710,558	31.34	191,589	8.486	396.12	594	77.8
30	2	320,870	0.05	160,435	8.277	354.00	603	71.1
36	1,125	204,711,074	29.07	181,965	8.377	373.59	607	76.9
Total	3,900	704,137,682	100.00

Months to Next Adjustment Date for the Group 1 Adjustable Rate Mortgage Loans
in the Mortgage Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0 – 6	3	13	2,929,337	0.65	225,334	8.112	356.73	540	79.9
13 – 18	17	245	58,743,081	12.96	239,768	7.776	353.09	635	79.7
19 – 24	20	126	26,119,136	5.76	207,295	8.100	355.68	632	80.3
25 – 31	30	141	32,302,782	7.13	229,098	7.872	353.50	628	75.4
32 – 37	33	305	63,218,560	13.95	207,274	8.669	384.67	595	78.4
38 or Greater	57	1,470	269,879,259	59.55	183,591	8.931	412.40	582	77.2
Total		2,300	453,192,155	100.00

Gross Margins for the Group 1 Adjustable Rate Mortgage Loans
in the Mortgage Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1.001 – 2.000	2	243,492	0.05	121,746	7.691	417.04	567	64.7
2.001 – 3.000	7	1,693,161	0.37	241,880	7.906	382.22	632	76.0
3.001 – 4.000	42	9,563,691	2.11	227,707	6.935	356.84	646	70.3
4.001 – 5.000	175	36,737,294	8.11	209,927	7.733	360.92	620	74.8
5.001 – 6.000	438	91,044,520	20.09	207,864	8.093	376.44	607	76.1
6.001 – 7.000	1,636	313,909,997	69.27	191,877	8.927	402.72	589	78.8
Total	2,300	453,192,155	100.00
____________
(1)	The weighted average Gross Margin for the Group 1 Adjustable Rate Mortgage Loans in the Mortgage Pool as of November 1, 2007 was approximately 6.160%.

Maximum Mortgage Rates for the Group 1 Adjustable Rate Mortgage Loans
in the Mortgage Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
11.001 – 11.500	2	448,913	0.10	224,456	5.495	354.06	672	72.0
11.501 – 12.000	3	863,982	0.19	287,994	5.954	353.00	735	71.0
12.001 – 12.500	27	6,856,869	1.51	253,958	6.355	355.71	678	75.1
12.501 – 13.000	88	22,820,280	5.04	259,321	6.695	367.14	647	74.5
13.001 – 13.500	115	28,620,693	6.32	248,876	7.100	372.43	628	76.5
13.501 – 14.000	245	57,223,002	12.63	233,563	7.584	374.48	610	75.8
14.001 – 14.500	169	35,778,486	7.89	211,707	7.877	388.49	595	76.6
14.501 – 15.000	303	60,851,824	13.43	200,831	8.158	394.95	595	75.7
15.001 – 15.500	247	47,958,154	10.58	194,163	8.421	408.71	592	77.0
15.501 – 16.000	288	54,714,609	12.07	189,981	8.874	410.63	586	79.1
16.001 – 16.500	195	36,577,504	8.07	187,577	9.327	407.82	582	79.4
16.501 – 17.000	209	37,529,958	8.28	179,569	9.797	395.93	578	80.0
17.001 – 17.500	128	23,768,226	5.24	185,689	10.267	405.69	571	80.7
17.501 – 18.000	105	17,142,002	3.78	163,257	10.781	397.06	573	81.3
18.001 – 18.500	70	10,387,525	2.29	148,393	11.275	386.48	576	81.7
18.501 – 19.000	64	7,936,857	1.75	124,013	11.813	396.51	589	84.5
19.001 – 19.500	22	2,203,891	0.49	100,177	12.287	370.42	577	78.8
Greater than 19.500	20	1,509,382	0.33	75,469	13.427	356.48	617	82.5
Total	2,300	453,192,155	100.00
____________
(1)	The weighted average Maximum Mortgage Rate for the Group 1 Adjustable Rate Mortgage Loans in the Mortgage Pool as of November 1, 2007 was approximately 15.307%.

Initial Periodic Rate Caps for the Group 1 Adjustable Rate Mortgage Loans
in the Mortgage Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1.000	16	3,314,462	0.73	207,154	8.199	356.68	549	78.9
1.500	1,286	238,218,372	52.56	185,240	8.919	412.12	584	78.1
2.000	61	14,379,314	3.17	235,726	7.876	352.00	640	81.7
3.000	936	197,072,941	43.49	210,548	8.311	373.58	609	77.1
6.000	1	207,065	0.05	207,065	8.990	352.00	742	80.0
Total	2,300	453,192,155	100.00
____________
(1)	The weighted average Initial Periodic Rate Cap for the Group 1 Adjustable Rate Mortgage Loans in the Mortgage Pool as of November 1, 2007 was approximately 2.167%.

Subsequent Periodic Rate Caps for the Group 1 Adjustable Rate Mortgage Loans
in the Mortgage Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1.000	651	146,460,483	32.32	224,978	7.861	356.25	624	77.4
1.500	1641	305,015,241	67.30	185,872	8.972	410.90	584	78.0
2.000	8	1,716,431	0.38	214,554	9.823	351.94	583	74.4
Total	2,300	453,192,155	100.00
____________
(1)	The weighted average Subsequent Periodic Rate Cap for the Group 1 Adjustable Rate Mortgage Loans in the Mortgage Pool as of November 1, 2007 was approximately 1.340%.

Minimum Mortgage Rates for the Group 1 Adjustable Rate Mortgage Loans
in the Mortgage Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
3.001 – 4.000	1	238,563	0.05	238,563	5.500	355.00	590	64.9
4.001 – 5.000	11	2,783,805	0.61	253,073	6.601	353.66	661	76.5
5.001 – 6.000	69	16,226,043	3.58	235,160	7.268	373.48	637	75.6
6.001 – 7.000	238	54,006,430	11.92	226,918	7.049	384.51	623	74.7
7.001 – 8.000	499	112,837,984	24.90	226,128	7.694	386.53	604	75.8
8.001 – 9.000	630	122,161,270	26.96	193,907	8.572	401.62	592	78.0
9.001 – 10.000	441	81,808,883	18.05	185,508	9.561	397.39	582	79.8
Greater than 10.000	411	63,129,177	13.93	153,599	10.913	396.48	576	81.4
Total	2,300	453,192,155	100.00
____________
(1)	The weighted average Minimum Mortgage Rate for the Group 1 Adjustable Rate Mortgage Loans in the Mortgage Pool as of November 1, 2007 was approximately 8.504%.

Next Adjustment Dates for the Group 1 Adjustable Rate Mortgage Loans
in the Mortgage Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
January 2008	2	785,521	0.17	392,761	8.526	356.00	570	90.0
February 2008	11	2,143,816	0.47	194,892	7.961	357.00	528	76.3
January 2009	3	743,349	0.16	247,783	7.705	350.00	639	79.8
February 2009	15	3,418,579	0.75	227,905	7.946	351.00	622	78.8
March 2009	36	8,129,858	1.79	225,829	8.454	352.11	614	79.3
April 2009	115	28,606,923	6.31	248,756	7.522	353.13	639	79.7
May 2009	76	17,844,372	3.94	234,794	7.843	354.00	639	79.9
June 2009	71	13,410,091	2.96	188,875	8.057	355.00	620	78.1
July 2009	35	7,732,734	1.71	220,935	7.818	356.00	638	82.3
August 2009	20	4,976,311	1.10	248,816	8.656	357.00	655	83.1
January 2010	1	152,801	0.03	152,801	7.999	350.00	576	90.0
February 2010	7	1,714,900	0.38	244,986	7.916	351.00	632	86.4
March 2010	23	6,152,818	1.36	267,514	7.918	352.00	640	79.7
April 2010	34	8,462,764	1.87	248,905	7.835	353.07	622	72.6
May 2010	26	5,995,533	1.32	230,597	7.737	354.00	633	73.5
June 2010	50	9,823,965	2.17	196,479	7.947	355.00	621	74.3
July 2010	117	25,614,765	5.65	218,930	8.064	370.70	613	79.0
August 2010	181	36,210,959	7.99	200,061	9.088	392.72	583	78.2
September 2010	7	1,392,835	0.31	198,976	8.885	432.39	586	72.2
November 2011	1	110,038	0.02	110,038	9.650	348.00	593	90.0
January 2012	3	383,589	0.08	127,863	9.452	350.00	638	91.7
February 2012	2	363,260	0.08	181,630	7.701	351.00	621	91.7
March 2012	5	1,704,587	0.38	340,917	7.016	352.56	699	81.4
April 2012	6	1,611,659	0.36	268,610	6.925	367.52	669	75.3
May 2012	5	1,270,472	0.28	254,094	8.140	354.00	616	76.7
June 2012	16	3,049,335	0.67	190,583	8.630	408.43	586	70.9
July 2012	474	88,689,602	19.57	187,109	8.499	420.17	594	77.8
August 2012	924	166,922,256	36.83	180,652	9.177	410.60	573	76.8
September 2012	34	5,774,462	1.27	169,837	9.952	399.50	600	79.4
Total	2,300	453,192,155	100.00
____________
(1)	The weighted average Next Adjustment Date for the Group 1 Adjustable Rate Mortgage Loans in the Mortgage Pool as of November 1, 2007 is June 2011.

Interest Only Periods for the Group 1 Mortgage Loans
in the Mortgage Pool

Interest Only Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0	3,759	666,164,328	94.61	177,218	8.684	384.14	594	76.8
60	118	31,679,215	4.50	268,468	7.590	354.73	672	81.0
120	23	6,294,138	0.89	273,658	7.666	355.18	679	81.5
Total	3,900	704,137,682	100.00

GROUP 2 MORTGAGE LOANS

Mortgage Loan Programs for the Group 2 Mortgage Loans
in the Mortgage Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
30-Year 6-month LIBOR	12	3,837,308	0.52	319,776	7.747	356.43	559	81.7
30-Year 6-month LIBOR – 40/30-Year Balloon	1	171,819	0.02	171,819	9.100	355.00	671	100.0
2/28 6-month LIBOR	170	32,610,462	4.46	191,826	9.021	353.97	603	82.7
2/38 6-month LIBOR	3	338,440	0.05	112,813	9.626	474.53	665	88.2
2/28 6-month LIBOR – 120-month Interest Only	5	1,602,508	0.22	320,502	6.958	353.00	675	81.9
2/28 6-month LIBOR – 60-month Interest Only	148	51,114,991	6.99	345,372	8.054	354.80	660	83.3
2/28 6-month LIBOR – 40/30-Year Balloon	66	20,157,216	2.76	305,412	8.609	353.89	630	84.4
2/28 6-month LIBOR – 45/30-Year Balloon	2	355,336	0.05	177,668	8.721	353.31	617	82.8
2/28 6-month LIBOR – 50/30-Year Balloon	34	11,363,695	1.55	334,226	7.878	353.39	648	77.5
3/27 6-month LIBOR	112	21,960,715	3.00	196,078	9.335	355.98	615	82.2
3/37 6-month LIBOR	35	11,773,180	1.61	336,377	9.239	476.86	601	82.4
3/27 6-month LIBOR – 120-month Interest Only	2	819,492	0.11	409,746	8.530	353.00	691	83.9
3/27 6-month LIBOR – 60-month Interest Only	30	10,280,167	1.41	342,672	7.444	354.17	673	76.9
3/27 6-month LIBOR – 40/30-Year Balloon	47	17,139,433	2.34	364,669	8.032	355.29	606	77.1
3/27 6-month LIBOR – 50/30-Year Balloon	17	7,495,016	1.02	440,883	8.060	354.39	631	80.1
5/25 6-month LIBOR	665	130,130,285	17.79	195,685	9.872	356.56	604	83.9
5/35 6-month LIBOR	309	95,600,446	13.07	309,387	9.218	476.63	596	81.7
5/25 6-month LIBOR – 120-month Interest Only	22	7,301,939	1.00	331,906	8.679	356.38	671	85.9
5/25 6-month LIBOR – 60-month Interest Only	2	735,998	0.10	367,999	7.095	353.00	691	80.0
5/25 6-month LIBOR – 40/30-Year Balloon	37	9,564,005	1.31	258,487	8.186	355.48	574	69.3
5/25 6-month LIBOR – 50/30-Year Balloon	1	466,865	0.06	466,865	7.500	354.00	641	85.0
10/20 6-month LIBOR – 120-month Interest Only	3	1,369,980	0.19	456,660	7.341	354.17	663	80.8
10-Year Fixed	1	49,039	0.01	49,039	10.500	116.00	550	66.7
15-Year Fixed	46	4,474,045	0.61	97,262	8.606	174.77	601	69.5
15-Year Fixed – Credit Comeback	3	283,563	0.04	94,521	9.294	174.69	626	77.4
20-Year Fixed	17	2,201,046	0.30	129,473	8.173	234.39	627	75.2
25-Year Fixed	4	721,348	0.10	180,337	8.028	296.23	619	83.3
30-Year Fixed	984	164,301,259	22.47	166,973	8.514	355.43	606	75.6
30-Year Fixed – Credit Comeback	102	15,855,356	2.17	155,445	8.759	355.75	595	77.9
40-Year Fixed	324	72,592,528	9.93	224,051	7.970	476.00	600	76.9
40-Year Fixed – Credit Comeback	38	9,972,894	1.36	262,445	8.594	475.48	600	82.1
20-Year Fixed – 60-month Interest Only	1	325,747	0.04	325,747	6.990	232.00	604	72.2
30-Year Fixed – 120-month Interest Only	1	526,500	0.07	526,500	7.090	353.00	701	90.0
30-Year Fixed – 60-month Interest Only	40	12,454,420	1.70	311,361	7.323	355.68	651	78.4
30/15-Year Fixed Balloon	1	239,497	0.03	239,497	9.250	176.00	532	37.2
40/30-Year Fixed Balloon	38	9,210,817	1.26	242,390	8.446	355.11	628	78.6

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
50/30-Year Fixed Balloon	8	1,937,991	0.26	242,249	8.238	353.46	644	80.3
Total	3,331	731,335,343	100.00

Original Terms to Stated Maturity for the Group 2 Mortgage Loans
in the Mortgage Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
ARM 360	1,376	328,477,229	44.91	238,719	8.969	355.44	621	82.3
ARM 480	347	107,712,066	14.73	310,409	9.221	476.65	597	81.8
Fixed 120	1	49,039	0.01	49,039	10.500	116.00	550	66.7
Fixed 180	50	4,997,105	0.68	99,942	8.676	174.82	599	68.4
Fixed 240	18	2,526,793	0.35	140,377	8.021	234.08	624	74.8
Fixed 300	4	721,348	0.10	180,337	8.028	296.23	619	83.3
Fixed 360	1,173	204,286,343	27.93	174,157	8.451	355.43	610	76.1
Fixed 480	362	82,565,421	11.29	228,081	8.045	475.94	600	77.5
Total	3,331	731,335,343	100.00

Mortgage Loan Principal Balances for the Group 2 Mortgage Loans
in the Mortgage Pool

Range of Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0.01 - 25,000.00	6	121,558	0.02	20,260	12.288	240.12	577	51.6
25,000.01 - 50,000.00	42	1,908,564	0.26	45,442	10.773	320.22	590	63.7
50,000.01 - 75,000.00	227	14,332,506	1.96	63,139	10.455	346.07	596	74.0
75,000.01 - 100,000.00	356	31,474,730	4.30	88,412	9.642	365.35	595	76.2
100,000.01 - 150,000.00	770	95,310,543	13.03	123,780	9.186	373.95	597	78.9
150,000.01 - 200,000.00	573	99,511,168	13.61	173,667	8.907	379.83	602	80.5
200,000.01 - 250,000.00	362	80,666,924	11.03	222,837	8.668	382.82	605	79.8
250,000.01 - 300,000.00	243	67,127,527	9.18	276,245	8.767	387.09	614	81.1
300,000.01 - 350,000.00	177	57,107,503	7.81	322,641	8.472	391.31	622	81.8
350,000.01 - 400,000.00	84	31,540,073	4.31	375,477	8.297	389.95	609	77.1
400,000.01 - 450,000.00	127	54,310,927	7.43	427,645	8.328	394.78	617	80.7
450,000.01 - 500,000.00	156	74,311,172	10.16	476,354	8.508	400.45	624	80.8
500,000.01 - 550,000.00	75	39,458,949	5.40	526,119	8.657	392.48	625	83.5
550,000.01 - 600,000.00	61	35,146,286	4.81	576,169	8.453	384.64	633	79.3
600,000.01 - 650,000.00	33	20,600,524	2.82	624,258	8.504	403.14	615	80.7
650,000.01 - 700,000.00	20	13,634,619	1.86	681,731	8.333	398.50	618	78.8
700,000.01 - 750,000.00	14	10,240,923	1.40	731,494	7.967	399.20	633	76.9
750,000.01 - 800,000.00	1	798,001	0.11	798,001	9.500	355.00	607	50.0
800,000.01 - 850,000.00	1	844,292	0.12	844,292	7.600	351.00	695	70.8
Greater than 900,000.00	3	2,888,551	0.39	962,850	7.556	354.69	631	63.6
Total	3,331	731,335,343	100.00

State Distribution of the Mortgaged Properties for the Group 2 Mortgage Loans
in the Mortgage Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Alabama	56	7,182,752	0.98	128,263	9.182	361.43	596	84.1
Alaska	4	461,382	0.06	115,345	10.539	383.02	560	76.3
Arizona	109	21,602,909	2.95	198,192	8.604	386.36	612	79.2
Arkansas	13	1,932,694	0.26	148,669	10.379	354.97	608	84.1
California	571	202,018,568	27.62	353,798	7.940	400.74	621	76.5
Colorado	51	12,117,999	1.66	237,608	9.228	396.55	610	85.4
Connecticut	48	13,214,320	1.81	275,298	8.659	379.99	608	78.1
Delaware	6	1,535,395	0.21	255,899	8.544	419.50	588	81.8
District of Columbia	11	3,399,943	0.46	309,086	8.680	380.07	607	77.4
Florida	479	94,436,531	12.91	197,154	8.628	384.63	607	77.6
Georgia	95	18,698,303	2.56	196,824	9.793	378.71	603	84.9
Hawaii	12	4,098,503	0.56	341,542	8.639	417.39	603	79.4
Idaho	26	4,122,352	0.56	158,552	9.283	385.71	602	82.1
Illinois	79	15,934,793	2.18	201,706	9.419	368.35	614	85.6
Indiana	29	3,156,710	0.43	108,852	9.914	356.19	597	84.5
Iowa	8	856,706	0.12	107,088	10.453	392.40	598	80.1
Kansas	27	3,539,390	0.48	131,089	9.808	344.58	623	88.6
Kentucky	24	2,803,747	0.38	116,823	9.639	355.92	597	87.3
Louisiana	61	8,219,182	1.12	134,741	9.395	362.80	590	80.6
Maine	14	1,918,744	0.26	137,053	8.643	381.65	586	73.9
Maryland	62	20,366,051	2.78	328,485	8.400	386.10	610	79.0
Massachusetts	20	5,907,995	0.81	295,400	9.237	381.47	597	82.3
Michigan	78	9,219,345	1.26	118,197	10.873	373.59	619	86.1
Minnesota	7	1,313,137	0.18	187,591	8.784	354.59	619	76.6
Mississippi	32	3,696,026	0.51	115,501	9.150	362.14	596	81.5
Missouri	78	10,164,579	1.39	130,315	9.728	363.67	614	84.8
Montana	12	2,018,596	0.28	168,216	9.233	393.18	607	78.5
Nebraska	2	187,582	0.03	93,791	12.403	353.96	581	83.6
Nevada	50	11,529,932	1.58	230,599	8.501	396.47	606	80.8
New Hampshire	14	2,357,002	0.32	168,357	8.597	355.78	610	79.7
New Jersey	85	26,386,776	3.61	310,433	9.085	378.67	612	81.1
New Mexico	13	2,497,433	0.34	192,110	9.593	376.22	622	81.0
New York	93	36,354,237	4.97	390,906	9.259	403.76	623	81.4
North Carolina	64	10,245,393	1.40	160,084	9.580	379.47	605	82.4
North Dakota	2	187,444	0.03	93,722	8.294	355.90	658	78.8
Ohio	41	4,875,953	0.67	118,926	9.847	363.41	615	82.9
Oklahoma	54	5,504,584	0.75	101,937	10.052	356.87	599	84.3
Oregon	44	9,234,542	1.26	209,876	8.231	398.63	614	78.9
Pennsylvania	154	20,627,844	2.82	133,947	9.292	365.46	594	80.6
Rhode Island	6	1,262,170	0.17	210,362	9.919	379.33	611	77.6
South Carolina	30	4,843,633	0.66	161,454	10.294	363.38	583	82.3
South Dakota	4	523,794	0.07	130,948	9.719	357.00	598	87.8
Tennessee	66	9,779,430	1.34	148,173	9.416	362.85	608	83.8
Texas	309	46,733,495	6.39	151,241	9.606	355.13	609	84.0
Utah	49	10,220,953	1.40	208,591	8.833	391.25	623	84.0
Vermont	3	1,465,160	0.20	488,387	8.300	354.82	620	77.8
Virginia	110	23,904,222	3.27	217,311	8.372	385.93	594	79.9
Washington	93	23,882,538	3.27	256,801	8.240	389.01	612	79.7
West Virginia	8	848,004	0.12	106,001	9.834	344.52	591	75.1
Wisconsin	19	3,154,229	0.43	166,012	9.331	371.53	613	87.0
Wyoming	6	792,342	0.11	132,057	8.788	339.86	618	65.0
Total	3,331	731,335,343	100.00

Loan-to-Value Ratios for the Group 2 Mortgage Loans
in the Mortgage Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
50.00 or Less	180	25,506,555	3.49	141,703	8.106	366.03	590	41.6
50.01 - 55.00	79	16,663,887	2.28	210,935	7.552	379.68	593	52.8
55.01 - 60.00	102	20,404,742	2.79	200,046	7.694	382.76	595	57.5
60.01 - 65.00	168	34,543,719	4.72	205,617	7.746	395.86	586	63.2
65.01 - 70.00	251	54,835,999	7.50	218,470	8.360	382.29	591	68.7
70.01 - 75.00	303	73,569,660	10.06	242,804	8.464	388.25	587	73.9
75.01 - 80.00	631	147,464,042	20.16	233,699	8.263	382.57	619	79.4
80.01 - 85.00	368	84,253,237	11.52	228,949	8.894	392.55	605	84.4
85.01 - 90.00	831	187,246,814	25.60	225,327	9.293	388.87	626	89.7
90.01 - 95.00	395	80,181,729	10.96	202,992	9.879	378.49	628	94.8
95.01 - 100.00	23	6,664,960	0.91	289,781	9.241	354.04	669	99.6
Total	3,331	731,335,343	100.00

Combined Loan-to-Value Ratios(1) for the Group 2 Mortgage Loans
in the Mortgage Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
50.00 or Less	177	24,490,295	3.35	138,363	8.057	366.47	589	41.4
50.01 - 55.00	78	16,464,693	2.25	211,086	7.557	379.97	593	52.8
55.01 - 60.00	100	20,149,556	2.76	201,496	7.807	383.09	593	57.2
60.01 - 65.00	165	34,289,524	4.69	207,815	7.743	396.23	587	63.0
65.01 - 70.00	252	54,925,564	7.51	217,959	8.364	382.25	590	68.7
70.01 - 75.00	301	72,683,253	9.94	241,473	8.465	388.64	586	73.9
75.01 - 80.00	523	116,313,532	15.90	222,397	8.500	389.73	603	79.4
80.01 - 85.00	365	83,235,354	11.38	228,042	8.890	391.98	605	84.3
85.01 - 90.00	840	192,429,290	26.31	229,082	9.238	388.31	626	89.2
90.01 - 95.00	412	84,410,600	11.54	204,880	9.788	377.27	629	94.1
95.01 - 100.00	118	31,943,683	4.37	270,709	7.774	356.21	686	84.0
Total	3,331	731,335,343	100.00
____________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties.  See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Group 2 Mortgage Loans
in the Mortgage Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
5.501 - 6.000	18	6,412,013	0.88	356,223	5.820	397.15	640	70.5
6.001 - 6.500	102	31,560,516	4.32	309,417	6.390	389.47	659	68.9
6.501 - 7.000	198	61,224,367	8.37	309,214	6.816	383.95	634	73.0
7.001 - 7.500	214	57,527,427	7.87	268,820	7.313	380.69	623	74.0
7.501 - 8.000	429	104,376,082	14.27	243,301	7.815	386.12	614	76.4
8.001 - 8.500	422	98,942,125	13.53	234,460	8.304	384.35	610	79.8
8.501 - 9.000	431	93,026,405	12.72	215,839	8.804	383.71	609	81.9
9.001 - 9.500	364	71,730,091	9.81	197,061	9.303	388.17	598	81.3
9.501 - 10.000	333	64,175,000	8.78	192,718	9.794	384.40	594	83.7
10.001 - 10.500	233	46,014,406	6.29	197,487	10.287	393.78	600	86.1
10.501 - 11.000	208	39,093,208	5.35	187,948	10.781	375.23	600	86.6
11.001 - 11.500	128	23,351,858	3.19	182,436	11.310	399.22	609	86.6
11.501 - 12.000	109	18,025,636	2.46	165,373	11.761	374.70	601	88.5
12.001 - 12.500	74	10,466,171	1.43	141,435	12.246	387.23	583	86.4
12.501 - 13.000	31	2,766,617	0.38	89,246	12.743	365.62	599	87.1
13.001 - 13.500	13	934,550	0.13	71,888	13.285	381.82	604	88.2
13.501 - 14.000	13	916,176	0.13	70,475	13.746	364.55	592	84.3
Greater than 14.000	11	792,694	0.11	72,063	14.489	354.07	597	88.2
Total	3,331	731,335,343	100.00

Types of Mortgaged Properties for the Group 2 Mortgage Loans
in the Mortgage Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Single Family Residence	2,687	575,893,776	78.75	214,326	8.664	385.28	611	79.3
Planned Unit Development	416	105,645,964	14.45	253,957	8.968	382.09	608	82.3
Low-Rise Condominium	149	29,847,692	4.08	200,320	8.943	389.36	617	82.3
Two Family Home	52	12,487,155	1.71	240,138	10.024	400.90	634	79.4
High-Rise Condominium	7	2,459,695	0.34	351,385	9.410	368.24	634	73.5
Three Family Home	6	2,021,196	0.28	336,866	10.577	396.96	653	86.5
Four Family Home	4	1,144,219	0.16	286,055	9.545	378.48	629	71.8
Townhouse	7	893,245	0.12	127,606	8.502	354.64	623	79.9
Rowhouse	2	804,485	0.11	402,242	7.885	353.40	715	84.0
Manufactured Housing(1)	1	137,917	0.02	137,917	9.250	477.00	530	60.0
Total	3,331	731,335,343	100.00
____________
(1)	Treated as real property.

Loan Purposes for the Group 2 Mortgage Loans
in the Mortgage Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Refinance – Cash Out	1,930	441,608,933	60.38	228,813	8.380	390.05	601	76.2
Purchase	1,159	238,088,145	32.56	205,425	9.596	377.05	628	86.6
Refinance – Rate/Term	242	51,638,265	7.06	213,381	8.028	380.81	621	79.8
Total	3,331	731,335,343	100.00

Occupancy Types for the Group 2 Mortgage Loans
in the Mortgage Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Owner Occupied	3,190	710,328,821	97.13	222,674	8.719	385.43	611	80.0
Investment Property	123	18,014,580	2.46	146,460	9.838	376.59	643	75.6
Second Home	18	2,991,942	0.41	166,219	9.743	373.18	611	65.8
Total	3,331	731,335,343	100.00
____________
(1)	Based on representations by the borrowers at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Group 2 Mortgage Loans
in the Mortgage Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1 – 120	2	63,124	0.01	31,562	10.667	107.30	542	67.4
121 – 180	50	5,016,563	0.69	100,331	8.686	174.96	599	68.5
181 – 300	27	3,424,194	0.47	126,822	8.202	247.30	624	76.0
301 – 360	2,543	532,553,974	72.82	209,420	8.769	355.49	616	79.9
Greater than 360	709	190,277,488	26.02	268,374	8.711	476.34	598	79.9
Total	3,331	731,335,343	100.00

Loan Documentation Types for the Group 2 Mortgage Loans
in the Mortgage Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Full Documentation	2,421	500,635,887	68.46	206,789	8.559	384.73	606	81.0
Stated Income	868	222,637,581	30.44	256,495	9.166	387.37	622	77.2
Stated Income/Stated Asset	41	7,452,408	1.02	181,766	9.382	351.29	621	81.3
No Ratio	1	609,467	0.08	609,467	7.100	350.00	725	79.4
Total	3,331	731,335,343	100.00

Credit Bureau Risk Scores for the Group 2 Mortgage Loans
in the Mortgage Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Greater than 820	1	598,942	0.08	598,942	8.680	357.00	823	80.0
801 – 820	3	844,822	0.12	281,607	6.534	355.67	808	67.6
781 – 800	7	2,004,086	0.27	286,298	8.083	360.37	792	83.8
761 – 780	13	4,762,901	0.65	366,377	7.467	358.87	767	75.5
741 – 760	21	5,959,558	0.81	283,788	7.618	381.92	751	78.4
721 – 740	25	7,405,668	1.01	296,227	7.400	358.60	729	81.3
701 – 720	51	15,342,696	2.10	300,837	7.535	360.06	710	79.3
681 – 700	111	29,250,031	4.00	263,514	8.072	369.23	690	82.0
661 – 680	209	55,590,751	7.60	265,984	8.115	378.01	669	83.2
641 – 660	345	88,128,082	12.05	255,444	8.648	381.22	649	84.6
621 – 640	469	106,880,944	14.61	227,891	8.646	382.07	630	81.9
601 – 620	496	105,830,588	14.47	213,368	8.939	389.36	611	82.0
581 – 600	510	101,222,763	13.84	198,476	9.321	387.79	590	81.9
561 – 580	439	83,913,496	11.47	191,147	9.111	387.35	570	79.3
541 – 560	221	46,872,063	6.41	212,091	8.432	394.82	551	69.0
521 – 540	232	44,668,363	6.11	192,536	8.877	397.89	530	70.0
501 – 520	169	30,906,473	4.23	182,879	9.388	399.61	511	69.9
500 or Less	9	1,153,117	0.16	128,124	10.659	384.94	500	73.4
Total	3,331	731,335,343	100.00

Credit Grade Categories for the Group 2 Mortgage Loans
in the Mortgage Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
A	2,897	649,057,068	88.75	224,045	8.717	384.81	618	80.8
A-	108	21,075,926	2.88	195,147	8.907	383.00	572	73.5
B	182	38,026,484	5.20	208,937	8.906	387.40	563	73.7
C	114	19,240,106	2.63	168,773	9.268	392.20	542	70.1
C-	12	1,965,266	0.27	163,772	9.920	389.05	552	63.4
D	18	1,970,494	0.27	109,472	9.143	409.12	549	55.7
Total	3,331	731,335,343	100.00

Prepayment Penalty Periods for the Group 2 Mortgage Loans
in the Mortgage Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0	706	154,357,173	21.11	218,636	9.435	376.98	613	81.5
12	164	52,506,061	7.18	320,159	9.372	402.14	605	79.4
13	1	324,860	0.04	324,860	7.950	356.00	653	68.4
24	822	199,554,793	27.29	242,767	8.812	383.69	614	82.6
30	2	464,644	0.06	232,322	9.712	354.00	581	68.0
36	612	137,260,476	18.77	224,282	8.468	372.35	619	78.5
60	1,024	186,867,336	25.55	182,488	8.154	398.27	604	76.6
Total	3,331	731,335,343	100.00

Months to Next Adjustment Date for the Group 2 Adjustable Rate Mortgage Loans
in the Mortgage Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0 – 6	2	13	4,009,127	0.92	308,394	7.805	356.37	563	82.5
7 – 12	11	2	452,015	0.10	226,008	6.704	347.23	628	82.3
13 – 18	17	252	70,359,246	16.13	279,203	8.127	353.35	645	81.2
19 – 24	20	174	46,731,387	10.71	268,571	8.807	356.53	628	85.0
25 – 31	30	83	25,430,502	5.83	306,392	7.930	353.61	641	80.3
32 – 37	33	160	44,037,500	10.10	275,234	8.940	388.65	611	79.8
38 or Greater	57	1,039	245,169,518	56.21	235,967	9.489	403.30	602	82.5
Total		1,723	436,189,295	100.00

Gross Margins for the Group 2 Adjustable Rate Mortgage Loans
in the Mortgage Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
3.001 - 4.000	20	8,640,798	1.98	432,040	6.557	364.04	655	68.9
4.001 - 5.000	90	29,673,961	6.80	329,711	7.602	356.20	634	75.4
5.001 - 6.000	195	55,920,271	12.82	286,771	8.242	364.07	628	80.6
6.001 - 7.000	1,066	270,849,757	62.09	254,080	9.380	399.00	612	83.7
7.001 - 8.000	318	63,982,195	14.67	201,202	9.143	362.87	600	82.1
8.001 - 9.000	29	5,619,485	1.29	193,775	9.453	386.83	600	80.4
9.001 - 10.000	5	1,502,828	0.34	300,566	11.632	371.71	638	91.3
Total	1,723	436,189,295	100.00
____________
(1)	The weighted average Gross Margin for the Group 2 Adjustable Rate Mortgage Loans in the Mortgage Pool as of November 1, 2007 was approximately 6.489%.

Maximum Mortgage Rates for the Group 2 Adjustable Rate Mortgage Loans
in the Mortgage Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
11.501 - 12.000	6	3,094,741	0.71	515,790	5.767	380.41	684	76.8
12.001 - 12.500	16	6,157,229	1.41	384,827	6.353	353.31	693	70.5
12.501 - 13.000	49	18,435,546	4.23	376,236	6.731	359.44	657	76.6
13.001 - 13.500	67	20,737,064	4.75	309,508	7.063	362.68	653	78.4
13.501 - 14.000	96	33,970,513	7.79	353,860	7.465	372.41	627	74.4
14.001 - 14.500	109	33,906,239	7.77	311,066	7.990	368.65	616	79.0
14.501 - 15.000	163	44,027,360	10.09	270,107	8.238	390.85	606	80.7
15.001 - 15.500	197	51,498,647	11.81	261,414	8.639	381.41	611	81.3
15.501 - 16.000	196	48,133,370	11.03	245,578	9.060	391.07	611	82.9
16.001 - 16.500	157	37,332,749	8.56	237,788	9.456	402.61	602	82.8
16.501 - 17.000	169	38,958,737	8.93	230,525	9.867	395.54	595	84.6
17.001 - 17.500	133	30,372,705	6.96	228,366	10.317	403.13	605	87.0
17.501 - 18.000	128	27,567,445	6.32	215,371	10.810	380.69	607	88.2
18.001 - 18.500	84	17,745,720	4.07	211,259	11.304	414.54	615	87.9
18.501 - 19.000	70	13,826,322	3.17	197,519	11.770	378.03	607	89.4
19.001 - 19.500	38	6,590,556	1.51	173,436	12.248	391.75	604	90.2
Greater than 19.500	45	3,834,349	0.88	85,208	13.255	371.72	602	88.5
Total	1,723	436,189,295	100.00
____________
(1)	The weighted average Maximum Mortgage Rate for the Group 2 Adjustable Rate Mortgage Loans in the Mortgage Pool as of November 1, 2007 was approximately 15.694%.

Initial Periodic Rate Caps for the Group 2 Adjustable Rate Mortgage Loans
in the Mortgage Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1.000	15	4,679,576	1.07	311,972	8.178	370.81	583	82.3
1.500	804	203,006,819	46.54	252,496	9.409	402.11	611	83.7
2.000	22	4,868,890	1.12	221,313	7.953	352.04	657	82.9
3.000	882	223,634,010	51.27	253,553	8.730	371.20	618	80.7
Total	1,723	436,189,295	100.00
____________
(1)	The weighted average Initial Periodic Rate Cap for the Group 2 Adjustable Rate Mortgage Loans in the Mortgage Pool as of November 1, 2007 was approximately 2.269%.

Subsequent Periodic Rate Caps for the Group 2 Adjustable Rate Mortgage Loans
in the Mortgage Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1.000	619	165,072,925	37.84	266,677	8.255	358.68	623	79.4
1.500	1,103	271,013,430	62.13	245,706	9.505	401.64	610	83.8
2.000	1	102,939	0.02	102,939	9.090	348.00	563	90.0
Total	1,723	436,189,295	100.00
____________
(1)	The weighted average Subsequent Periodic Rate Cap for the Group 2 Adjustable Rate Mortgage Loans in the Mortgage Pool as of November 1, 2007 was approximately 1.311%.

Minimum Mortgage Rates for the Group 2 Adjustable Rate Mortgage Loans
in the Mortgage Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
3.001 - 4.000	2	1,049,890	0.24	524,945	5.697	352.47	748	82.6
4.001 - 5.000	8	2,916,911	0.67	364,614	6.792	354.01	658	77.3
5.001 - 6.000	37	11,299,057	2.59	305,380	7.014	370.40	648	78.5
6.001 - 7.000	127	42,106,215	9.65	331,545	7.011	372.28	641	76.2
7.001 - 8.000	310	86,045,205	19.73	277,565	8.028	378.39	621	78.5
8.001 - 9.000	375	105,717,909	24.24	281,914	8.571	384.05	615	81.7
9.001 - 10.000	341	81,987,863	18.80	240,434	9.558	395.79	597	83.0
Greater than 10.000	523	105,066,246	24.09	200,891	11.028	392.33	607	87.9
Total	1,723	436,189,295	100.00
____________
(1)	The weighted average Minimum Mortgage Rate for the Group 2 Adjustable Rate Mortgage Loans in the Mortgage Pool as of November 1, 2007 was approximately 8.850%.

Next Adjustment Dates for the Group 2 Adjustable Rate Mortgage Loans
in the Mortgage Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
December 2007	1	171,819	0.04	171,819	9.100	355.00	671	100.0
January 2008	7	2,196,969	0.50	313,853	7.668	356.00	578	80.2
February 2008	5	1,640,339	0.38	328,068	7.853	357.00	532	83.8
October 2008	1	349,076	0.08	349,076	6.000	347.00	647	80.0
November 2008	1	102,939	0.02	102,939	9.090	348.00	563	90.0
January 2009	5	1,254,332	0.29	250,866	7.559	359.53	661	81.3
February 2009	6	1,339,478	0.31	223,246	8.368	351.00	665	85.0
March 2009	28	7,754,180	1.78	276,935	7.971	352.16	665	81.2
April 2009	133	38,180,349	8.75	287,070	7.978	353.11	650	81.2
May 2009	80	21,830,906	5.00	272,886	8.461	354.00	626	81.0
June 2009	85	16,693,940	3.83	196,399	9.199	355.00	606	85.6
July 2009	49	17,025,902	3.90	347,467	8.210	356.98	640	84.3
August 2009	40	13,011,544	2.98	325,289	9.085	357.92	642	85.2
November 2009	1	393,570	0.09	393,570	9.550	349.00	538	85.0
February 2010	2	226,906	0.05	113,453	8.471	351.00	610	82.8
March 2010	12	2,726,877	0.63	227,240	8.270	352.08	642	84.1
April 2010	31	11,334,067	2.60	365,615	7.452	353.09	663	78.7
May 2010	9	2,439,334	0.56	271,037	8.117	354.00	645	84.8
June 2010	28	8,309,750	1.91	296,777	8.324	355.00	615	79.6
July 2010	54	18,998,487	4.36	351,824	8.086	366.64	608	75.0
August 2010	106	25,039,012	5.74	236,217	9.588	405.35	613	83.4
December 2011	2	279,940	0.06	139,970	8.208	349.00	604	67.6
January 2012	2	267,122	0.06	133,561	8.163	350.00	631	78.5
February 2012	2	504,494	0.12	252,247	9.389	351.00	549	59.2
March 2012	2	719,720	0.17	359,860	8.631	352.00	615	76.2
April 2012	8	2,732,352	0.63	341,544	7.776	353.00	621	67.7
May 2012	10	3,345,409	0.77	334,541	8.307	354.00	607	73.3
June 2012	17	3,861,510	0.89	227,148	8.418	370.52	595	78.6
July 2012	349	84,548,258	19.38	242,259	8.982	408.93	599	80.1
August 2012	608	140,076,442	32.11	230,389	9.879	403.82	602	84.4
September 2012	36	7,464,291	1.71	207,341	10.187	408.80	615	88.6
April 2017	1	283,500	0.06	283,500	6.250	353.00	659	63.7
May 2017	1	566,480	0.13	566,480	8.200	354.00	679	90.0
June 2017	1	520,000	0.12	520,000	7.000	355.00	648	80.0
Total	1,723	436,189,295	100.00
____________
(1)	The weighted average Next Adjustment Date for the Group 2 Adjustable Rate Mortgage Loans in the Mortgage Pool as of November 1, 2007 is April 2011.

Interest Only Periods for the Group 2 Mortgage Loans
in the Mortgage Pool

Interest Only Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0	3,077	644,803,602	88.17	209,556	8.867	389.29	605	79.6
60	221	74,911,323	10.24	338,965	7.835	354.31	661	81.5
120	33	11,620,419	1.59	352,134	8.201	355.26	674	84.8
Total	3,331	731,335,343	100.00

THE MORTGAGE LOANS

Mortgage Loan Programs for the Mortgage Loans
in the Mortgage Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
30-Year 6-Month LIBOR	25	6,766,646	0.47	270,666	7.905	356.56	550	80.9
30-Year 6-Month LIBOR 40/30 Balloon	1	171,819	0.01	171,819	9.100	355.00	671	100.0
2/28 6-Month LIBOR	322	62,216,639	4.33	193,219	8.553	353.87	607	80.7
2/38 6-Month LIBOR	3	338,440	0.02	112,813	9.626	474.53	665	88.2
2/28 6-Month LIBOR – 120-Month Interest Only	8	2,351,202	0.16	293,900	6.752	353.00	687	82.6
2/28 6-Month LIBOR – 60-Month Interest Only	227	71,880,349	5.01	316,654	7.938	354.74	664	83.0
2/28 6-Month LIBOR –40/30-Year Balloon	154	41,607,028	2.90	270,176	8.219	353.88	628	82.2
2/28 6-Month LIBOR – 45/30-Year Balloon	2	355,336	0.02	177,668	8.721	353.31	617	82.8
2/28 6-Month LIBOR – 50/30-Year Balloon	83	23,655,870	1.65	285,010	7.940	353.23	642	77.7
3/27 6-Month LIBOR	340	65,030,900	4.53	191,267	8.978	356.04	602	78.8
3/37 6-Month LIBOR	105	26,552,944	1.85	252,885	8.956	476.85	587	80.7
3/27 6-Month LIBOR – 120-Month Interest Only	2	819,492	0.06	409,746	8.530	353.00	691	83.9
3/27 6-Month LIBOR – 60-Month Interest Only	48	15,385,211	1.07	320,525	7.417	354.30	676	77.3
3/27 6-Month LIBOR – 40/30-Year Balloon	121	34,815,313	2.43	287,730	7.978	355.24	611	77.2
3/27 6-Month LIBOR – 45/30-Year Balloon	3	614,966	0.04	204,989	7.966	353.18	616	86.3
3/27 6-Month LIBOR – 50/30-Year Balloon	70	21,770,517	1.52	311,007	7.912	353.91	630	77.2
5/25 6-Month LIBOR	1,510	264,670,345	18.44	175,278	9.564	356.60	593	81.1
5/35 6-Month LIBOR	897	221,123,891	15.40	246,515	8.909	476.62	585	78.5
5/25 6-Month LIBOR – 120-Month Interest Only	34	10,643,289	0.74	313,038	8.526	356.40	664	85.8
5/25 6-Month LIBOR – 60-Month Interest Only	6	2,282,998	0.16	380,500	7.258	353.91	691	79.9
5/25 6-Month LIBOR – 40/30-Year Balloon	56	13,909,316	0.97	248,381	7.982	355.41	577	69.9
5/25 6-Month LIBOR – 50/30-Year Balloon	3	1,048,957	0.07	349,652	6.835	353.77	684	72.4
10/20 6-Month LIBOR –120-Month Interest Only	3	1,369,980	0.10	456,660	7.341	354.17	663	80.8
10-Year Fixed	5	350,676	0.02	70,135	8.441	115.96	624	69.6
15-Year Fixed	108	10,487,989	0.73	97,111	8.639	174.66	599	68.9
15-Year Fixed – Credit Comeback	5	499,512	0.03	99,902	8.996	175.69	597	75.4
20-Year Fixed	48	5,774,034	0.40	120,292	8.252	234.57	626	72.9
20-Year Fixed – Credit Comeback	1	147,220	0.01	147,220	8.875	237.00	559	80.0
25-Year Fixed	8	1,166,919	0.08	145,865	8.731	296.10	611	85.2
30-Year Fixed	2,119	336,097,590	23.41	158,611	8.624	355.10	604	75.9
30-Year Fixed – Credit Comeback	152	23,019,675	1.60	151,445	8.937	355.82	591	77.2
40-Year Fixed	485	102,511,717	7.14	211,364	8.135	476.03	594	76.7
40-Year Fixed – Credit Comeback	52	12,535,357	0.87	241,065	8.642	475.65	598	81.4
20-Year Fixed – 60-Month Interest Only	1	325,747	0.02	325,747	6.990	232.00	604	72.2
30-Year Fixed – 120-Month Interest Only	9	2,730,595	0.19	303,399	7.283	353.81	711	77.6
30-Year Fixed – 60-Month Interest Only	57	16,716,233	1.16	293,267	7.404	355.70	652	78.3

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
30/15-Year Fixed Balloon	2	508,716	0.04	254,358	9.012	175.47	536	48.6
40/30-Year Fixed Balloon	121	25,639,432	1.79	211,896	8.360	354.79	620	76.8
50/30-Year Fixed Balloon	35	7,580,163	0.53	216,576	8.059	353.73	642	75.2
Total	7,231	1,435,473,025	100.00

Original Terms to Stated Maturity for the Mortgage Loans
in the Mortgage Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
ARM 360	3,018	641,366,174	44.68	212,514	8.783	355.48	613	80.4
ARM 480	1,005	248,015,276	17.28	246,781	8.915	476.64	586	78.7
Fixed 120	5	350,676	0.02	70,135	8.441	115.96	624	69.6
Fixed 180	115	11,496,217	0.80	99,967	8.671	174.74	596	68.3
Fixed 240	50	6,247,001	0.44	124,940	8.201	234.49	624	73.0
Fixed 300	8	1,166,919	0.08	145,865	8.731	296.10	611	85.2
Fixed 360	2,493	411,783,688	28.69	165,176	8.556	355.11	608	76.1
Fixed 480	537	115,047,074	8.01	214,240	8.190	475.99	595	77.2
Total	7,231	1,435,473,025	100.00

Mortgage Loan Principal Balances for the Mortgage Loans
in the Mortgage Pool

Range of Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0.01 – 25,000.00	8	162,726	0.01	20,341	12.223	269.82	571	55.9
25,000.01 – 50,000.00	101	4,673,823	0.33	46,275	10.746	330.95	590	61.6
50,000.01 – 75,000.00	493	31,493,652	2.19	63,882	10.264	344.76	595	72.1
75,000.01 – 100,000.00	790	69,857,994	4.87	88,428	9.489	361.18	592	75.4
100,000.01 – 150,000.00	1,742	217,236,400	15.13	124,705	9.062	374.62	594	77.7
150,000.01 – 200,000.00	1,371	239,795,349	16.70	174,905	8.787	383.00	596	77.9
200,000.01 – 250,000.00	910	203,436,070	14.17	223,556	8.541	383.90	602	78.5
250,000.01 – 300,000.00	607	167,061,205	11.64	275,224	8.511	388.57	609	79.8
300,000.01 – 350,000.00	431	139,460,793	9.72	323,575	8.380	394.06	611	79.9
350,000.01 – 400,000.00	238	88,759,140	6.18	372,938	8.226	386.84	613	77.8
400,000.01 – 450,000.00	167	70,789,022	4.93	423,886	8.252	393.95	613	79.5
450,000.01 – 500,000.00	159	75,703,815	5.27	476,125	8.503	400.35	624	80.9
500,000.01 – 550,000.00	77	40,485,533	2.82	525,786	8.633	391.49	627	83.2
550,000.01 – 600,000.00	63	36,305,042	2.53	576,271	8.504	383.76	631	79.4
600,000.01 – 650,000.00	35	21,846,076	1.52	624,174	8.443	400.39	617	81.0
650,000.01 – 700,000.00	20	13,634,619	0.95	681,731	8.333	398.50	618	78.8
700,000.01 – 750,000.00	14	10,240,923	0.71	731,494	7.967	399.20	633	76.9
750,000.01 – 800,000.00	1	798,001	0.06	798,001	9.500	355.00	607	50.0
800,000.01 – 850,000.00	1	844,292	0.06	844,292	7.600	351.00	695	70.8
Greater than 900,000.00	3	2,888,551	0.20	962,850	7.556	354.69	631	63.6
Total	7,231	1,435,473,025	100.00

State Distribution of the Mortgaged Properties for the Mortgage Loans
in the Mortgage Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Alabama	99	12,025,057	0.84	121,465	9.077	364.68	599	82.7
Alaska	15	2,960,552	0.21	197,370	8.900	385.52	590	76.7
Arizona	261	50,454,400	3.51	193,312	8.561	393.04	605	78.9
Arkansas	35	4,478,143	0.31	127,947	9.729	359.25	605	83.5
California	1,008	317,162,704	22.09	314,646	7.921	400.65	613	74.5
Colorado	86	19,471,510	1.36	226,413	8.981	393.70	608	85.1
Connecticut	103	24,655,976	1.72	239,378	8.477	388.41	607	77.3
Delaware	19	4,413,419	0.31	232,285	8.029	394.10	612	79.3
District of Columbia	18	5,204,717	0.36	289,151	8.441	405.08	594	77.1
Florida	923	174,169,637	12.13	188,699	8.670	388.01	600	76.6
Georgia	241	39,699,797	2.77	164,729	9.504	376.30	605	84.2
Hawaii	22	7,668,105	0.53	348,550	8.756	395.26	604	79.1
Idaho	61	10,220,802	0.71	167,554	9.171	391.70	595	81.6
Illinois	253	47,331,534	3.30	187,081	8.912	370.63	611	81.6
Indiana	66	6,687,981	0.47	101,333	9.880	358.06	601	83.7
Iowa	27	3,048,359	0.21	112,902	10.034	384.67	607	83.6
Kansas	50	6,326,298	0.44	126,526	9.792	352.50	613	86.8
Kentucky	57	6,415,952	0.45	112,561	9.377	364.85	595	83.3
Louisiana	95	12,662,823	0.88	133,293	9.338	364.13	594	81.6
Maine	29	4,103,999	0.29	141,517	8.591	367.66	601	73.4
Maryland	246	60,392,930	4.21	245,500	8.490	384.09	601	77.8
Massachusetts	81	20,175,926	1.41	249,086	8.703	378.42	592	76.5
Michigan	140	15,700,692	1.09	112,148	10.702	372.50	607	84.6
Minnesota	36	6,977,807	0.49	193,828	8.558	374.82	621	83.6
Mississippi	67	7,729,844	0.54	115,371	9.415	362.98	591	82.8
Missouri	156	19,999,067	1.39	128,199	9.567	367.90	605	83.0
Montana	28	4,588,389	0.32	163,871	9.157	388.70	600	78.1
Nebraska	4	376,832	0.03	94,208	11.134	355.26	563	78.1
Nevada	97	22,005,013	1.53	226,856	8.568	396.09	598	80.0
New Hampshire	38	6,978,249	0.49	183,638	8.791	367.09	587	78.6
New Jersey	214	54,833,120	3.82	256,230	8.942	383.90	601	77.6
New Mexico	61	10,218,952	0.71	167,524	9.436	382.06	605	81.2
New York	231	71,350,308	4.97	308,876	8.827	396.99	606	76.1
North Carolina	180	27,244,265	1.90	151,357	9.270	368.61	607	81.4
North Dakota	4	485,169	0.03	121,292	9.195	429.93	663	85.7
Ohio	97	11,912,677	0.83	122,811	9.516	368.06	611	82.3
Oklahoma	83	8,617,601	0.60	103,827	9.777	358.13	603	84.6
Oregon	102	21,055,367	1.47	206,425	8.133	396.38	618	80.1
Pennsylvania	299	42,255,008	2.94	141,321	9.120	367.78	593	79.4
Rhode Island	20	4,450,984	0.31	222,549	8.844	366.48	626	77.4
South Carolina	62	9,529,373	0.66	153,700	9.572	364.25	594	81.1
South Dakota	5	623,612	0.04	124,722	9.532	357.00	600	82.5
Tennessee	134	18,980,853	1.32	141,648	9.257	356.42	605	83.6
Texas	723	94,497,171	6.58	130,701	9.334	348.97	601	80.5
Utah	122	24,889,219	1.73	204,010	8.814	386.87	612	82.8
Vermont	9	2,580,443	0.18	286,716	8.214	364.30	596	73.2
Virginia	245	47,916,632	3.34	195,578	8.441	382.36	596	80.3
Washington	193	47,607,533	3.32	246,671	8.178	387.34	612	80.2
West Virginia	29	3,544,226	0.25	122,215	9.080	369.93	585	75.6
Wisconsin	46	7,365,634	0.51	160,122	9.063	378.10	608	81.3
Wyoming	11	1,428,365	0.10	129,851	9.378	377.17	589	72.3
Total	7,231	1,435,473,025	100.00

Loan-to-Value Ratios for the Mortgage Loans
in the Mortgage Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
50.00 or Less	433	61,796,270	4.30	142,717	8.135	377.78	583	41.2
50.01 – 55.00	186	33,724,748	2.35	181,316	7.798	376.73	581	53.0
55.01 – 60.00	250	48,016,444	3.34	192,066	7.897	382.23	587	57.8
60.01 – 65.00	421	79,518,451	5.54	188,880	8.001	390.47	582	63.3
65.01 – 70.00	542	107,075,648	7.46	197,557	8.385	383.37	586	68.5
70.01 – 75.00	808	165,369,386	11.52	204,665	8.533	387.70	583	74.0
75.01 – 80.00	1,532	307,355,061	21.41	200,623	8.430	378.43	609	79.4
80.01 – 85.00	816	170,093,484	11.85	208,448	8.885	388.60	603	84.4
85.01 – 90.00	1,569	329,454,444	22.95	209,977	9.131	386.84	624	89.6
90.01 – 95.00	636	123,470,431	8.60	194,136	9.604	382.26	629	94.7
95.01 – 100.00	38	9,598,659	0.67	252,596	9.120	352.70	674	99.6
Total	7,231	1,435,473,025	100.00

Combined Loan-to-Value Ratios(1) for the Mortgage Loans
in the Mortgage Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
50.00 or Less	427	60,472,135	4.21	141,621	8.109	378.27	583	41.2
50.01 – 55.00	185	33,525,553	2.34	181,219	7.802	376.86	581	53.0
55.01 – 60.00	249	47,821,747	3.33	192,055	7.961	381.96	586	57.6
60.01 – 65.00	414	78,237,072	5.45	188,978	8.002	391.32	582	63.2
65.01 – 70.00	541	106,900,756	7.45	197,598	8.384	383.41	585	68.5
70.01 – 75.00	800	163,157,747	11.37	203,947	8.543	388.13	582	74.0
75.01 – 80.00	1,370	262,510,192	18.29	191,613	8.599	382.19	598	79.3
80.01 – 85.00	818	170,491,201	11.88	208,424	8.883	387.77	603	84.3
85.01 – 90.00	1,583	335,965,180	23.40	212,233	9.099	386.65	624	89.3
90.01 – 95.00	667	131,096,659	9.13	196,547	9.493	380.95	630	93.8
95.01 – 100.00	177	45,294,783	3.16	255,903	7.765	354.78	685	84.2
Total	7,231	1,435,473,025	100.00
____________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties.  See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Mortgage Loans
in the Mortgage Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
5.001 – 5.500	4	645,820	0.04	161,455	5.480	375.73	633	68.9
5.501 – 6.000	36	11,453,360	0.80	318,149	5.882	404.49	637	68.3
6.001 – 6.500	174	50,765,884	3.54	291,758	6.370	387.49	654	68.8
6.501 – 7.000	408	110,560,103	7.70	270,981	6.827	383.54	631	72.4
7.001 – 7.500	500	120,552,690	8.40	241,105	7.325	377.90	622	74.6
7.501 – 8.000	1,060	234,278,345	16.32	221,017	7.831	380.61	610	75.7
8.001 – 8.500	968	198,425,628	13.82	204,985	8.312	384.28	605	78.3
8.501 – 9.000	1,070	202,434,334	14.10	189,191	8.799	385.11	601	80.1
9.001 – 9.500	750	137,452,011	9.58	183,269	9.308	388.83	593	80.6
9.501 – 10.000	728	126,654,408	8.82	173,976	9.799	382.58	588	81.9
10.001 – 10.500	481	85,928,278	5.99	178,645	10.286	390.83	587	83.8
10.501 – 11.000	399	66,673,087	4.64	167,100	10.783	379.07	587	84.2
11.001 – 11.500	249	39,718,656	2.77	159,513	11.299	391.37	593	83.9
11.501 – 12.000	220	30,340,940	2.11	137,913	11.779	378.23	592	86.0
12.001 – 12.500	96	12,670,062	0.88	131,980	12.253	384.31	582	85.1
12.501 – 13.000	39	3,505,173	0.24	89,876	12.735	363.70	601	85.8
13.001 – 13.500	18	1,261,677	0.09	70,093	13.284	375.23	606	87.8
13.501 – 14.000	16	1,179,492	0.08	73,718	13.764	362.72	604	83.9
Greater than 14.000	15	973,077	0.07	64,872	14.780	354.57	601	86.8
Total	7,231	1,435,473,025	100.00

Types of Mortgaged Properties for the Mortgage Loans
in the Mortgage Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Single Family Residence	5,899	1,138,883,492	79.34	193,064	8.663	384.01	604	78.2
Planned Unit Development	852	194,536,755	13.55	228,330	8.746	382.07	605	81.1
Low-Rise Condominium	297	57,789,682	4.03	194,578	8.821	390.36	609	79.6
Two Family Home	120	28,366,306	1.98	236,386	9.051	384.57	619	71.7
Three Family Home	22	5,993,558	0.42	272,434	8.923	385.72	645	75.1
Four Family Home	12	3,603,769	0.25	300,314	8.435	362.25	625	71.2
High-Rise Condominium	12	3,363,698	0.23	280,308	9.307	371.26	624	71.3
Townhouse	14	1,993,362	0.14	142,383	8.458	354.89	616	78.1
Rowhouse	2	804,485	0.06	402,242	7.885	353.40	715	84.0
Manufactured Housing(1)	1	137,917	0.01	137,917	9.250	477.00	530	60.0
Total	7,231	1,435,473,025	100.00
____________
(1)	Treated as real property.

Loan Purposes for the Mortgage Loans
in the Mortgage Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Refinance – Cash Out	5,361	1,069,973,257	74.54	199,585	8.524	386.72	599	76.4
Purchase	1,233	246,994,509	17.21	200,320	9.620	376.55	629	86.5
Refinance – Rate/Term	637	118,505,259	8.26	186,037	8.250	373.58	616	81.0
Total	7,231	1,435,473,025	100.00

Occupancy Types for the Mortgage Loans
in the Mortgage Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Owner Occupied	6,892	1,388,312,924	96.71	201,438	8.651	384.20	604	78.6
Investment Property	299	40,869,689	2.85	136,688	9.814	375.73	642	76.6
Second Home	40	6,290,412	0.44	157,260	9.863	367.18	612	72.8
Total	7,231	1,435,473,025	100.00
____________
(1)	Based on representations by the borrowers at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Mortgage Loans
in the Mortgage Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1 – 120	7	422,740	0.03	60,391	8.610	108.63	628	69.2
121 – 180	116	11,555,513	0.80	99,616	8.678	174.81	596	68.3
181 – 300	65	7,899,544	0.55	121,531	8.288	244.06	627	74.2
301 – 360	5,501	1,052,532,879	73.32	191,335	8.694	355.42	611	78.7
Greater than 360	1,542	363,062,350	25.29	235,449	8.685	476.44	588	78.3
Total	7,231	1,435,473,025	100.00

Loan Documentation Types for the Mortgage Loans
in the Mortgage Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Full Documentation	5,324	1,001,049,472	69.74	188,026	8.517	383.67	600	79.6
Stated Income	1,811	417,002,410	29.05	230,261	9.084	385.72	618	75.8
Stated Income/Stated Asset	95	16,811,677	1.17	176,965	9.240	352.31	616	76.6
No Ratio	1	609,467	0.04	609,467	7.100	350.00	725	79.4
Total	7,231	1,435,473,025	100.00

Credit Bureau Risk Scores for the Mortgage Loans
in the Mortgage Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Greater than 820	1	598,942	0.04	598,942	8.680	357.00	823	80.0
801 – 820	8	1,727,635	0.12	215,954	6.918	343.68	805	68.0
781 – 800	16	4,055,492	0.28	253,468	7.450	357.25	791	73.9
761 – 780	28	7,521,781	0.52	268,635	7.232	349.14	768	75.1
741 – 760	40	9,857,570	0.69	246,439	7.617	370.94	751	79.3
721 – 740	48	12,465,089	0.87	259,689	7.540	360.15	730	82.3
701 – 720	104	26,096,003	1.82	250,923	7.523	360.18	709	80.1
681 – 700	215	50,702,779	3.53	235,827	7.974	367.54	690	81.2
661 – 680	412	96,103,590	6.69	233,261	8.047	370.70	669	82.2
641 – 660	731	163,321,005	11.38	223,421	8.448	375.65	650	82.9
621 – 640	898	186,805,063	13.01	208,023	8.636	380.84	630	81.8
601 – 620	1,023	199,999,342	13.93	195,503	8.805	385.29	610	81.3
581 – 600	1,035	193,085,824	13.45	186,556	9.145	386.17	590	80.7
561 – 580	995	179,503,561	12.50	180,406	8.977	388.63	570	78.2
541 – 560	552	105,345,318	7.34	190,843	8.399	391.75	551	69.0
521 – 540	578	104,287,693	7.27	180,429	8.805	399.10	530	68.5
501 – 520	521	90,131,101	6.28	172,996	9.511	400.01	511	70.4
500 or Less	26	3,865,237	0.27	148,663	9.699	401.00	500	68.0
Total	7,231	1,435,473,025	100.00

Credit Grade Categories for the Mortgage Loans
in the Mortgage Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
A	6,094	1,229,809,070	85.67	201,807	8.640	382.84	613	79.7
A-	308	58,133,639	4.05	188,746	8.789	384.82	570	74.1
B	457	87,759,542	6.11	192,034	8.936	388.53	561	71.8
C	316	51,926,545	3.62	164,325	9.166	397.07	548	68.3
C-	25	4,023,864	0.28	160,955	10.093	397.90	552	62.2
D	31	3,820,366	0.27	123,238	9.420	405.32	540	56.4
Total	7,231	1,435,473,025	100.00

Prepayment Penalty Periods for the Mortgage Loans
in the Mortgage Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0	2,138	387,354,535	26.98	181,176	9.163	376.10	603	79.0
12	353	97,903,879	6.82	277,348	9.014	398.06	601	76.4
13	1	324,860	0.02	324,860	7.950	356.00	653	68.4
24	1,974	420,265,351	29.28	212,900	8.641	390.22	603	80.1
30	4	785,514	0.05	196,378	9.126	354.00	590	69.3
36	1,737	341,971,550	23.82	196,875	8.413	373.09	612	77.6
60	1,024	186,867,336	13.02	182,488	8.154	398.27	604	76.6
Total	7,231	1,435,473,025	100.00

Months to Next Adjustment Date for the Adjustable Rate Mortgage Loans
in the Mortgage Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0 – 6	3	26	6,938,465	0.78	266,864	7.935	356.52	553	81.4
7 – 12	11	2	452,015	0.05	226,008	6.704	347.23	628	82.3
13 – 18	17	497	129,102,327	14.52	259,763	7.967	353.23	640	80.5
19 – 24	20	300	72,850,522	8.19	242,835	8.554	356.23	630	83.3
25 – 31	30	224	57,733,285	6.49	257,738	7.897	353.55	633	77.6
32 – 37	33	465	107,256,059	12.06	230,658	8.780	386.30	601	79.0
38 or Greater	57	2,509	515,048,777	57.91	205,281	9.197	408.07	592	79.7
Total		4,023	889,381,449	100.00

Gross Margins for the Adjustable Rate Mortgage Loans
in the Mortgage Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1.001 – 2.000	2	243,492	0.03	121,746	7.691	417.04	567	64.7
2.001 – 3.000	7	1,693,161	0.19	241,880	7.906	382.22	632	76.0
3.001 – 4.000	62	18,204,489	2.05	293,621	6.756	360.26	650	69.6
4.001 – 5.000	265	66,411,255	7.47	250,609	7.674	358.81	626	75.1
5.001 – 6.000	633	146,964,791	16.52	232,172	8.150	371.73	615	77.8
6.001 – 7.000	2,702	584,759,754	65.75	216,417	9.137	401.00	600	81.1
7.001 – 8.000	318	63,982,195	7.19	201,202	9.143	362.87	600	82.1
8.001 – 9.000	29	5,619,485	0.63	193,775	9.453	386.83	600	80.4
9.001 – 10.000	5	1,502,828	0.17	300,566	11.632	371.71	638	91.3
Total	4,023	889,381,449	100.00
____________
(1)	The weighted average Gross Margin for the Adjustable Rate Mortgage Loans in the Mortgage Pool as of November 1, 2007 was approximately 6.321%.

Maximum Mortgage Rates for the Adjustable Rate Mortgage Loans
in the Mortgage Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
11.001 – 11.500	2	448,913	0.05	224,456	5.495	354.06	672	72.0
11.501 – 12.000	9	3,958,723	0.45	439,858	5.808	374.43	695	75.5
12.001 – 12.500	43	13,014,098	1.46	302,653	6.354	354.58	685	73.0
12.501 – 13.000	137	41,255,826	4.64	301,137	6.711	363.70	652	75.4
13.001 – 13.500	182	49,357,757	5.55	271,196	7.084	368.33	638	77.3
13.501 – 14.000	341	91,193,515	10.25	267,430	7.540	373.71	616	75.3
14.001 – 14.500	278	69,684,726	7.84	250,664	7.932	378.84	605	77.8
14.501 – 15.000	466	104,879,184	11.79	225,063	8.192	393.23	600	77.8
15.001 – 15.500	444	99,456,802	11.18	224,002	8.534	394.58	601	79.2
15.501 – 16.000	484	102,847,979	11.56	212,496	8.961	401.48	598	80.9
16.001 – 16.500	352	73,910,253	8.31	209,972	9.392	405.19	592	81.1
16.501 – 17.000	378	76,488,695	8.60	202,351	9.833	395.73	587	82.3
17.001 – 17.500	261	54,140,932	6.09	207,437	10.295	404.25	590	84.2
17.501 – 18.000	233	44,709,448	5.03	191,886	10.799	386.97	594	85.6
18.001 – 18.500	154	28,133,245	3.16	182,683	11.293	404.18	600	85.6
18.501 – 19.000	134	21,763,179	2.45	162,412	11.785	384.77	601	87.6
19.001 – 19.500	60	8,794,447	0.99	146,574	12.258	386.40	597	87.3
Greater than 19.500	65	5,343,731	0.60	82,211	13.303	367.41	606	86.8
Total	4,023	889,381,449	100.00
____________
(1)	The weighted average Maximum Mortgage Rate for the Adjustable Rate Mortgage Loans in the Mortgage Pool as of November 1, 2007 was approximately 15.497%.

Initial Periodic Rate Caps for the Adjustable Rate Mortgage Loans
in the Mortgage Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1.000	31	7,994,038	0.90	257,872	8.187	364.95	569	80.9
1.500	2,090	441,225,191	49.61	211,113	9.144	407.51	597	80.7
2.000	83	19,248,204	2.16	231,906	7.895	352.01	644	82.0
3.000	1,818	420,706,951	47.30	231,412	8.534	372.31	614	79.0
6.000	1	207,065	0.02	207,065	8.990	352.00	742	80.0
Total	4,023	889,381,449	100.00
____________
(1)	The weighted average Initial Periodic Rate Cap for the Adjustable Rate Mortgage Loans in the Mortgage Pool as of November 1, 2007 was approximately 2.217%.

Subsequent Periodic Rate Caps for the Adjustable Rate Mortgage Loans
in the Mortgage Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1.000	1,270	311,533,408	35.03	245,302	8.070	357.54	623	78.4
1.500	2,744	576,028,671	64.77	209,923	9.223	406.55	596	80.7
2.000	9	1,819,370	0.20	202,152	9.781	351.72	582	75.3
Total	4,023	889,381,449	100.00
____________
(1)	The weighted average Subsequent Periodic Rate Cap for the Adjustable Rate Mortgage Loans in the Mortgage Pool as of November 1, 2007 was approximately 1.326%.

Minimum Mortgage Rates for the Adjustable Rate Mortgage Loans
in the Mortgage Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
3.001 – 4.000	3	1,288,452	0.14	429,484	5.661	352.94	719	79.3
4.001 – 5.000	19	5,700,715	0.64	300,038	6.699	353.84	659	76.9
5.001 – 6.000	106	27,525,101	3.09	259,671	7.163	372.21	641	76.8
6.001 – 7.000	365	96,112,645	10.81	263,322	7.032	379.16	631	75.3
7.001 – 8.000	809	198,883,189	22.36	245,838	7.838	383.01	611	77.0
8.001 – 9.000	1,005	227,879,179	25.62	226,745	8.572	393.47	603	79.7
9.001 – 10.000	782	163,796,746	18.42	209,459	9.560	396.59	590	81.4
Greater than 10.000	934	168,195,423	18.91	180,081	10.985	393.89	595	85.5
Total	4,023	889,381,449	100.00
____________
(1)	The weighted average Minimum Mortgage Rate for the Adjustable Rate Mortgage Loans in the Mortgage Pool as of November 1, 2007 was approximately 8.674%.

Next Adjustment Dates for the Adjustable Rate Mortgage Loans
in the Mortgage Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
December 2007	1	171,819	0.02	171,819	9.100	355.00	671	100.0
January 2008	9	2,982,490	0.34	331,388	7.894	356.00	576	82.8
February 2008	16	3,784,155	0.43	236,510	7.914	357.00	530	79.5
October 2008	1	349,076	0.04	349,076	6.000	347.00	647	80.0
November 2008	1	102,939	0.01	102,939	9.090	348.00	563	90.0
January 2009	8	1,997,681	0.22	249,710	7.613	355.99	653	80.7
February 2009	21	4,758,057	0.53	226,574	8.065	351.00	634	80.6
March 2009	64	15,884,038	1.79	248,188	8.218	352.14	639	80.2
April 2009	248	66,787,272	7.51	269,304	7.783	353.12	646	80.6
May 2009	156	39,675,279	4.46	254,329	8.183	354.00	632	80.5
June 2009	156	30,104,031	3.38	192,975	8.691	355.00	612	82.3
July 2009	84	24,758,636	2.78	294,746	8.088	356.67	640	83.7
August 2009	60	17,987,855	2.02	299,798	8.966	357.67	645	84.6
November 2009	1	393,570	0.04	393,570	9.550	349.00	538	85.0
January 2010	1	152,801	0.02	152,801	7.999	350.00	576	90.0
February 2010	9	1,941,806	0.22	215,756	7.981	351.00	630	86.0
March 2010	35	8,879,695	1.00	253,706	8.026	352.02	641	81.0
April 2010	65	19,796,831	2.23	304,567	7.616	353.08	646	76.1
May 2010	35	8,434,867	0.95	240,996	7.847	354.00	637	76.8
June 2010	78	18,133,715	2.04	232,484	8.120	355.00	618	76.7
July 2010	171	44,613,253	5.02	260,896	8.073	368.97	611	77.3
August 2010	287	61,249,971	6.89	213,415	9.292	397.88	595	80.3
September 2010	7	1,392,835	0.16	198,976	8.885	432.39	586	72.2
November 2011	1	110,038	0.01	110,038	9.650	348.00	593	90.0
December 2011	2	279,940	0.03	139,970	8.208	349.00	604	67.6
January 2012	5	650,711	0.07	130,142	8.923	350.00	635	86.3
February 2012	4	867,754	0.10	216,939	8.682	351.00	579	72.8
March 2012	7	2,424,307	0.27	346,330	7.495	352.40	675	79.9
April 2012	14	4,344,011	0.49	310,287	7.460	358.39	639	70.5
May 2012	15	4,615,880	0.52	307,725	8.261	354.00	609	74.3
June 2012	33	6,910,845	0.78	209,420	8.512	387.25	591	75.2
July 2012	823	173,237,860	19.48	210,496	8.735	414.68	597	79.0
August 2012	1,532	306,998,698	34.52	200,391	9.498	407.51	586	80.3
September 2012	70	13,238,753	1.49	189,125	10.085	404.75	609	84.6
April 2017	1	283,500	0.03	283,500	6.250	353.00	659	63.7
May 2017	1	566,480	0.06	566,480	8.200	354.00	679	90.0
June 2017	1	520,000	0.06	520,000	7.000	355.00	648	80.0
Total	4,023	889,381,449	100.00
____________
(1)	The weighted average Next Adjustment Date for the Adjustable Rate Mortgage Loans in the Mortgage Pool as of November 1, 2007 is May 2011.

Interest Only Periods for the Mortgage Loans
in the Mortgage Pool

Interest Only Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0	6,836	1,310,967,930	91.33	191,774	8.774	386.67	599	78.2
60	339	106,590,538	7.43	314,426	7.762	354.43	664	81.3
120	56	17,914,557	1.25	319,903	8.013	355.23	676	83.7
Total	7,231	1,435,473,025	100.00

ANNEX B

[Certificateholder Monthly Distribution Summaries]

Distribution Date:  09/13/07

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Certificateholder Monthly Distribution Summary
			Certificate		Pass				Current		Cumulative
		Class	Rate	Beginning	Through	Principal	Interest	Total	Realized	Ending	Realized
Class	Cusip	Description	Type	Balance	Rate (%)	Distribution	Distribution	Distribution	Losses	Balance	Losses
1A1	126697AA9	Senior	Fix-Act/360	501,417,000.00	5.664747	2,760,110.95	3,647,390.83	6,407,501.78	0.00	498,656,889.05	0.00
1A2	126697AB7	Senior	Fix-Act/360	55,713,000.00	5.664747	306,678.99	411,920.26	718,599.25	0.00	55,406,321.01	0.00
2A1	126697AC5	Senior	Fix-Act/360	247,938,000.00	5.700000	3,383,320.34	1,688,044.55	5,071,364.89	0.00	244,554,679.66	0.00
2A2	126697AD3	Senior	Fix-Act/360	84,376,000.00	5.757636	0.00	589,577.30	589,577.30	0.00	84,376,000.00	0.00
2A3	126697AE1	Senior	Fix-Act/360	171,497,000.00	5.757636	0.00	1,259,788.38	1,259,788.38	0.00	171,497,000.00	0.00
2A4	126697AF8	Senior	Fix-Act/360	73,467,000.00	5.757636	0.00	587,940.07	587,940.07	0.00	73,467,000.00	0.00
AR	126697AX9	Residual	Fix-Act/360	100.00	0.000000	100.00	0.00	100.00	0.00	0.00	0.00
P	126697AW1	Prepay Penalties	Fix-30/360	100.00	0.000000	0.00	20,848.20	20,848.20	0.00	100.00	0.00
C	126697AV3	Senior	Fix-30/360	1,459,985,056.00	0.000000	0.00	0.00	0.00	0.00	1,453,534,828.86	0.00

1M1	126697AG6	Junior	Fix-Act/360	17,953,000.00	5.711703	0.00	135,525.20	135,525.20	0.00	17,953,000.00	0.00
2M1	126697AH4	Junior	Fix-Act/360	18,547,000.00	5.711703	0.00	140,009.24	140,009.24	0.00	18,547,000.00	0.00
1M2	126697AJ0	Junior	Fix-Act/360	11,849,000.00	5.711703	0.00	91,994.32	91,994.32	0.00	11,849,000.00	0.00
2M2	126697AK7	Junior	Fix-Act/360	12,241,000.00	5.711703	0.00	95,037.76	95,037.76	0.00	12,241,000.00	0.00
1M3	126697AL5	Junior	Fix-Act/360	31,956,000.00	5.711703	0.00	256,118.46	256,118.46	0.00	31,956,000.00	0.00
2M3	126697AM3	Junior	Fix-Act/360	33,013,000.00	5.711703	0.00	264,590.02	264,590.02	0.00	33,013,000.00	0.00
M4	126697AN1	Junior	Fix-Act/360	18,250,000.00	5.711703	0.00	151,936.32	151,936.32	0.00	18,250,000.00	0.00
M5	126697AP6	Junior	Fix-Act/360	21,170,000.00	5.711703	0.00	184,590.64	184,590.64	0.00	21,170,000.00	0.00
M6	126697AQ4	Junior	Fix-Act/360	25,549,000.00	5.711703	0.00	242,609.05	242,609.05	0.00	25,549,000.00	0.00
M7	126697AR2	Junior	Fix-Act/360	10,950,000.00	5.711703	0.00	103,979.38	103,979.38	0.00	10,950,000.00	0.00
M8	126697AS0	Junior	Fix-Act/360	13,140,000.00	5.711703	0.00	124,775.25	124,775.25	0.00	13,140,000.00	0.00
M9	126697AT8	Junior	Fix-Act/360	7,300,000.00	5.711703	0.00	69,319.58	69,319.58	0.00	7,300,000.00	0.00
Totals				2,816,311,256.00		6,450,210.28	10,065,994.81	16,516,205.09	0.00	2,803,410,818.58	0.00

   Distribution Date:  09/13/07

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Principal Distribution Detail
		Original	Beginning	Net	Current	Ending	Ending
		Certificate	Certificate	Principal	Realized	Certificate	Certificate
Class	Cusip	Balance	Balance	Distribution	Losses	Balance	Factor
1A1	126697AA9	501,417,000.00	501,417,000.00	2,760,110.95	0.00	498,656,889.05	0.994495378
1A2	126697AB7	55,713,000.00	55,713,000.00	306,678.99	0.00	55,406,321.01	0.994495378
2A1	126697AC5	247,938,000.00	247,938,000.00	3,383,320.34	0.00	244,554,679.66	0.986354168
2A2	126697AD3	84,376,000.00	84,376,000.00	0.00	0.00	84,376,000.00	1.000000000
2A3	126697AE1	171,497,000.00	171,497,000.00	0.00	0.00	171,497,000.00	1.000000000
2A4	126697AF8	73,467,000.00	73,467,000.00	0.00	0.00	73,467,000.00	1.000000000
AR	126697AX9	100.00	100.00	100.00	0.00	0.00	0.000000000
P	126697AW1	100.00	100.00	0.00	0.00	100.00	1.000000000
C	126697AV3	1,459,985,056.00	1,459,985,056.00	0.00	0.00	1,453,534,828.86	0.995581991

1M1	126697AG6	17,953,000.00	17,953,000.00	0.00	0.00	17,953,000.00	1.000000000
2M1	126697AH4	18,547,000.00	18,547,000.00	0.00	0.00	18,547,000.00	1.000000000
1M2	126697AJ0	11,849,000.00	11,849,000.00	0.00	0.00	11,849,000.00	1.000000000
2M2	126697AK7	12,241,000.00	12,241,000.00	0.00	0.00	12,241,000.00	1.000000000
1M3	126697AL5	31,956,000.00	31,956,000.00	0.00	0.00	31,956,000.00	1.000000000
2M3	126697AM3	33,013,000.00	33,013,000.00	0.00	0.00	33,013,000.00	1.000000000
M4	126697AN1	18,250,000.00	18,250,000.00	0.00	0.00	18,250,000.00	1.000000000
M5	126697AP6	21,170,000.00	21,170,000.00	0.00	0.00	21,170,000.00	1.000000000
M6	126697AQ4	25,549,000.00	25,549,000.00	0.00	0.00	25,549,000.00	1.000000000
M7	126697AR2	10,950,000.00	10,950,000.00	0.00	0.00	10,950,000.00	1.000000000
M8	126697AS0	13,140,000.00	13,140,000.00	0.00	0.00	13,140,000.00	1.000000000
M9	126697AT8	7,300,000.00	7,300,000.00	0.00	0.00	7,300,000.00	1.000000000
Totals		2,816,311,256.00	2,816,311,256.00	6,450,210.28	0.00	2,803,410,818.58

   Distribution Date:  09/13/07

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Interest Distribution Detail
	Beginning	Pass			Total	Net Rate	Net		Net Rate
	Certificate	Through	Effective	Current	Interest	Carryover	Interest	Interest	Carryover
Class	Balance	Rate (%)	Coupon (%)	Interest	Due	Paid	Shortfall	Paid	After Dist.
1A1	501,417,000.00	5.664747	8.447419	3,392,700.47	3,392,700.47	254,690.35	0.00	3,647,390.83	0.00
1A2	55,713,000.00	5.664747	8.586129	376,966.72	376,966.72	34,953.54	0.00	411,920.26	0.00
2A1	247,938,000.00	5.700000	7.906452	1,688,044.55	1,688,044.55	0.00	0.00	1,688,044.55	0.00
2A2	84,376,000.00	5.757636	8.114516	580,268.58	580,268.58	9,308.72	0.00	589,577.30	0.00
2A3	171,497,000.00	5.757636	8.530645	1,179,415.01	1,179,415.01	80,373.37	0.00	1,259,788.38	0.00
2A4	73,467,000.00	5.757636	9.293548	505,245.47	505,245.47	82,694.60	0.00	587,940.07	0.00
AR	100.00	0.000000	0.000000	0.00	0.00	0.00	0.00	0.00	0.00
P	100.00	0.000000	250178.400000	0.00	0.00	0.00	0.00	20,848.20	0.00
C	1,459,985,056.00	0.000000	0.000000	0.00	0.00	0.00	0.00	0.00	0.00

1M1	17,953,000.00	5.711703	8.766452	122,480.97	122,480.97	13,044.24	0.00	135,525.20	0.00
2M1	18,547,000.00	5.711703	8.766452	126,533.42	126,533.42	13,475.82	0.00	140,009.24	0.00
1M2	11,849,000.00	5.711703	9.016129	80,837.57	80,837.57	11,156.75	0.00	91,994.32	0.00
2M2	12,241,000.00	5.711703	9.016129	83,511.92	83,511.92	11,525.84	0.00	95,037.76	0.00
1M3	31,956,000.00	5.711703	9.307419	218,013.80	218,013.80	38,104.66	0.00	256,118.46	0.00
2M3	33,013,000.00	5.711703	9.307419	225,224.98	225,224.98	39,365.04	0.00	264,590.02	0.00
M4	18,250,000.00	5.711703	9.668065	124,507.19	124,507.19	27,429.13	0.00	151,936.32	0.00
M5	21,170,000.00	5.711703	10.125806	144,428.34	144,428.34	40,162.30	0.00	184,590.64	0.00
M6	25,549,000.00	5.711703	11.027419	174,303.25	174,303.25	68,305.80	0.00	242,609.05	0.00
M7	10,950,000.00	5.711703	11.027419	74,704.32	74,704.32	29,275.06	0.00	103,979.38	0.00
M8	13,140,000.00	5.711703	11.027419	89,645.18	89,645.18	35,130.07	0.00	124,775.25	0.00
M9	7,300,000.00	5.711703	11.027419	49,802.88	49,802.88	19,516.71	0.00	69,319.58	0.00
Totals	2,816,311,256.00			9,236,634.62	9,236,634.62	808,512.00	0.00	10,065,994.81	0.00

   Distribution Date:  09/13/07

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Current Payment Information Factors per $1,000
		Original	Beginning			Ending	Pass
		Certificate	Certificate	Principal	Interest	Certificate	Through
Class	Cusip	Balance	Balance	Distribution	Distribution	Balance	Rate (%)
1A1	126697AA9	501,417,000.00	1,000.000000000	5.504621810	7.274166667	994.495378190	5.664747
1A2	126697AB7	55,713,000.00	1,000.000000000	5.504621810	7.393611111	994.495378190	5.664747
2A1	126697AC5	247,938,000.00	1,000.000000000	13.645832167	6.808333333	986.354167833	5.700000
2A2	126697AD3	84,376,000.00	1,000.000000000	0.000000000	6.987500000	1,000.000000000	5.757636
2A3	126697AE1	171,497,000.00	1,000.000000000	0.000000000	7.345833333	1,000.000000000	5.757636
2A4	126697AF8	73,467,000.00	1,000.000000000	0.000000000	8.002777778	1,000.000000000	5.757636
AR	126697AX9	100.00	1,000.000000000	1,000.000000000	0.000000000	0.000000000	0.000000
P	126697AW1	100.00	1,000.000000000	0.000000000	208,482.000000000	1,000.000000000	0.000000
C	126697AV3	1,459,985,056.00	1,000.000000000	0.000000000	0.000000000	995.581990984	0.000000

1M1	126697AG6	17,953,000.00	1,000.000000000	0.000000000	7.548888889	1,000.000000000	5.711703
2M1	126697AH4	18,547,000.00	1,000.000000000	0.000000000	7.548888889	1,000.000000000	5.711703
1M2	126697AJ0	11,849,000.00	1,000.000000000	0.000000000	7.763888889	1,000.000000000	5.711703
2M2	126697AK7	12,241,000.00	1,000.000000000	0.000000000	7.763888889	1,000.000000000	5.711703
1M3	126697AL5	31,956,000.00	1,000.000000000	0.000000000	8.014722222	1,000.000000000	5.711703
2M3	126697AM3	33,013,000.00	1,000.000000000	0.000000000	8.014722222	1,000.000000000	5.711703
M4	126697AN1	18,250,000.00	1,000.000000000	0.000000000	8.325277778	1,000.000000000	5.711703
M5	126697AP6	21,170,000.00	1,000.000000000	0.000000000	8.719444444	1,000.000000000	5.711703
M6	126697AQ4	25,549,000.00	1,000.000000000	0.000000000	9.495833333	1,000.000000000	5.711703
M7	126697AR2	10,950,000.00	1,000.000000000	0.000000000	9.495833333	1,000.000000000	5.711703
M8	126697AS0	13,140,000.00	1,000.000000000	0.000000000	9.495833333	1,000.000000000	5.711703
M9	126697AT8	7,300,000.00	1,000.000000000	0.000000000	9.495833333	1,000.000000000	5.711703
Totals		2,816,311,256.00	1,000.000000000	2.290304478	3.574176962	995.419385058

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Pool Level Data
Distribution Date		09/13/07
Cut-off Date		08/01/07
Record Date		08/31/07
Determination Date		09/01/07
LIBOR Determination Date		08/09/07
Accrual Period 30/360	Begin	08/01/07
	End	09/01/07
Number of Days in 30/360 Accrual Period		30

Collateral Detail

Original Mortgage Loan Details

	Group I	Group II	Total

Original Aggregate Loan Count	3,974	3,373	7,347
Original Stated Principal Balance	718,124,786.62	741,860,269.76	1,459,985,056.38
Original Weighted Average Mortgage Rate	8.62847%	8.76159%
Original Weighted Average Net Mortgage Rate	8.11947%	8.25259%
Original Weighted Average Remaining Term	0	0

Current Mortgage Loan Details

	Group I	Group II	Total
Beginning Aggregate Loan Count	3,974	3,373	7,347
Loans Paid Off or otherwise removed pursuant to the PSA	18	11	29
Ending Aggregate Loan Count	3,956	3,362	7,318

Beginning Pool Stated Principal Balance	718,124,786.62	741,860,269.76	1,459,985,056.38
Scheduled Principal	319,103.50	292,938.00	612,041.50
Unscheduled Principal	2,747,742.19	3,090,443.83	5,838,186.02
Realized Principal Losses	0.00	0.00	0.00
Ending Pool Stated Principal Balance	715,057,940.93	738,476,887.93	1,453,534,828.86

Beginning Weighted Average Mortgage Rate	8.62847%	8.76159%
Beginning Weighted Average Net Mortgage Rate	8.11947%	8.25259%
Ending Weighted Average Mortgage Rate	8.62773%	8.75584%
Ending Weighted Average Net Mortgage Rate	8.11873%	8.24684%

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Beginning Weighted Average Remaining Term to Maturity	0	0
Ending Weighted Average Remaining Term to Maturity	384	387

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Loan Substitution

	Group I	Group II	Total
Aggregate Stated of Principal Balances Removed	0.00	0.00	0.00
Aggregate Stated of Principal Balance Added	0.00	0.00	0.00
Aggregate Principal Substitution Shortfall Amount	0.00	0.00	0.00

Fees of the Trust

	Group I	Group II	Total
Gross Master Servicing Fee	299,218.66	309,108.45	608,327.11
Net Master Servicing Fee	298,124.42	307,408.67	605,533.09
Trustee Fee	5,385.94	5,563.95	10,949.89
Total Net Loan Fees	303,510.36	312,972.62	616,482.98

Servicer Advances

	Group I	Group II	Total
Principal Advances	42.07	305.13	347.20
Interest Advances	697.07	3,528.37	4,225.44
Reimbursement for Principal & Interest Advances	0.00	0.00	0.00
Reimbursement for Nonrecoverable Advances	0.00	0.00	0.00
Total Advances	739.14	3,833.50	4,572.64

Mortgage Prepayment Details

	Group I	Group II	Total
Principal Balance of Loans Paid in Full	2,627,245.77	3,031,804.75	5,659,050.52
Prepayment Interest Excess	0.00	0.00	0.00
Prepayment Interest Shortfall	1,094.24	1,699.78	2,794.02
Compensating Interest	1,094.24	1,699.78	2,794.02
Non-Supported Prepayment Interest Shortfall	-0.00	-0.00	-0.00
Prepayment Charges	8,944.48	11,903.72	20,848.20
CPR %	4.49808%	4.88789%
SMM %	0.38280%	0.41674%

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Delinquency Information

Delinquency Info		Group 1		Group 2		Total
30-59 Days	Balance	86,192.98	0.01205%	494,645.09	0.06698%	580,838.07	0.03996%
	Loan Count	1	0.02528%	2	0.05949%	3	0.04099%
60-89 Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
90+ Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
Total	Balance	86,192.98	0.01205%	494,645.09	0.06698%	580,838.07	0.03996%
	Loan Count	1	0.02528%	2	0.05949%	3	0.04099%

Foreclosure Info		Group 1		Group 2		Total
30-59 Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
60-89 Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
90+ Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
Total	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

REO Info		Group 1		Group 2		Total
30-59 Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
60-89 Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
90+ Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
Total	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%

Bankruptcy Info		Group 1		Group 2		Total
30-59 Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
60-89 Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
90+ Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
Total	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%

Totals for Foreclosure Bankruptcy, REO		Group 1		Group 2		Total
All	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%

Totals for Foreclosure Bankruptcy, Delinquency		Group 1		Group 2		Total
All	Balance	86,192.98	0.01205%	494,645.09	0.06698%	580,838.07	0.03996%
	Loan Count	0	0.02528%	2	0.05949%	3	0.04099%

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Realized Loss Detail

Realized Losses

	Group I	Group II	Total
Current Period Realized Losses	0.00	0.00	0.00
Cumulative Realized Losses	0.00	0.00	0.00
Total Liquidated Loan Balance	0.00	0.00	0.00
Total Liquidated Proceeds	0.00	0.00	0.00
Subsequent Recoveries	0.00	0.00	0.00
MDR ( Monthly Default Rate )	0.00000%	0.00000%
CDR ( Conditional Default Rate )	0.00000%	0.00000%

	Liquidation	Liquidation	Realized
Loan ID	Balance	Proceeds	Loss

Group I
N/A
Group II
N/A

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Servicer Remittance Summary

Interest Remittance Amount

	Group I	Group II	Total
Scheduled Interest Collected	5,162,504.58	5,414,876.07	10,577,380.65
Plus: Compensating Interest	1,094.24	1,699.78	2,794.02
Less: Servicing Fees	299,218.66	309,108.45	608,327.11
Less: Mortgage Insurance Premium (PMI)	0.00	0.00	0.00
Total Interest Remittance Amount	4,864,380.15	5,107,467.41	9,971,847.56

Principal Remittance Amount

	Group I	Group II	Total
Scheduled Principal	319,103.50	292,938.00	612,041.50
Curtailment Principal	120,496.42	58,639.08	179,135.50
Paid in Full Principal	2,627,245.77	3,031,804.75	5,659,050.52
Repurchased Principal	0.00	0.00	0.00
Liquidation Principal	0.00	0.00	0.00
Subsequent Recoveries	0.00	0.00	0.00
Less: Non-Recoverable Principal Advances relating to Principal	0.00	0.00	0.00
Total Principal Remittance Amount	3,066,845.69	3,383,381.83	6,450,227.52

Other Remittance Amounts

	Group I	Group II	Total
Prepayment Charge	8,944.48	11,903.72	20,848.20
Other Amounts Required	0.00	0.00	0.00
Total Other Remittance	8,944.48	11,903.72	20,848.20

Total Servicer Remittance	7,940,170.32	8,502,752.96	16,442,923.28

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Distributable Amounts

Principal Distribution Amount

	Group I	Group II	Total
Principal Remittance Amount	3,066,845.69	3,383,381.83	6,450,227.52
Plus: Supplemental Loan Deposit	0.00	0.00	0.00
Plus: Extra Principal Distribution Amount	0.00	0.00	0.00
Less: OC Reduction	55.74	61.49	117.24
Principal Distribution Amount	3,066,789.95	3,383,320.34	6,450,110.28

Interest Funds

	Group I	Group II	Total
Interest Remittance	4,864,380.15	5,107,467.41	9,971,847.56
Less: Trustee Fee	5,385.94	5,563.95	10,949.89
Interest Funds	4,858,994.22	5,101,903.46	9,960,897.67

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Net Rate Carryover Details

Net Rate Cap Details

Libor Rate	5.35000%
Group 1 Net Rate Cap	5.66475%
Group 2 Net Rate Cap	5.75764%
Subordinate Net Rate Cap	5.71170%

Class	Beginning Balance	Interest Thereon	Current Period Amount	Amount Paid	Ending Amount

1A1	0.00	0.00	254,690.35	254,690.35	0.00
1A2	0.00	0.00	34,953.54	34,953.54	0.00
2A1	0.00	0.00	0.00	0.00	0.00
2A2	0.00	0.00	9,308.72	9,308.72	0.00
2A3	0.00	0.00	80,373.37	80,373.37	0.00
2A4	0.00	0.00	82,694.60	82,694.60	0.00
1M1	0.00	0.00	13,044.24	13,044.24	0.00
2M1	0.00	0.00	13,475.82	13,475.82	0.00
1M2	0.00	0.00	11,156.75	11,156.75	0.00
2M2	0.00	0.00	11,525.84	11,525.84	0.00
1M3	0.00	0.00	38,104.66	38,104.66	0.00
2M3	0.00	0.00	39,365.04	39,365.04	0.00
M4	0.00	0.00	27,429.13	27,429.13	0.00
M5	0.00	0.00	40,162.30	40,162.30	0.00
M6	0.00	0.00	68,305.80	68,305.80	0.00
M7	0.00	0.00	29,275.06	29,275.06	0.00
M8	0.00	0.00	35,130.07	35,130.07	0.00
M9	0.00	0.00	19,516.71	19,516.71	0.00
Total	--	--	808,512.00	808,512.00	--

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Distribution Summary

Amounts Available for Distribution

Total Servicer Remittance	16,442,923.28
Investment Income	0.00
Certificate Net Swap Proceeds Allocable to the Trust	84,131.71
Carryover Reserve Fund withdrawal	0.00
Principal Reserve Fund withdrawal	100.00
Other Amounts	0.00
Total Available	16,527,154.99

Distribution Payments

Trustee Fee	10,949.89
Certificate Net Swap Payment	0.00
Class Payments	16,516,205.10
Total Payments	16,527,154.99

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Trust Accounts

Distribution Account

Beginning Balance	0.00
Deposit	16,527,154.99
Withdrawal	16,527,154.99
Ending Balance	0.00

Carryover Reserve Account

Beginning Balance	0.00
Deposits	724,380.30
Withdrawals	724,380.30
Ending Balance	0.00

Certificate Swap Account

Beginning Balance	0.00
Deposits	84,131.71
Withdrawals	84,131.71
Ending Balance	0.00

Class P Principal Reserve Account

Beginning Balance	100.00
Deposit	0.00
Withdrawal	100.00
Ending Balance	0.00

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Final Maturity Reserve Fund

Beginning Balance	0.00
Deposit	0.00
Withdrawals	0.00
Ending Balance	0.00

Credit Comeback Excess Account

Beginning Balance	0.00
Deposits	0.00
Withdrawals	0.00
Ending Balance	0.00

Certificate Swap Contract Details

Floating Rate Receipt	8,667,299.90
Fixed Rate Payment	6,216,494.17

Net Swap Payment Paid	0.00
Net Swap Payment Received	790,992.37
Net Swap Payment Received allocated to Trust	84,131.71

Swap Termination Fee	0.00
Seniors Libor Classes Current Interest and Interest Carry Forward Amounts	0.00
Subordinate Current Interest and Interest Carry Forward Amounts	0.00
Extra Principal Distribution to meet OD Deficiency	0.00
Net Carryover Amounts Paid	0.00
Senior Classes Unpaid Loss Amounts	0.00
Subordinate Classes Unpaid Loss Amounts	0.00
Total	0.00

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Credit Enhancements

Overcollateralization Details

OC Prior	103,658,939.14
OC Floor	7,299,925.29
OC Target	103,658,939.14
OC Deficiency	0.00
OC Reduction	117.24
OC Ending	103,658,939.14

Application of Excess Cashflow

Excess Cashflow available after application of interest payments		724,263.06
Plus: OC Reduction Amount		117.24
Plus: Carryover Reserve Fund earnings		0.00
Less: Extra Principal Distribution Amount		0.00
Less: Unpaid Realized Loss Amount		0.00
Less: Interest Carryover Amount		0.00
Less: Carryover Shortfalls Paid		724,380.30
Less: Transfer to Carryover Shortfall Reserve to replenish initial deposit		0.00
Remaining Excess Cashflow available to Residual Class		-0.00

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Trigger Event Details

Delinquency Trigger Test

	Group I	Group II	Total
Current Month	0.00	0.00	0.00
1 Month Prior	0.00	0.00	0.00
2 Months Prior	0.00	0.00	0.00

Three-month Rolling Delinquency Rate	0.00000%
Senior Enhancement Percentage	22.30003%
Specified Delinquency Rate Trigger	6.69001%

Is Delinquency Trigger Event in Effect?	NO

Delinquency Trigger Event applicable only on
or after the Step-Down Date

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Cumulative Loss Trigger Test

Cumulative Loss Percentage	0.00000%
Specified Cumulative Loss Percentage	100.00000%

Is Cumulative Loss Trigger Event in Effect?	NO

Cumulative Loss Trigger Event applicable
only on or after the Step-Down Date

Is Trigger Event in Effect?	NO

Stepdown Date Details

Balance of Senior Notes ( after application of Principal Remittance Amount )		1,127,957,772.48
Threshold Balance of Senior Notes to trigger Stepdown Date		805,258,295.19
Has the 3rd Anniversary Distribution Date occured?	NO
Has the Balance of Senior Notes been reduced to zero?	NO

Has Stepdown Date been reached?	NO

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Subordination

Credit Support	Original	Current

Class A	2,594,393,256.00	2,581,492,818.58
Class A Percentage	92.120260%	92.084000%

Class 1M1	17,953,000.00	17,953,000.00
Class 1M1 Percentage	0.637465%	0.640398%

Class 2M1	18,547,000.00	18,547,000.00
Class 2M1 Percentage	0.658556%	0.661587%

Class 1M2	11,849,000.00	11,849,000.00
Class 1M2 Percentage	0.420728%	0.422664%

Class 2M2	12,241,000.00	12,241,000.00
Class 2M2 Percentage	0.434647%	0.436647%

Class 1M3	31,956,000.00	31,956,000.00
Class 1M3 Percentage	1.134676%	1.139897%

Class 2M3	33,013,000.00	33,013,000.00
Class 2M3 Percentage	1.172207%	1.177601%

Class M4	18,250,000.00	18,250,000.00
Class M4 Percentage	0.648011%	0.650993%

Class M5	21,170,000.00	21,170,000.00
Class M5 Percentage	0.751692%	0.755152%

Class M6	25,549,000.00	25,549,000.00
Class M6 Percentage	0.907180%	0.911354%

Class M7	10,950,000.00	10,950,000.00
Class M7 Percentage	0.388806%	0.390596%

Class M8	13,140,000.00	13,140,000.00
Class M8 Percentage	0.466568%	0.468715%

Class M9	7,300,000.00	7,300,000.00
Class M9 Percentage	0.259204%	0.260397%

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Prepayment Loan Details

	Group I	Group II	Total
Prepayment Penalties	8,944.48	11,903.72	20,848.20

Loan ID	Balance	Paid Off Date	Penalty	State	Rate	Seasoning	Type

Group I

161305744	155,720.76	08/24/07	0.00	NJ	11.700	123	Paid in Full
164628811	125,570.65	09/07/07	0.00	NC	7.990	6	Paid in Full
164628979	214,635.32	09/07/07	0.00	WV	7.300	7	Paid in Full
164628995	139,569.89	09/12/07	0.00	NM	8.500	6	Paid in Full
164629315	100,487.13	09/15/07	0.00	WV	8.450	6	Paid in Full

165210240	84,816.18	08/24/07	0.00	IL	10.190	6	Paid in Full
168204718	373,359.97	09/06/07	0.00	IL	7.490	4	Paid in Full
168208159	111,902.82	09/12/07	2,237.40	VA	7.990	125	Paid in Full
168796012	309,853.94	09/13/07	0.00	IL	10.050	124	Paid in Full
169945213	112,000.00	08/29/07	0.00	TX	10.125	1	Paid in Full

170407717	124,486.00	08/28/07	0.00	WY	8.500	1	Paid in Full
170837258	50,400.00	09/07/07	2,318.40	FL	11.500	1	Paid in Full
171182475	79,121.12	09/13/07	0.00	TX	10.100	3	Paid in Full
171184676	186,995.51	08/21/07	1,871.00	OH	8.100	123	Paid in Full
171184972	50,353.77	09/05/07	2,517.68	OK	9.850	3	Paid in Full

176181215	157,500.00	09/15/07	0.00	SC	8.500	1	Paid in Full
176666797	159,700.00	09/05/07	0.00	OR	9.750	1	Paid in Full
177287060	92,000.00	09/15/07	0.00	GA	8.875	1	Paid in Full

Group II

161668225	109,572.35	08/28/07	0.00	CA	11.550	3	Paid in Full
162650031	344,000.00	09/05/07	0.00	CA	8.800	2	Paid in Full
171183555	141,174.46	09/04/07	7,058.72	TN	10.000	3	Paid in Full
171240168	139,952.73	08/24/07	0.00	VA	11.250	2	Paid in Full
171287595	580,000.00	09/04/07	0.00	CT	9.625	2	Paid in Full

171355662	170,000.00	09/15/07	0.00	CO	9.750	1	Paid in Full
171371403	235,968.46	09/15/07	0.00	CA	10.550	2	Paid in Full

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Loan ID	Balance	Paid Off Date	Penalty	State	Rate	Seasoning	Type
171385853	616,267.90	08/24/07	0.00	SC	10.750	2	Paid in Full
171527816	403,984.00	09/15/07	0.00	IL	11.500	2	Paid in Full
176115454	150,000.00	09/10/07	4,845.00	FL	8.075	1	Paid in Full

176233259	141,484.66	09/05/07	0.00	ND	9.800	2	Paid in Full

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Stratification Tables

Group I
			Number	Percent	Principal	Percent
Update Face			of Items	of Items	Balance	of Balance
< =		0.00	0	0.000	0.00	0.000
0.00	-	25,000.00	3	0.076	62,788.20	0.009
25,000.00	-	50,000.00	59	1.491	2,747,416.55	0.384
50,000.00	-	75,000.00	267	6.749	17,211,402.78	2.407
75,000.00	-	100,000.00	442	11.173	39,118,310.24	5.471
100,000.00	-	125,000.00	492	12.437	55,447,325.89	7.754
125,000.00	-	150,000.00	487	12.310	67,399,887.77	9.426
150,000.00	-	175,000.00	393	9.934	63,962,986.65	8.945
175,000.00	-	200,000.00	420	10.617	79,039,485.65	11.054
200,000.00	-	225,000.00	304	7.685	64,797,598.40	9.062
225,000.00	-	250,000.00	251	6.345	59,487,914.55	8.319
250,000.00	-	275,000.00	204	5.157	53,574,295.14	7.492
275,000.00	-	300,000.00	172	4.348	49,626,536.01	6.940
300,000.00	-	325,000.00	141	3.564	44,063,704.04	6.162
325,000.00	-	350,000.00	118	2.983	39,938,982.76	5.585
350,000.00	-	375,000.00	91	2.300	32,864,473.89	4.596
375,000.00	-	400,000.00	62	1.567	23,996,092.16	3.356
400,000.00	-	425,000.00	37	0.935	15,136,402.58	2.117
425,000.00	-	450,000.00	4	0.101	1,756,935.68	0.246
450,000.00	-	475,000.00	3	0.076	1,392,782.25	0.195
475,000.00	-	500,000.00	0	0.000	0.00	0.000
500,000.00	-	525,000.00	2	0.051	1,026,771.93	0.144
525,000.00	-	550,000.00	0	0.000	0.00	0.000
550,000.00	-	575,000.00	0	0.000	0.00	0.000
575,000.00	-	600,000.00	2	0.051	1,159,789.45	0.162
600,000.00	-	625,000.00	1	0.025	620,000.00	0.087
625,000.00	-	650,000.00	1	0.025	626,058.36	0.088
650,000.00	-	675,000.00	0	0.000	0.00	0.000
675,000.00	-	700,000.00	0	0.000	0.00	0.000
700,000.00	-	725,000.00	0	0.000	0.00	0.000
725,000.00	-	750,000.00	0	0.000	0.00	0.000
750,000.00	-	775,000.00	0	0.000	0.00	0.000
775,000.00	-	800,000.00	0	0.000	0.00	0.000
>		800,000.00	0	0.000	0.00	0.000
	Wgt Ave / Total:		3956	100.000	715,057,940.93	100.000

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Group II
			Number	Percent	Principal	Percent
	Update Face		of Items	of Items	Balance	of Balance
< =		0.00	0	0.000	0.00	0.000
0.00	-	25,000.00	6	0.178	122,067.05	0.017
25,000.00	-	50,000.00	45	1.338	2,049,333.98	0.278
50,000.00	-	75,000.00	227	6.752	14,325,153.40	1.940
75,000.00	-	100,000.00	364	10.827	32,165,977.35	4.356
100,000.00	-	125,000.00	414	12.314	46,397,580.02	6.283
125,000.00	-	150,000.00	361	10.738	49,594,528.48	6.716
150,000.00	-	175,000.00	316	9.399	51,281,540.32	6.944
175,000.00	-	200,000.00	259	7.704	48,675,242.56	6.591
200,000.00	-	225,000.00	215	6.395	45,721,276.31	6.191
225,000.00	-	250,000.00	149	4.432	35,389,206.08	4.792
250,000.00	-	275,000.00	114	3.391	29,952,455.90	4.056
275,000.00	-	300,000.00	133	3.956	38,309,411.49	5.188
300,000.00	-	325,000.00	105	3.123	32,906,551.91	4.456
325,000.00	-	350,000.00	73	2.171	24,588,552.84	3.330
350,000.00	-	375,000.00	44	1.309	16,027,803.37	2.170
375,000.00	-	400,000.00	40	1.190	15,537,445.03	2.104
400,000.00	-	425,000.00	57	1.695	23,580,037.63	3.193
425,000.00	-	450,000.00	71	2.112	31,133,736.43	4.216
450,000.00	-	475,000.00	73	2.171	33,677,494.69	4.560
475,000.00	-	500,000.00	85	2.528	41,596,127.17	5.633
500,000.00	-	525,000.00	39	1.160	20,085,616.49	2.720
525,000.00	-	550,000.00	37	1.101	19,895,706.43	2.694
550,000.00	-	575,000.00	30	0.892	16,858,957.08	2.283
575,000.00	-	600,000.00	31	0.922	18,315,737.24	2.480
600,000.00	-	625,000.00	17	0.506	10,355,073.13	1.402
625,000.00	-	650,000.00	18	0.535	11,509,747.80	1.559
650,000.00	-	675,000.00	7	0.208	4,668,823.05	0.632
675,000.00	-	700,000.00	13	0.387	8,973,445.35	1.215
700,000.00	-	725,000.00	5	0.149	3,558,223.88	0.482
725,000.00	-	750,000.00	9	0.268	6,688,063.19	0.906
750,000.00	-	775,000.00	0	0.000	0.00	0.000
775,000.00	-	800,000.00	1	0.030	798,810.14	0.108
>		800,000.00	4	0.119	3,737,162.14	0.506
	Wgt Ave / Total:		3362	100.000	738,476,887.93	100.000

Group I

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

			Number	Percent	Principal	Percent
	Issuance Coupon		of Items	of Items	Balance	of Balance
< =		5.0	0	0.000	0.00	0.000
5.0	-	5.5	4	0.101	647,154.26	0.091
5.5	-	6.0	18	0.455	5,045,923.21	0.706
6.0	-	6.5	73	1.845	19,413,581.11	2.715
6.5	-	7.0	215	5.435	50,280,678.19	7.032
7.0	-	7.5	289	7.305	63,747,886.14	8.915
7.5	-	8.0	636	16.077	131,490,064.87	18.389
8.0	-	8.5	556	14.055	101,339,473.99	14.172
8.5	-	9.0	645	16.304	110,653,607.28	15.475
9.0	-	9.5	396	10.010	67,445,545.66	9.432
9.5	-	10.0	399	10.086	63,270,721.79	8.848
10.0	-	10.5	253	6.395	40,816,032.25	5.708
10.5	-	11.0	195	4.929	28,282,064.90	3.955
11.0	-	11.5	122	3.084	16,535,457.19	2.312
11.5	-	12.0	111	2.806	12,324,103.92	1.724
12.0	-	12.5	22	0.556	2,206,698.58	0.309
>		12.5	22	0.556	1,558,947.59	0.218
	Wgt Ave / Total:		3956	100.000	715,057,940.93	100.000

Group II
			Number	Percent	Principal	Percent
	Issuance Coupon		of Items	of Items	Balance	of Balance
< =		5.0	0	0.000	0.00	0.000
5.0	-	5.5	0	0.000	0.00	0.000
5.5	-	6.0	18	0.535	6,419,597.96	0.869
6.0	-	6.5	102	3.034	31,595,550.57	4.278
6.5	-	7.0	198	5.889	61,285,523.09	8.299
7.0	-	7.5	216	6.425	58,479,052.36	7.919
7.5	-	8.0	431	12.820	105,168,130.64	14.241
8.0	-	8.5	424	12.612	99,582,557.10	13.485
8.5	-	9.0	435	12.939	93,861,903.72	12.710
9.0	-	9.5	367	10.916	72,219,572.18	9.780
9.5	-	10.0	337	10.024	64,584,380.70	8.746
10.0	-	10.5	239	7.109	47,424,748.15	6.422
10.5	-	11.0	211	6.276	39,797,422.43	5.389
11.0	-	11.5	131	3.896	23,963,109.26	3.245
11.5	-	12.0	109	3.242	18,038,913.12	2.443
12.0	-	12.5	75	2.231	10,546,423.97	1.428
>		12.5	69	2.052	5,510,002.68	0.746
	Wgt Ave / Total:		3362	100.000	738,476,887.93	100.000

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Group I
Location	Number	Percent	Principal	Percent
	of Items	of Items	Balance	of Balance
CA	443	11.198	116,715,551.56	16.323
FL	448	11.325	80,467,635.28	11.253
AZ	154	3.893	29,299,258.58	4.097
VA	138	3.488	24,532,429.87	3.431
WA	101	2.553	23,834,881.32	3.333
CO	37	0.935	7,670,058.32	1.073
Others	2635	66.608	432,538,126.00	60.490
Wgt Ave / Total:	3956	100.000	715,057,940.93	100.000

Group II
Location	Number	Percent	Principal	Percent
	of Items	of Items	Balance	of Balance
CA	573	17.043	203,120,787.21	27.505
FL	480	14.277	95,215,510.41	12.893
AZ	110	3.272	22,028,601.15	2.983
VA	113	3.361	24,702,803.62	3.345
WA	94	2.796	23,995,380.77	3.249
CO	51	1.517	12,127,246.35	1.642
Others	1941	57.733	357,286,558.42	48.382
Wgt Ave / Total:	3362	100.000	738,476,887.93	100.000
Group I
			Number	Percent	Principal	Percent
	Update Term		of Items	of Items	Balance	of Balance
< =		120	8	0.202	1,310,486.64	0.183
120	-	180	65	1.643	6,538,190.85	0.914
180	-	300	36	0.910	4,179,615.48	0.585
300	-	360	3004	75.935	528,070,553.02	73.850
>		360	843	21.309	174,959,094.94	24.468
	Wgt Ave / Total:		3956	100.000	715,057,940.93	100.000

Group II

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

			Number	Percent	Principal	Percent
	Update Term		of Items	of Items	Balance	of Balance
< =		120	2	0.059	63,857.04	0.009
120	-	180	49	1.457	5,012,588.09	0.679
180	-	300	25	0.744	3,403,157.07	0.461
300	-	360	2571	76.472	537,422,029.58	72.774
>		360	715	21.267	192,575,256.15	26.077
	Wgt Ave / Total:		3362	100.000	738,476,887.93	100.000

Distribution Date: 10/13/07

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Certificateholder Monthly Distribution Summary

			Certificate		Pass				Current		Cumulative
		Class	Rate	Beginning	Through	Principal	Interest	Total	Realized	Ending	Realized
Class	Cusip	Description	Type	Balance	Rate (%)	Distribution	Distribution	Distribution	Losses	Balance	Losses

1A1	126697AA9	Senior	Fix-Act/360	498,656,889.05	5.871250	4,498,761.95	2,439,782.72	6,938,544.67	0.00	494,158,127.09	0.00
1A2	126697AB7	Senior	Fix-Act/360	55,406,321.01	5.971250	499,862.44	275,704.16	775,566.60	0.00	54,906,458.57	0.00
2A1	126697AC5	Senior	Fix-Act/360	244,554,679.66	5.481250	3,845,462.54	1,117,054.45	4,962,516.99	0.00	240,709,217.12	0.00
2A2	126697AD3	Senior	Fix-Act/360	84,376,000.00	5.631250	0.00	395,951.96	395,951.96	0.00	84,376,000.00	0.00
2A3	126697AE1	Senior	Fix-Act/360	171,497,000.00	5.931250	0.00	847,659.65	847,659.65	0.00	171,497,000.00	0.00
2A4	126697AF8	Senior	Fix-Act/360	73,467,000.00	6.481250	0.00	396,798.33	396,798.33	0.00	73,467,000.00	0.00
AR	126697AX9	Residual	Fix-Act/360	0.00	0.000000	0.00	0.00	0.00	0.00	0.00	0.00
P	126697AW1	Prepay Penalties	Fix-30/360	100.00	0.000000	0.00	61,266.86	61,266.86	0.00	100.00	0.00
C	126697AV3	Senior	Fix-30/360	1,453,534,828.86	0.000000	0.00	3,149,986.07	3,149,986.07	0.00	1,444,690,741.93	0.00

1M1	126697AG6	Junior	Fix-Act/360	17,953,000.00	6.101250	0.00	91,279.78	91,279.78	0.00	17,953,000.00	0.00
2M1	126697AH4	Junior	Fix-Act/360	18,547,000.00	6.101250	0.00	94,299.90	94,299.90	0.00	18,547,000.00	0.00
1M2	126697AJ0	Junior	Fix-Act/360	11,849,000.00	6.281250	0.00	62,022.11	62,022.11	0.00	11,849,000.00	0.00
2M2	126697AK7	Junior	Fix-Act/360	12,241,000.00	6.281250	0.00	64,073.98	64,073.98	0.00	12,241,000.00	0.00
1M3	126697AL5	Junior	Fix-Act/360	31,956,000.00	6.491250	0.00	172,861.99	172,861.99	0.00	31,956,000.00	0.00
2M3	126697AM3	Junior	Fix-Act/360	33,013,000.00	6.491250	0.00	178,579.70	178,579.70	0.00	33,013,000.00	0.00
M4	126697AN1	Junior	Fix-Act/360	18,250,000.00	6.751250	0.00	102,675.26	102,675.26	0.00	18,250,000.00	0.00
M5	126697AP6	Junior	Fix-Act/360	21,170,000.00	7.081250	0.00	124,925.05	124,925.05	0.00	21,170,000.00	0.00
M6	126697AQ4	Junior	Fix-Act/360	25,549,000.00	7.731250	0.00	164,604.76	164,604.76	0.00	25,549,000.00	0.00
M7	126697AR2	Junior	Fix-Act/360	10,950,000.00	7.731250	0.00	70,547.66	70,547.66	0.00	10,950,000.00	0.00
M8	126697AS0	Junior	Fix-Act/360	13,140,000.00	7.731250	0.00	84,657.19	84,657.19	0.00	13,140,000.00	0.00
M9	126697AT8	Junior	Fix-Act/360	7,300,000.00	7.731250	0.00	47,031.77	47,031.77	0.00	7,300,000.00	0.00

Totals				2,803,410,818.58		8,844,086.93	9,941,763.35	18,785,850.28	0.00	2,785,722,644.71	0.00

Distribution Date: 10/13/07

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Principal Distribution Detail
		Original	Beginning	Net	Current	Ending	Ending
		Certificate	Certificate	Principal	Realized	Certificate	Certificate
Class	Cusip	Balance	Balance	Distribution	Losses	Balance	Factor

1A1	126697AA9	501,417,000.00	498,656,889.05	4,498,761.95	0.00	494,158,127.09	0.985523281
1A2	126697AB7	55,713,000.00	55,406,321.01	499,862.44	0.00	54,906,458.57	0.985523281
2A1	126697AC5	247,938,000.00	244,554,679.66	3,845,462.54	0.00	240,709,217.12	0.970844393
2A2	126697AD3	84,376,000.00	84,376,000.00	0.00	0.00	84,376,000.00	1.000000000
2A3	126697AE1	171,497,000.00	171,497,000.00	0.00	0.00	171,497,000.00	1.000000000
2A4	126697AF8	73,467,000.00	73,467,000.00	0.00	0.00	73,467,000.00	1.000000000
AR	126697AX9	100.00	0.00	0.00	0.00	0.00	0.000000000
P	126697AW1	100.00	100.00	0.00	0.00	100.00	1.000000000
C	126697AV3	1,459,985,056.00	1,453,534,828.86	0.00	0.00	1,444,690,741.93	0.989524335

1M1	126697AG6	17,953,000.00	17,953,000.00	0.00	0.00	17,953,000.00	1.000000000
2M1	126697AH4	18,547,000.00	18,547,000.00	0.00	0.00	18,547,000.00	1.000000000
1M2	126697AJ0	11,849,000.00	11,849,000.00	0.00	0.00	11,849,000.00	1.000000000
2M2	126697AK7	12,241,000.00	12,241,000.00	0.00	0.00	12,241,000.00	1.000000000
1M3	126697AL5	31,956,000.00	31,956,000.00	0.00	0.00	31,956,000.00	1.000000000
2M3	126697AM3	33,013,000.00	33,013,000.00	0.00	0.00	33,013,000.00	1.000000000
M4	126697AN1	18,250,000.00	18,250,000.00	0.00	0.00	18,250,000.00	1.000000000
M5	126697AP6	21,170,000.00	21,170,000.00	0.00	0.00	21,170,000.00	1.000000000
M6	126697AQ4	25,549,000.00	25,549,000.00	0.00	0.00	25,549,000.00	1.000000000
M7	126697AR2	10,950,000.00	10,950,000.00	0.00	0.00	10,950,000.00	1.000000000
M8	126697AS0	13,140,000.00	13,140,000.00	0.00	0.00	13,140,000.00	1.000000000
M9	126697AT8	7,300,000.00	7,300,000.00	0.00	0.00	7,300,000.00	1.000000000

Totals		2,816,311,256.00	2,803,410,818.58	8,844,086.93	0.00	2,785,722,644.71

Distribution Date: 10/13/07

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Interest Distribution Detail
	Beginning	Pass			Total	Net Rate	Net		Net Rate
	Certificate	Through	Effective	Current	Interest	Carryover	Interest	Interest	Carryover
Class	Balance	Rate (%)	Coupon (%)	Interest	Due	Paid	Shortfall	Paid	After Dist.
1A1	498,656,889.05	5.871250	5.871250	2,439,782.72	2,439,782.72	0.00	0.00	2,439,782.72	0.00
1A2	55,406,321.01	5.971250	5.971250	275,704.16	275,704.16	0.00	0.00	275,704.16	0.00
2A1	244,554,679.66	5.481250	5.481250	1,117,054.45	1,117,054.45	0.00	0.00	1,117,054.45	0.00
2A2	84,376,000.00	5.631250	5.631250	395,951.96	395,951.96	0.00	0.00	395,951.96	0.00
2A3	171,497,000.00	5.931250	5.931250	847,659.65	847,659.65	0.00	0.00	847,659.65	0.00
2A4	73,467,000.00	6.481250	6.481250	396,798.33	396,798.33	0.00	0.00	396,798.33	0.00
AR	0.00	0.000000	0.000000	0.00	0.00	0.00	0.00	0.00	0.00
P	100.00	0.000000	735202.320000	0.00	0.00	0.00	0.00	61,266.86	0.00
C	1,453,534,828.86	0.000000	2.600545	0.00	0.00	0.00	0.00	3,149,986.07	0.00

1M1	17,953,000.00	6.101250	6.101250	91,279.78	91,279.78	0.00	0.00	91,279.78	0.00
2M1	18,547,000.00	6.101250	6.101250	94,299.90	94,299.90	0.00	0.00	94,299.90	0.00
1M2	11,849,000.00	6.281250	6.281250	62,022.11	62,022.11	0.00	0.00	62,022.11	0.00
2M2	12,241,000.00	6.281250	6.281250	64,073.98	64,073.98	0.00	0.00	64,073.98	0.00
1M3	31,956,000.00	6.491250	6.491250	172,861.99	172,861.99	0.00	0.00	172,861.99	0.00
2M3	33,013,000.00	6.491250	6.491250	178,579.70	178,579.70	0.00	0.00	178,579.70	0.00
M4	18,250,000.00	6.751250	6.751250	102,675.26	102,675.26	0.00	0.00	102,675.26	0.00
M5	21,170,000.00	7.081250	7.081250	124,925.05	124,925.05	0.00	0.00	124,925.05	0.00
M6	25,549,000.00	7.731250	7.731250	164,604.76	164,604.76	0.00	0.00	164,604.76	0.00
M7	10,950,000.00	7.731250	7.731250	70,547.66	70,547.66	0.00	0.00	70,547.66	0.00
M8	13,140,000.00	7.731250	7.731250	84,657.19	84,657.19	0.00	0.00	84,657.19	0.00
M9	7,300,000.00	7.731250	7.731250	47,031.77	47,031.77	0.00	0.00	47,031.77	0.00

Totals	2,803,410,818.58			6,730,510.42	6,730,510.42	0.00	0.00	9,941,763.35	0.00

Distribution Date: 10/13/07

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Current Payment Information Factors per $1,000

		Original	Beginning			Ending	Pass
		Certificate	Certificate	Principal	Interest	Certificate	Through
Class	Cusip	Balance	Balance	Distribution	Distribution	Balance	Rate (%)
1A1	126697AA9	501,417,000.00	994.495378190	8.972096979	4.865775824	985.523281211	5.871250
1A2	126697AB7	55,713,000.00	994.495378190	8.972096979	4.948650439	985.523281211	5.971250
2A1	126697AC5	247,938,000.00	986.354167833	15.509774782	4.505378152	970.844393050	5.481250
2A2	126697AD3	84,376,000.00	1,000.000000000	0.000000000	4.692708333	1,000.000000000	5.631250
2A3	126697AE1	171,497,000.00	1,000.000000000	0.000000000	4.942708333	1,000.000000000	5.931250
2A4	126697AF8	73,467,000.00	1,000.000000000	0.000000000	5.401041667	1,000.000000000	6.481250
AR	126697AX9	100.00	0.000000000	0.000000000	0.000000000	0.000000000	0.000000
P	126697AW1	100.00	1,000.000000000	0.000000000	612,668.600000000	1,000.000000000	0.000000
C	126697AV3	1,459,985,056.00	995.581990984	0.000000000	2.157546792	989.524335193	0.000000

1M1	126697AG6	17,953,000.00	1,000.000000000	0.000000000	5.084375000	1,000.000000000	6.101250
2M1	126697AH4	18,547,000.00	1,000.000000000	0.000000000	5.084375000	1,000.000000000	6.101250
1M2	126697AJ0	11,849,000.00	1,000.000000000	0.000000000	5.234375000	1,000.000000000	6.281250
2M2	126697AK7	12,241,000.00	1,000.000000000	0.000000000	5.234375000	1,000.000000000	6.281250
1M3	126697AL5	31,956,000.00	1,000.000000000	0.000000000	5.409375000	1,000.000000000	6.491250
2M3	126697AM3	33,013,000.00	1,000.000000000	0.000000000	5.409375000	1,000.000000000	6.491250
M4	126697AN1	18,250,000.00	1,000.000000000	0.000000000	5.626041667	1,000.000000000	6.751250
M5	126697AP6	21,170,000.00	1,000.000000000	0.000000000	5.901041667	1,000.000000000	7.081250
M6	126697AQ4	25,549,000.00	1,000.000000000	0.000000000	6.442708333	1,000.000000000	7.731250
M7	126697AR2	10,950,000.00	1,000.000000000	0.000000000	6.442708333	1,000.000000000	7.731250
M8	126697AS0	13,140,000.00	1,000.000000000	0.000000000	6.442708333	1,000.000000000	7.731250
M9	126697AT8	7,300,000.00	1,000.000000000	0.000000000	6.442708333	1,000.000000000	7.731250

Totals		2,816,311,256.00	995.419385058	3.140308768	3.530065553	989.138767519

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Pool Level Data
Distribution Date		10/13/07
Cut-off Date		08/01/07
Record Date		09/28/07
Determination Date		10/01/07
LIBOR Determination Date		09/11/07
Accrual Period 30/360	Begin	09/01/07
	End	10/01/07
Number of Days in 30/360 Accrual Period		30

Collateral Detail

Original Mortgage Loan Details

	Group I	Group II	Total
Original Aggregate Loan Count	3,974	3,373	7,347
Original Stated Principal Balance	718,124,786.62	741,860,269.76	1,459,985,056.38
Original Weighted Average Mortgage Rate	8.62847%	8.76159%
Original Weighted Average Net Mortgage Rate	8.11947%	8.25259%
Original Weighted Average Remaining Term	0	0

Current Mortgage Loan Details

	Group I	Group II	Total
Beginning Aggregate Loan Count	3,956	3,362	7,318
Loans Paid Off or otherwise removed pursuant to the PSA	24	15	39
Ending Aggregate Loan Count	3,932	3,347	7,279

Beginning Pool Stated Principal Balance	715,057,940.93	738,476,887.93	1,453,534,828.86
Scheduled Principal	1,417,979.41	1,251,029.13	2,669,008.54
Unscheduled Principal	3,580,644.98	2,594,433.41	6,175,078.39
Realized Principal Losses	0.00	0.00	0.00
Ending Pool Stated Principal Balance	710,059,316.54	734,631,425.39	1,444,690,741.93

Beginning Weighted Average Mortgage Rate	8.62765%	8.75584%
Beginning Weighted Average Net Mortgage Rate	8.11865%	8.24684%
Ending Weighted Average Mortgage Rate	8.63129%	8.75619%
Ending Weighted Average Net Mortgage Rate	8.12229%	8.24719%

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Beginning Weighted Average Remaining Term to Maturity	384	387
Ending Weighted Average Remaining Term to Maturity	383	386

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Loan Substitution

	Group I	Group II	Total
Aggregate Stated of Principal Balances Removed	0.00	0.00	0.00
Aggregate Stated of Principal Balance Added	0.00	0.00	0.00
Aggregate Principal Substitution Shortfall Amount	0.00	0.00	0.00

Fees of the Trust

	Group I	Group II	Total
Gross Master Servicing Fee	297,940.81	307,698.70	605,639.51
Net Master Servicing Fee	295,408.42	305,200.41	600,608.83
Trustee Fee	5,362.93	5,538.58	10,901.51
Total Net Loan Fees	300,771.35	310,738.98	611,510.34

Servicer Advances

	Group I	Group II	Total
Principal Advances	1,669.41	4,147.16	5,816.57
Interest Advances	41,147.84	92,605.60	133,753.44
Reimbursement for Principal & Interest Advances	0.00	0.00	0.00
Reimbursement for Nonrecoverable Advances	0.00	0.00	0.00
Total Advances	42,817.25	96,752.76	139,570.01

Mortgage Prepayment Details

	Group I	Group II	Total
Principal Balance of Loans Paid in Full	3,555,765.64	2,558,966.06	6,114,731.70
Prepayment Interest Excess	0.00	0.00	0.00
Prepayment Interest Shortfall	2,532.39	2,498.29	5,030.69
Compensating Interest	2,532.39	2,498.29	5,030.69
Non-Supported Prepayment Interest Shortfall	0.00	0.00	0.00
Prepayment Charges	44,087.60	17,179.26	61,266.86
CPR %	5.85752%	4.14223%
SMM %	0.50174%	0.35192%

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Delinquency Information

Delinquency Info		Group 1		Group 2		Total
30-59 Days	Balance	5,491,604.60	0.77340%	11,271,857.92	1.53436%	16,763,462.52	1.16035%
	Loan Count	30	0.76297%	49	1.46400%	79	1.08531%
60-89 Days	Balance	0.00	0.00000%	714,351.19	0.09724%	714,351.19	0.04945%
	Loan Count	0	0.00000%	3	0.08963%	3	0.04121%
90+ Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
Total	Balance	5,491,604.60	0.77340%	11,986,209.11	1.63159%	17,477,813.71	1.20980%
	Loan Count	30	0.76297%	52	1.55363%	82	1.12653%

Foreclosure Info		Group 1		Group 2		Total
30-59 Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
60-89 Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
90+ Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
Total	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

REO Info		Group 1		Group 2		Total
30-59 Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
60-89 Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
90+ Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
Total	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%

Bankruptcy Info		Group 1		Group 2		Total
30-59 Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
60-89 Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
90+ Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
Total	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%

Totals for Foreclosure		Group 1		Group 2		Total
Bankruptcy, REO
All	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%

Totals for Foreclosure,REO		Group 1		Group 2		Total
Bankruptcy, Delinquency
All	Balance	5,491,604.60	0.77340%	11,986,209.11	1.63159%	17,477,813.71	1.20980%
	Loan Count	30	0.76297%	52	1.55363%	82	1.12653%

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

	Realized Loss Detail

Realized Losses

	Group I	Group II	Total
Current Period Realized Losses	0.00	0.00	0.00
Cumulative Realized Losses	0.00	0.00	0.00
Total Liquidated Loan Balance	0.00	0.00	0.00
Total Liquidated Proceeds	0.00	0.00	0.00
Subsequent Recoveries	0.00	0.00	0.00
MDR ( Monthly Default Rate )	0.00000%	0.00000%
CDR ( Conditional Default Rate )	0.00000%	0.00000%

	Liquidation	Liquidation	Realized
Loan ID	Balance	Proceeds	Loss

Group I
N/A
Group II
N/A

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Servicer Remittance Summary

Interest Remittance Amount

	Group I	Group II	Total
Scheduled Interest Collected	5,138,523.87	5,385,823.73	10,524,347.60
Plus: Compensating Interest	2,532.39	2,498.29	5,030.69
Less: Servicing Fees	297,940.81	307,698.70	605,639.51
Less: Mortgage Insurance Premium (PMI)	0.00	0.00	0.00
Total Interest Remittance Amount	4,843,115.45	5,080,623.32	9,923,738.77

Principal Remittance Amount

	Group I	Group II	Total
Scheduled Principal	326,695.08	298,627.28	625,322.36
Curtailment Principal	24,879.34	35,467.35	60,346.69
Paid in Full Principal	3,555,765.64	2,558,966.06	6,114,731.70
Repurchased Principal	1,091,284.33	952,401.85	2,043,686.18
Liquidation Principal	0.00	0.00	0.00
Subsequent Recoveries	0.00	0.00	0.00
Less: Non-Recoverable Principal Advances relating to Principal	0.00	0.00	0.00
Total Principal Remittance Amount	4,998,624.39	3,845,462.54	8,844,086.93

Other Remittance Amounts

	Group I	Group II	Total
Prepayment Charge	44,087.60	17,179.26	61,266.86
Other Amounts Required	0.00	0.00	0.00
Total Other Remittance	44,087.60	17,179.26	61,266.86

Total Servicer Remittance	9,885,827.44	8,943,265.12	18,829,092.56

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Distributable Amounts

Principal Distribution Amount

	Group I	Group II	Total
Principal Remittance Amount	4,998,624.39	3,845,462.54	8,844,086.93
Plus: Supplemental Loan Deposit	0.00	0.00	0.00
Plus: Extra Principal Distribution Amount	0.00	0.00	0.00
Less: OC Reduction	0.00	0.00	0.00
Principal Distribution Amount	4,998,624.39	3,845,462.54	8,844,086.93

Interest Funds

	Group I	Group II	Total
Interest Remittance	4,843,115.45	5,080,623.32	9,923,738.77
Less: Trustee Fee	5,362.93	5,538.58	10,901.51
Interest Funds	4,837,752.52	5,075,084.75	9,912,837.26

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Net Rate Carryover Details

Net Rate Cap Details

Libor Rate			5.13125%
Group 1 Net Rate Cap			8.09216%
Group 2 Net Rate Cap			8.21994%
Subordinate Net Rate Cap			8.15675%

Class	Beginning Balance	Interest Thereon	Current Period Amount	Amount Paid	Ending Amount

1A1	0.00	0.00	0.00	0.00	0.00
1A2	0.00	0.00	0.00	0.00	0.00
2A1	0.00	0.00	0.00	0.00	0.00
2A2	0.00	0.00	0.00	0.00	0.00
2A3	0.00	0.00	0.00	0.00	0.00
2A4	0.00	0.00	0.00	0.00	0.00
1M1	0.00	0.00	0.00	0.00	0.00
2M1	0.00	0.00	0.00	0.00	0.00
1M2	0.00	0.00	0.00	0.00	0.00
2M2	0.00	0.00	0.00	0.00	0.00
1M3	0.00	0.00	0.00	0.00	0.00
2M3	0.00	0.00	0.00	0.00	0.00
M4	0.00	0.00	0.00	0.00	0.00
M5	0.00	0.00	0.00	0.00	0.00
M6	0.00	0.00	0.00	0.00	0.00
M7	0.00	0.00	0.00	0.00	0.00
M8	0.00	0.00	0.00	0.00	0.00
M9	0.00	0.00	0.00	0.00	0.00
Total	--	--	--	--	--

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Distribution Summary

Amounts Available for Distribution

Total Servicer Remittance	18,829,092.56
Investment Income	0.00
Certificate Net Swap Proceeds Allocable to the Trust	0.00
Carryover Reserve Fund withdrawal	0.00
Principal Reserve Fund withdrawal	0.00
Other Amounts	0.00
Total Available	18,829,092.56

Distribution Payments

Trustee Fee	10,901.51
Certificate Net Swap Payment	0.00
Class Payments	18,785,850.28
Total Payments	18,829,092.56

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Trust Accounts

Distribution Account

Beginning Balance	0.00
Deposit	18,829,092.56
Withdrawal	18,829,092.56
Ending Balance	0.00

Carryover Reserve Account

Beginning Balance	1,000.00
Deposits	0.00
Withdrawals	0.00
Ending Balance	1,000.00

Certificate Swap Account

Beginning Balance	0.00
Deposits	32,340.78
Withdrawals	32,340.78
Ending Balance	0.00

Class P Principal Reserve Account

Beginning Balance	0.00
Deposit	0.00
Withdrawal	0.00
Ending Balance	0.00

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Final Maturity Reserve Fund

Beginning Balance	0.00
Deposit	0.00
Withdrawals	0.00
Ending Balance	0.00

Credit Comeback Excess Account

Beginning Balance	0.00
Deposits	0.00
Withdrawals	0.00
Ending Balance	0.00

	Certificate Swap Contract Details

Floating Rate Receipt		5,772,125.55
Fixed Rate Payment		5,804,466.33

Net Swap Payment Paid		32,340.78
Net Swap Payment Received		0.00
Net Swap Payment Received allocated to Trust		0.00

Swap Termination Fee		0.00
Seniors Libor Classes Current Interest and Interest Carry Forward Amounts		0.00
Subordinate Current Interest and Interest Carry Forward Amounts		0.00
Extra Principal Distribution to meet OD Deficiency		0.00
Net Carryover Amounts Paid		0.00
Senior Classes Unpaid Loss Amounts		0.00
Subordinate Classes Unpaid Loss Amounts		0.00
Total		0.00

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Credit Enhancements

Overcollateralization Details

OC Prior	103,658,939.14
OC Floor	7,299,925.29
OC Target	103,658,939.14
OC Deficiency	0.00
OC Reduction	0.00
OC Ending	103,658,939.14

Application of Excess Cashflow

Excess Cashflow available after application of interest payments		3,149,986.07
Plus: OC Reduction Amount		0.00
Plus: Carryover Reserve Fund earnings		0.00
Less: Extra Principal Distribution Amount		0.00
Less: Unpaid Realized Loss Amount		0.00
Less: Interest Carryover Amount		0.00
Less: Carryover Shortfalls Paid		0.00
Less: Transfer to Carryover Shortfall Reserve to replenish initial deposit		0.00
Remaining Excess Cashflow available to Residual Class		3,149,986.07

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Trigger Event Details

Delinquency Trigger Test

	Group I	Group II	Total
Current Month	0.00	714,351.19	714,351.19
1 Month Prior	0.00	0.00	0.00
2 Months Prior	0.00	0.00	0.00

Three-month Rolling Delinquency Rate	0.02472%
Senior Enhancement Percentage	22.39898%
Specified Delinquency Rate Trigger	6.71969%

Is Delinquency Trigger Event in Effect?	NO

Delinquency Trigger Event applicable only on
or after the Step-Down Date

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Cumulative Loss Trigger Test

Cumulative Loss Percentage	0.00000%
Specified Cumulative Loss Percentage	100.00000%

Is Cumulative Loss Trigger Event in Effect?	NO

Cumulative Loss Trigger Event applicable
only on or after the Step-Down Date

Is Trigger Event in Effect?	NO

Stepdown Date Details

Balance of Senior Notes ( after application of Principal Remittance Amount )		1,119,113,802.79
Threshold Balance of Senior Notes to trigger Stepdown Date		800,358,671.03
Has the 3rd Anniversary Distribution Date occured?	NO
Has the Balance of Senior Notes been reduced to zero?	NO

Has Stepdown Date been reached?	NO

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Subordination

Credit Support	Original	Current
Class A	2,594,393,256.00	2,563,804,644.72
Class A Percentage	92.120260%	92.033737%

Class 1M1	17,953,000.00	17,953,000.00
Class 1M1 Percentage	0.637465%	0.644465%

Class 2M1	18,547,000.00	18,547,000.00
Class 2M1 Percentage	0.658556%	0.665788%

Class 1M2	11,849,000.00	11,849,000.00
Class 1M2 Percentage	0.420728%	0.425347%

Class 2M2	12,241,000.00	12,241,000.00
Class 2M2 Percentage	0.434647%	0.439419%

Class 1M3	31,956,000.00	31,956,000.00
Class 1M3 Percentage	1.134676%	1.147135%

Class 2M3	33,013,000.00	33,013,000.00
Class 2M3 Percentage	1.172207%	1.185078%

Class M4	18,250,000.00	18,250,000.00
Class M4 Percentage	0.648011%	0.655126%

Class M5	21,170,000.00	21,170,000.00
Class M5 Percentage	0.751692%	0.759946%

Class M6	25,549,000.00	25,549,000.00
Class M6 Percentage	0.907180%	0.917141%

Class M7	10,950,000.00	10,950,000.00
Class M7 Percentage	0.388806%	0.393076%

Class M8	13,140,000.00	13,140,000.00
Class M8 Percentage	0.466568%	0.471691%

Class M9	7,300,000.00	7,300,000.00
Class M9 Percentage	0.259204%	0.262050%

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Prepayment Loan Details

				Group I	Group II		Total
Prepayment Penalties				44,087.60	17,179.26		61,266.86

Loan ID	Balance	Paid Off Date	Penalty	State	Rate	Seasoning	Type

Group I

164408799	194,539.85	09/27/07	6,418.85	AZ	8.250	7	Paid in Full
164628755	206,461.94	09/25/07	1,718.52	MD	7.500	7	Paid in Full
164630043	238,598.40	10/01/07	6,668.40	CA	6.990	7	Paid in Full
165209920	129,732.17	09/28/07	4,765.11	TN	9.190	7	Paid in Full
167196717	174,836.90	09/27/07	4,887.29	OR	6.990	246	Paid in Full

167196749	190,097.68	10/15/07	8,553.63	CO	7.400	246	Paid in Full
167197741	89,887.72	10/11/07	4,044.55	WA	8.625	126	Paid in Full
168202726	278,049.50	09/27/07	0.00	IL	7.990	6	Paid in Full
168204926	99,740.87	09/20/07	5,000.00	IN	8.240	5	Paid in Full
168205118	165,011.40	10/01/07	0.00	IL	8.040	6	Paid in Full

168735132	83,566.73	10/08/07	0.00	GA	9.250	3	Paid in Full
169404336	76,801.55	10/01/07	0.00	NJ	8.250	5	Paid in Full
170924875	187,733.41	09/28/07	0.00	AK	6.125	3	Paid in Full
171283097	299,830.61	10/01/07	0.00	MD	9.450	124	Paid in Full
171283393	149,628.99	10/03/07	0.00	IL	7.000	4	Paid in Full

171283833	175,541.80	09/21/07	0.00	KY	8.200	5	Paid in Full
171635246	324,539.10	10/04/07	0.00	HI	7.750	3	Paid in Full
171663884	241,074.96	09/17/07	0.00	GA	9.250	2	Paid in Full
177130763	252,120.30	10/01/07	2,031.25	MD	7.250	123	Paid in Full

Group II

161369432	118,034.52	10/01/07	0.00	NC	9.550	3	Paid in Full
164629419	85,644.41	09/20/07	0.00	KS	7.950	7	Paid in Full
167197933	489,614.97	10/01/07	14,587.65	CA	7.450	246	Paid in Full
168164879	601,614.69	09/18/07	0.00	VA	7.750	245	Paid in Full
168204006	89,843.78	09/18/07	0.00	SC	10.150	6	Paid in Full

168205511	177,341.53	10/10/07	2,591.61	MN	8.890	125	Paid in Full

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Loan ID	Balance	Paid Off Date	Penalty	State	Rate	Seasoning	Type
168980059	649,398.85	10/05/07	0.00	FL	10.050	2	Paid in Full
171184211	28,606.87	09/19/07	0.00	PA	10.150	4	Paid in Full
176543936	92,677.32	10/11/07	0.00	WA	12.700	2	Paid in Full
177117183	49,977.88	09/18/07	0.00	GA	10.000	2	Paid in Full

177133078	74,700.00	10/15/07	0.00	WI	12.250	2	Paid in Full
177207406	102,090.15	10/15/07	0.00	SC	11.200	2	Paid in Full

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Stratification Tables

Group I
			Number	Percent	Principal	Percent
Update Face			of Items	of Items	Balance	of Balance
< =		0.00	0	0.000	0.00	0.000
0.00	-	25,000.00	3	0.076	62,770.96	0.009
25,000.00	-	50,000.00	59	1.501	2,745,022.00	0.387
50,000.00	-	75,000.00	269	6.841	17,346,123.19	2.443
75,000.00	-	100,000.00	436	11.089	38,592,199.95	5.435
100,000.00	-	125,000.00	491	12.487	55,312,372.74	7.790
125,000.00	-	150,000.00	485	12.335	67,084,467.54	9.448
150,000.00	-	175,000.00	391	9.944	63,589,354.69	8.955
175,000.00	-	200,000.00	416	10.580	78,268,389.32	11.023
200,000.00	-	225,000.00	301	7.655	64,136,827.13	9.033
225,000.00	-	250,000.00	251	6.384	59,479,607.03	8.377
250,000.00	-	275,000.00	200	5.086	52,529,189.10	7.398
275,000.00	-	300,000.00	171	4.349	49,328,549.50	6.947
300,000.00	-	325,000.00	138	3.510	43,111,707.04	6.072
325,000.00	-	350,000.00	118	3.001	39,922,505.75	5.622
350,000.00	-	375,000.00	93	2.365	33,601,420.00	4.732
375,000.00	-	400,000.00	61	1.551	23,638,566.04	3.329
400,000.00	-	425,000.00	36	0.916	14,729,807.24	2.074
425,000.00	-	450,000.00	4	0.102	1,755,965.97	0.247
450,000.00	-	475,000.00	3	0.076	1,392,712.68	0.196
475,000.00	-	500,000.00	0	0.000	0.00	0.000
500,000.00	-	525,000.00	2	0.051	1,026,677.92	0.145
525,000.00	-	550,000.00	0	0.000	0.00	0.000
550,000.00	-	575,000.00	0	0.000	0.00	0.000
575,000.00	-	600,000.00	2	0.051	1,159,274.64	0.163
600,000.00	-	625,000.00	1	0.025	620,000.00	0.087
625,000.00	-	650,000.00	1	0.025	625,806.11	0.088
650,000.00	-	675,000.00	0	0.000	0.00	0.000
675,000.00	-	700,000.00	0	0.000	0.00	0.000
700,000.00	-	725,000.00	0	0.000	0.00	0.000
725,000.00	-	750,000.00	0	0.000	0.00	0.000
750,000.00	-	775,000.00	0	0.000	0.00	0.000
775,000.00	-	800,000.00	0	0.000	0.00	0.000
>		800,000.00	0	0.000	0.00	0.000

	Wgt Ave / Total:		3932	100.000	710,059,316.54	100.000

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Group II
			Number	Percent	Principal	Percent
	Update Face		of Items	of Items	Balance	of Balance
< =		0.00	0	0.000	0.00	0.000
0.00	-	25,000.00	6	0.179	121,813.81	0.017
25,000.00	-	50,000.00	44	1.315	2,016,295.29	0.274
50,000.00	-	75,000.00	226	6.752	14,259,687.89	1.941
75,000.00	-	100,000.00	360	10.756	31,826,986.64	4.332
100,000.00	-	125,000.00	412	12.310	46,178,228.64	6.286
125,000.00	-	150,000.00	360	10.756	49,441,678.11	6.730
150,000.00	-	175,000.00	316	9.441	51,256,563.71	6.977
175,000.00	-	200,000.00	259	7.738	48,675,571.37	6.626
200,000.00	-	225,000.00	215	6.424	45,720,626.23	6.224
225,000.00	-	250,000.00	149	4.452	35,398,276.83	4.819
250,000.00	-	275,000.00	114	3.406	29,964,154.90	4.079
275,000.00	-	300,000.00	132	3.944	38,017,624.61	5.175
300,000.00	-	325,000.00	105	3.137	32,891,820.25	4.477
325,000.00	-	350,000.00	73	2.181	24,579,078.91	3.346
350,000.00	-	375,000.00	44	1.315	16,020,574.04	2.181
375,000.00	-	400,000.00	40	1.195	15,532,159.42	2.114
400,000.00	-	425,000.00	57	1.703	23,592,376.89	3.211
425,000.00	-	450,000.00	70	2.091	30,697,495.33	4.179
450,000.00	-	475,000.00	73	2.181	33,667,933.15	4.583
475,000.00	-	500,000.00	84	2.510	41,118,562.65	5.597
500,000.00	-	525,000.00	38	1.135	19,581,181.61	2.665
525,000.00	-	550,000.00	37	1.105	19,889,547.49	2.707
550,000.00	-	575,000.00	30	0.896	16,852,389.32	2.294
575,000.00	-	600,000.00	31	0.926	18,308,198.11	2.492
600,000.00	-	625,000.00	17	0.508	10,374,883.50	1.412
625,000.00	-	650,000.00	16	0.478	10,232,304.87	1.393
650,000.00	-	675,000.00	7	0.209	4,667,677.11	0.635
675,000.00	-	700,000.00	13	0.388	8,970,704.27	1.221
700,000.00	-	725,000.00	5	0.149	3,557,366.08	0.484
725,000.00	-	750,000.00	9	0.269	6,686,247.66	0.910
750,000.00	-	775,000.00	0	0.000	0.00	0.000
775,000.00	-	800,000.00	1	0.030	798,407.22	0.109
>		800,000.00	4	0.120	3,735,009.48	0.508

	Wgt Ave / Total:		3347	100.000	734,631,425.39	100.000

Group I

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

			Number	Percent	Principal	Percent
	Issuance Coupon		of Items	of Items	Balance	of Balance
< =		5.0	0	0.000	0.00	0.000
5.0	-	5.5	4	0.102	646,488.84	0.091
5.5	-	6.0	18	0.458	5,043,642.42	0.710
6.0	-	6.5	72	1.831	19,216,115.67	2.706
6.5	-	7.0	212	5.392	49,692,026.33	6.998
7.0	-	7.5	286	7.274	63,062,836.40	8.881
7.5	-	8.0	634	16.124	130,814,839.76	18.423
8.0	-	8.5	548	13.937	99,892,899.02	14.068
8.5	-	9.0	643	16.353	110,199,576.61	15.520
9.0	-	9.5	392	9.969	66,662,513.85	9.388
9.5	-	10.0	398	10.122	63,143,492.91	8.893
10.0	-	10.5	253	6.434	40,799,512.04	5.746
10.5	-	11.0	195	4.959	28,271,361.91	3.982
11.0	-	11.5	122	3.103	16,529,809.32	2.328
11.5	-	12.0	111	2.823	12,320,171.97	1.735
12.0	-	12.5	22	0.560	2,205,420.13	0.311
>		12.5	22	0.560	1,558,609.36	0.220

	Wgt Ave / Total:		3932	100.000	710,059,316.54	100.000

Group II

			Number	Percent	Principal	Percent
	Issuance Coupon		of Items	of Items	Balance	of Balance
< =		5.0	0	0.000	0.00	0.000
5.0	-	5.5	0	0.000	0.00	0.000
5.5	-	6.0	18	0.538	6,415,784.46	0.873
6.0	-	6.5	102	3.048	31,578,626.38	4.299
6.5	-	7.0	198	5.916	61,255,320.03	8.338
7.0	-	7.5	214	6.394	57,555,916.85	7.835
7.5	-	8.0	429	12.817	104,429,713.69	14.215
8.0	-	8.5	422	12.608	98,988,998.97	13.475
8.5	-	9.0	434	12.967	93,642,802.91	12.747
9.0	-	9.5	367	10.965	72,187,828.55	9.826
9.5	-	10.0	335	10.009	64,391,431.15	8.765
10.0	-	10.5	236	7.051	46,636,161.35	6.348
10.5	-	11.0	211	6.304	39,783,206.45	5.415
11.0	-	11.5	130	3.884	23,852,072.67	3.247
11.5	-	12.0	109	3.257	18,032,539.82	2.455
12.0	-	12.5	74	2.211	10,466,472.86	1.425
>		12.5	68	2.032	5,414,549.25	0.737

	Wgt Ave / Total:		3347	100.000	734,631,425.39	100.000

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Group I

Location	Number	Percent	Principal	Percent
	of Items	of Items	Balance	of Balance
CA	440	11.190	116,064,428.97	16.346
FL	447	11.368	80,242,595.95	11.301
AZ	153	3.891	29,093,758.34	4.097
VA	138	3.510	24,518,915.73	3.453
WA	100	2.543	23,734,323.35	3.343
CO	36	0.916	7,476,909.98	1.053
Others	2618	66.582	428,928,384.22	60.407

Wgt Ave / Total:	3932	100.000	710,059,316.54	100.000

Group II

Location	Number	Percent	Principal	Percent
	of Items	of Items	Balance	of Balance
CA	571	17.060	202,087,887.66	27.509
FL	479	14.311	94,520,029.77	12.866
AZ	110	3.287	22,020,185.34	2.997
VA	112	3.346	24,090,840.80	3.279
WA	93	2.779	23,892,529.09	3.252
CO	51	1.524	12,122,502.69	1.650
Others	1931	57.693	355,897,450.04	48.446

Wgt Ave / Total:	3347	100.000	734,631,425.39	100.000

Group I

			Number	Percent	Principal	Percent
	Update Term		of Items	of Items	Balance	of Balance
< =		120	8	0.203	1,308,184.17	0.184
120	-	180	65	1.653	6,517,795.25	0.918
180	-	300	36	0.916	4,172,722.22	0.588
300	-	360	2981	75.814	523,232,428.08	73.689
>		360	842	21.414	174,828,186.82	24.622

	Wgt Ave / Total:		3932	100.000	710,059,316.54	100.000

Group II

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

			Number	Percent	Principal	Percent
	Update Term		of Items	of Items	Balance	of Balance
< =		120	2	0.060	63,492.14	0.009
120	-	180	49	1.464	4,998,433.75	0.680
180	-	300	25	0.747	3,398,235.55	0.463
300	-	360	2557	76.397	534,298,394.68	72.730
>		360	714	21.333	191,872,869.27	26.118

	Wgt Ave / Total:		3347	100.000	734,631,425.39	100.000

Distribution Date:  11/26/07

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Certificateholder Monthly Distribution Summary
			Certificate		Pass				Current		Cumulative
		Class	Rate	Beginning	Through	Principal	Interest	Total	Realized	Ending	Realized
Class	Cusip	Description	Type	Balance	Rate (%)	Distribution	Distribution	Distribution	Losses	Balance	Losses

1A1	126697AA9	Senior	Fix-Act/360	494,158,127.09	5.612500	5,329,470.98	2,465,299.99	7,794,770.97	0.00	488,828,656.12	0.00
1A2	126697AB7	Senior	Fix-Act/360	54,906,458.57	5.712500	592,163.44	278,802.80	870,966.24	0.00	54,314,295.12	0.00
2A1	126697AC5	Senior	Fix-Act/360	240,709,217.12	5.222500	3,296,082.12	1,117,425.68	4,413,507.80	0.00	237,413,135.00	0.00
2A2	126697AD3	Senior	Fix-Act/360	84,376,000.00	5.372500	0.00	402,942.28	402,942.28	0.00	84,376,000.00	0.00
2A3	126697AE1	Senior	Fix-Act/360	171,497,000.00	5.672500	0.00	864,725.98	864,725.98	0.00	171,497,000.00	0.00
2A4	126697AF8	Senior	Fix-Act/360	73,467,000.00	6.222500	0.00	406,354.14	406,354.14	0.00	73,467,000.00	0.00
AR	126697AX9	Residual	Fix-Act/360	0.00	0.000000	0.00	0.00	0.00	0.00	0.00	0.00
P	126697AW1	Prepay Penalties	Fix-30/360	100.00	0.000000	0.00	77,212.61	77,212.61	0.00	100.00	0.00
C	126697AV3	Senior	Fix-30/360	1,444,690,741.93	0.000000	0.00	3,029,057.22	3,029,057.22	0.00	1,435,473,025.39	0.00

1M1	126697AG6	Junior	Fix-Act/360	17,953,000.00	5.842500	0.00	93,235.91	93,235.91	0.00	17,953,000.00	0.00
2M1	126697AH4	Junior	Fix-Act/360	18,547,000.00	5.842500	0.00	96,320.75	96,320.75	0.00	18,547,000.00	0.00
1M2	126697AJ0	Junior	Fix-Act/360	11,849,000.00	6.022500	0.00	63,431.65	63,431.65	0.00	11,849,000.00	0.00
2M2	126697AK7	Junior	Fix-Act/360	12,241,000.00	6.022500	0.00	65,530.15	65,530.15	0.00	12,241,000.00	0.00
1M3	126697AL5	Junior	Fix-Act/360	31,956,000.00	6.232500	0.00	177,036.24	177,036.24	0.00	31,956,000.00	0.00
2M3	126697AM3	Junior	Fix-Act/360	33,013,000.00	6.232500	0.00	182,892.02	182,892.02	0.00	33,013,000.00	0.00
M4	126697AN1	Junior	Fix-Act/360	18,250,000.00	6.492500	0.00	105,322.78	105,322.78	0.00	18,250,000.00	0.00
M5	126697AP6	Junior	Fix-Act/360	21,170,000.00	6.822500	0.00	128,384.29	128,384.29	0.00	21,170,000.00	0.00
M6	126697AQ4	Junior	Fix-Act/360	25,549,000.00	7.472500	0.00	169,702.14	169,702.14	0.00	25,549,000.00	0.00
M7	126697AR2	Junior	Fix-Act/360	10,950,000.00	7.472500	0.00	72,732.33	72,732.33	0.00	10,950,000.00	0.00
M8	126697AS0	Junior	Fix-Act/360	13,140,000.00	7.472500	0.00	87,278.80	87,278.80	0.00	13,140,000.00	0.00
M9	126697AT8	Junior	Fix-Act/360	7,300,000.00	7.472500	0.00	48,488.22	48,488.22	0.00	7,300,000.00	0.00

Totals				2,785,722,644.71		9,217,716.54	9,932,175.98	19,149,892.52	0.00	2,767,287,211.63	0.00

Distribution Date:  11/26/07

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Principal Distribution Detail
		Original	Beginning	Net	Current	Ending	Ending
		Certificate	Certificate	Principal	Realized	Certificate	Certificate
Class	Cusip	Balance	Balance	Distribution	Losses	Balance	Factor

1A1	126697AA9	501,417,000.00	494,158,127.09	5,329,470.98	0.00	488,828,656.12	0.974894461
1A2	126697AB7	55,713,000.00	54,906,458.57	592,163.44	0.00	54,314,295.12	0.974894461
2A1	126697AC5	247,938,000.00	240,709,217.12	3,296,082.12	0.00	237,413,135.00	0.957550416
2A2	126697AD3	84,376,000.00	84,376,000.00	0.00	0.00	84,376,000.00	1.000000000
2A3	126697AE1	171,497,000.00	171,497,000.00	0.00	0.00	171,497,000.00	1.000000000
2A4	126697AF8	73,467,000.00	73,467,000.00	0.00	0.00	73,467,000.00	1.000000000
AR	126697AX9	100.00	0.00	0.00	0.00	0.00	0.000000000
P	126697AW1	100.00	100.00	0.00	0.00	100.00	1.000000000
C	126697AV3	1,459,985,056.00	1,444,690,741.93	0.00	0.00	1,435,473,025.39	0.983210766

1M1	126697AG6	17,953,000.00	17,953,000.00	0.00	0.00	17,953,000.00	1.000000000
2M1	126697AH4	18,547,000.00	18,547,000.00	0.00	0.00	18,547,000.00	1.000000000
1M2	126697AJ0	11,849,000.00	11,849,000.00	0.00	0.00	11,849,000.00	1.000000000
2M2	126697AK7	12,241,000.00	12,241,000.00	0.00	0.00	12,241,000.00	1.000000000
1M3	126697AL5	31,956,000.00	31,956,000.00	0.00	0.00	31,956,000.00	1.000000000
2M3	126697AM3	33,013,000.00	33,013,000.00	0.00	0.00	33,013,000.00	1.000000000
M4	126697AN1	18,250,000.00	18,250,000.00	0.00	0.00	18,250,000.00	1.000000000
M5	126697AP6	21,170,000.00	21,170,000.00	0.00	0.00	21,170,000.00	1.000000000
M6	126697AQ4	25,549,000.00	25,549,000.00	0.00	0.00	25,549,000.00	1.000000000
M7	126697AR2	10,950,000.00	10,950,000.00	0.00	0.00	10,950,000.00	1.000000000
M8	126697AS0	13,140,000.00	13,140,000.00	0.00	0.00	13,140,000.00	1.000000000
M9	126697AT8	7,300,000.00	7,300,000.00	0.00	0.00	7,300,000.00	1.000000000

Totals		2,816,311,256.00	2,785,722,644.71	9,217,716.54	0.00	2,767,287,211.63

Distribution Date:  11/26/07

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Interest Distribution Detail
	Beginning	Pass			Total	Net Rate	Net		Net Rate
	Certificate	Through	Effective	Current	Interest	Carryover	Interest	Interest	Carryover
Class	Balance	Rate (%)	Coupon (%)	Interest	Due	Paid	Shortfall	Paid	After Dist.

1A1	494,158,127.09	5.612500	5.612500	2,465,299.99	2,465,299.99	0.00	0.00	2,465,299.99	0.00
1A2	54,906,458.57	5.712500	5.712500	278,802.80	278,802.80	0.00	0.00	278,802.80	0.00
2A1	240,709,217.12	5.222500	5.222500	1,117,425.68	1,117,425.68	0.00	0.00	1,117,425.68	0.00
2A2	84,376,000.00	5.372500	5.372500	402,942.28	402,942.28	0.00	0.00	402,942.28	0.00
2A3	171,497,000.00	5.672500	5.672500	864,725.98	864,725.98	0.00	0.00	864,725.98	0.00
2A4	73,467,000.00	6.222500	6.222500	406,354.14	406,354.14	0.00	0.00	406,354.14	0.00
AR	0.00	0.000000	0.000000	0.00	0.00	0.00	0.00	0.00	0.00
P	100.00	0.000000	926551.320000	0.00	0.00	0.00	0.00	77,212.61	0.00
C	1,444,690,741.93	0.000000	2.516019	0.00	0.00	0.00	0.00	3,029,057.22	0.00

1M1	17,953,000.00	5.842500	5.842500	93,235.91	93,235.91	0.00	0.00	93,235.91	0.00
2M1	18,547,000.00	5.842500	5.842500	96,320.75	96,320.75	0.00	0.00	96,320.75	0.00
1M2	11,849,000.00	6.022500	6.022500	63,431.65	63,431.65	0.00	0.00	63,431.65	0.00
2M2	12,241,000.00	6.022500	6.022500	65,530.15	65,530.15	0.00	0.00	65,530.15	0.00
1M3	31,956,000.00	6.232500	6.232500	177,036.24	177,036.24	0.00	0.00	177,036.24	0.00
2M3	33,013,000.00	6.232500	6.232500	182,892.02	182,892.02	0.00	0.00	182,892.02	0.00
M4	18,250,000.00	6.492500	6.492500	105,322.78	105,322.78	0.00	0.00	105,322.78	0.00
M5	21,170,000.00	6.822500	6.822500	128,384.29	128,384.29	0.00	0.00	128,384.29	0.00
M6	25,549,000.00	7.472500	7.472500	169,702.14	169,702.14	0.00	0.00	169,702.14	0.00
M7	10,950,000.00	7.472500	7.472500	72,732.33	72,732.33	0.00	0.00	72,732.33	0.00
M8	13,140,000.00	7.472500	7.472500	87,278.80	87,278.80	0.00	0.00	87,278.80	0.00
M9	7,300,000.00	7.472500	7.472500	48,488.22	48,488.22	0.00	0.00	48,488.22	0.00

Totals	2,785,722,644.71			6,825,906.15	6,825,906.15	0.00	0.00	9,932,175.98	0.00

Distribution Date:  11/26/07

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Current Payment Information Factors per $1,000

		Original	Beginning			Ending	Pass
		Certificate	Certificate	Principal	Interest	Certificate	Through
Class	Cusip	Balance	Balance	Distribution	Distribution	Balance	Rate (%)

1A1	126697AA9	501,417,000.00	985.523281211	10.628819880	4.916666147	974.894461330	5.612500
1A2	126697AB7	55,713,000.00	985.523281211	10.628819880	5.004268217	974.894461330	5.712500
2A1	126697AC5	247,938,000.00	970.844393050	13.293977204	4.506875416	957.550415846	5.222500
2A2	126697AD3	84,376,000.00	1,000.000000000	0.000000000	4.775555556	1,000.000000000	5.372500
2A3	126697AE1	171,497,000.00	1,000.000000000	0.000000000	5.042222222	1,000.000000000	5.672500
2A4	126697AF8	73,467,000.00	1,000.000000000	0.000000000	5.531111111	1,000.000000000	6.222500
AR	126697AX9	100.00	0.000000000	0.000000000	0.000000000	0.000000000	0.000000
P	126697AW1	100.00	1,000.000000000	0.000000000	772,126.100000000	1,000.000000000	0.000000
C	126697AV3	1,459,985,056.00	989.524335193	0.000000000	2.074717961	983.210766090	0.000000

1M1	126697AG6	17,953,000.00	1,000.000000000	0.000000000	5.193333333	1,000.000000000	5.842500
2M1	126697AH4	18,547,000.00	1,000.000000000	0.000000000	5.193333333	1,000.000000000	5.842500
1M2	126697AJ0	11,849,000.00	1,000.000000000	0.000000000	5.353333333	1,000.000000000	6.022500
2M2	126697AK7	12,241,000.00	1,000.000000000	0.000000000	5.353333333	1,000.000000000	6.022500
1M3	126697AL5	31,956,000.00	1,000.000000000	0.000000000	5.540000000	1,000.000000000	6.232500
2M3	126697AM3	33,013,000.00	1,000.000000000	0.000000000	5.540000000	1,000.000000000	6.232500
M4	126697AN1	18,250,000.00	1,000.000000000	0.000000000	5.771111111	1,000.000000000	6.492500
M5	126697AP6	21,170,000.00	1,000.000000000	0.000000000	6.064444444	1,000.000000000	6.822500
M6	126697AQ4	25,549,000.00	1,000.000000000	0.000000000	6.642222222	1,000.000000000	7.472500
M7	126697AR2	10,950,000.00	1,000.000000000	0.000000000	6.642222222	1,000.000000000	7.472500
M8	126697AS0	13,140,000.00	1,000.000000000	0.000000000	6.642222222	1,000.000000000	7.472500
M9	126697AT8	7,300,000.00	1,000.000000000	0.000000000	6.642222222	1,000.000000000	7.472500

Totals		2,816,311,256.00	989.138767519	3.272975073	3.526661323	982.592817372

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Pool Level Data
Distribution Date		11/26/07
Cut-off Date		08/01/07
Record Date		10/31/07
Determination Date		11/01/07
LIBOR Determination Date		10/23/07
Accrual Period 30/360	Begin	10/01/07
	End	11/01/07
Number of Days in 30/360 Accrual Period		30
Accrual Period Actual Days	Begin	10/25/07
	End	11/26/07
Number of Days in Actual Accrual Period		32

Collateral Detail

Original Mortgage Loan Details

	Group I	Group II	Total
Original Aggregate Loan Count	3,974	3,373	7,347
Original Stated Principal Balance	718,124,786.62	741,860,269.76	1,459,985,056.38
Original Weighted Average Mortgage Rate	8.62847%	8.76159%
Original Weighted Average Net Mortgage Rate	8.11947%	8.25259%
Original Weighted Average Remaining Term	0	0

Current Mortgage Loan Details

	Group I	Group II	Total
Beginning Aggregate Loan Count	3,932	3,347	7,279
Loans Paid Off or otherwise removed pursuant to the PSA	32	16	48
Ending Aggregate Loan Count	3,900	3,331	7,231

Beginning Pool Stated Principal Balance	710,059,316.54	734,631,425.39	1,444,690,741.93
Scheduled Principal	436,576.47	300,045.62	736,622.09
Unscheduled Principal	5,485,057.95	2,996,036.50	8,481,094.45
Realized Principal Losses	0.00	0.00	0.00
Ending Pool Stated Principal Balance	704,137,682.12	731,335,343.27	1,435,473,025.39

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Beginning Weighted Average Mortgage Rate	8.63129%	8.75619%
Beginning Weighted Average Net Mortgage Rate	8.12229%	8.24719%
Ending Weighted Average Mortgage Rate	8.62603%	8.75106%
Ending Weighted Average Net Mortgage Rate	8.11703%	8.24206%

Beginning Weighted Average Remaining Term to Maturity	383	386
Ending Weighted Average Remaining Term to Maturity	382	385

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Loan Substitution

	Group I	Group II	Total
Aggregate Stated of Principal Balances Removed	0.00	0.00	0.00
Aggregate Stated of Principal Balance Added	0.00	0.00	0.00
Aggregate Principal Substitution Shortfall Amount	0.00	0.00	0.00

Fees of the Trust

	Group I	Group II	Total
Gross Master Servicing Fee	295,858.05	306,096.43	601,954.48
Net Master Servicing Fee	286,411.13	304,133.01	590,544.13
Trustee Fee	5,325.44	5,509.74	10,835.18
Total Net Loan Fees	291,736.57	309,642.74	601,379.32

Servicer Advances

	Group I	Group II	Total
Principal Advances	6,716.77	10,126.63	16,843.40
Interest Advances	156,229.79	278,791.41	435,021.20
Reimbursement for Principal & Interest Advances	0.00	0.00	0.00
Reimbursement for Nonrecoverable Advances	0.00	0.00	0.00
Total Advances	162,946.56	288,918.04	451,864.60

Mortgage Prepayment Details

	Group I	Group II	Total
Principal Balance of Loans Paid in Full	5,452,769.64	2,921,248.95	8,374,018.59
Prepayment Interest Excess	0.00	0.00	0.00
Prepayment Interest Shortfall	9,446.92	1,963.42	11,410.34
Compensating Interest	9,446.92	1,963.42	11,410.34
Non-Supported Prepayment Interest Shortfall	0.00	-0.00	-0.00
Prepayment Charges	47,740.71	29,471.90	77,212.61
CPR %	8.89111%	4.78756%
SMM %	0.77295%	0.40800%

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Delinquency Information

Delinquency Info		Group 1		Group 2		Total
30-59 Days	Balance	15,694,298.19	2.22887%	28,426,053.48	3.88687%	44,120,351.67	3.07358%
	Loan Count	85	2.17949%	115	3.45242%	200	2.76587%
60-89 Days	Balance	3,914,487.10	0.55593%	6,251,347.56	0.85479%	10,165,834.66	0.70819%
	Loan Count	21	0.53846%	27	0.81057%	48	0.66381%
90+ Days	Balance	0.00	0.00000%	478,863.51	0.06548%	478,863.51	0.03336%
	Loan Count	0	0.00000%	2	0.06004%	2	0.02766%
Total	Balance	19,608,785.29	2.78479%	35,156,264.55	4.80713%	54,765,049.84	3.81512%
	Loan Count	106	2.71795%	144	4.32303%	250	3.45734%

Foreclosure Info		Group 1		Group 2		Total
30-59 Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
60-89 Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
90+ Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
Total	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

REO Info		Group 1		Group 2		Total
30-59 Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
60-89 Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
90+ Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
Total	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%

Bankruptcy Info		Group 1		Group 2		Total
30-59 Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
60-89 Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
90+ Days	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%
Total	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%

Totals for Foreclosure		Group 1		Group 2		Total
Bankruptcy, REO
All	Balance	0.00	0.00000%	0.00	0.00000%	0.00	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%

Totals for Foreclosure,REO		Group 1		Group 2		Total
Bankruptcy, Delinquency
All	Balance	19,608,785.29	2.78479%	35,156,264.55	4.80713%	54,765,049.84	3.81512%
	Loan Count	106	2.71795%	144	4.32303%	250	3.45734%

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Realized Loss Detail

Realized Losses

	Group I	Group II	Total
Current Period Realized Losses	0.00	0.00	0.00
Cumulative Realized Losses	0.00	0.00	0.00
Total Liquidated Loan Balance	0.00	0.00	0.00
Total Liquidated Proceeds	0.00	0.00	0.00
Subsequent Recoveries	0.00	0.00	0.00
MDR ( Monthly Default Rate )	0.00000%	0.00000%
CDR ( Conditional Default Rate )	0.00000%	0.00000%

	Liquidation	Liquidation	Realized
Loan ID	Balance	Proceeds	Loss

Group I
N/A
Group II
N/A

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Servicer Remittance Summary

Interest Remittance Amount

	Group I	Group II	Total
Scheduled Interest Collected	5,097,826.51	5,358,516.17	10,456,342.68
Plus: Compensating Interest	9,446.92	1,963.42	11,410.34
Less: Servicing Fees	295,858.05	306,096.43	601,954.48
Less: Mortgage Insurance Premium (PMI)	0.00	0.00	0.00
Total Interest Remittance Amount	4,811,415.38	5,054,383.16	9,865,798.55

Principal Remittance Amount

	Group I	Group II	Total
Scheduled Principal	326,617.21	300,045.62	626,662.83
Curtailment Principal	32,288.31	74,787.55	107,075.86
Paid in Full Principal	5,452,769.64	2,921,248.95	8,374,018.59
Repurchased Principal	109,959.26	0.00	109,959.26
Liquidation Principal	0.00	0.00	0.00
Subsequent Recoveries	0.00	0.00	0.00
Less: Non-Recoverable Principal Advances relating to Principal	0.00	0.00	0.00
Total Principal Remittance Amount	5,921,634.42	3,296,082.12	9,217,716.54

Other Remittance Amounts

	Group I	Group II	Total
Prepayment Charge	47,740.71	29,471.90	77,212.61
Other Amounts Required	0.00	0.00	0.00
Total Other Remittance	47,740.71	29,471.90	77,212.61

Total Servicer Remittance	10,780,790.51	8,379,937.18	19,160,727.70

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Distributable Amounts

Principal Distribution Amount

	Group I	Group II	Total
Principal Remittance Amount	5,921,634.42	3,296,082.12	9,217,716.54
Plus: Supplemental Loan Deposit	0.00	0.00	0.00
Plus: Extra Principal Distribution Amount	0.00	0.00	0.00
Less: OC Reduction	0.00	0.00	0.00
Principal Distribution Amount	5,921,634.42	3,296,082.12	9,217,716.54

Interest Funds

	Group I	Group II	Total
Interest Remittance	4,811,415.38	5,054,383.16	9,865,798.55
Less: Trustee Fee	5,325.44	5,509.74	10,835.18
Interest Funds	4,806,089.94	5,048,873.43	9,854,963.36

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Net Rate Carryover Details

Net Rate Cap Details

Libor Rate			4.87250%
Group 1 Net Rate Cap			7.61465%
Group 2 Net Rate Cap			7.73174%
Subordinate Net Rate Cap			7.67384%

Class	Beginning Balance	Interest Thereon	Current Period Amount	Amount Paid	Ending Amount

1A1	0.00	0.00	0.00	0.00	0.00
1A2	0.00	0.00	0.00	0.00	0.00
2A1	0.00	0.00	0.00	0.00	0.00
2A2	0.00	0.00	0.00	0.00	0.00
2A3	0.00	0.00	0.00	0.00	0.00
2A4	0.00	0.00	0.00	0.00	0.00
1M1	0.00	0.00	0.00	0.00	0.00
2M1	0.00	0.00	0.00	0.00	0.00
1M2	0.00	0.00	0.00	0.00	0.00
2M2	0.00	0.00	0.00	0.00	0.00
1M3	0.00	0.00	0.00	0.00	0.00
2M3	0.00	0.00	0.00	0.00	0.00
M4	0.00	0.00	0.00	0.00	0.00
M5	0.00	0.00	0.00	0.00	0.00
M6	0.00	0.00	0.00	0.00	0.00
M7	0.00	0.00	0.00	0.00	0.00
M8	0.00	0.00	0.00	0.00	0.00
M9	0.00	0.00	0.00	0.00	0.00
Total	--	--	--	--	--

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Distribution Summary

Amounts Available for Distribution

Total Servicer Remittance	19,160,727.70
Investment Income	0.00
Certificate Net Swap Proceeds Allocable to the Trust	0.00
Carryover Reserve Fund withdrawal	0.00
Principal Reserve Fund withdrawal	0.00
Other Amounts	0.00
Total Available	19,160,727.70

Distribution Payments

Trustee Fee	10,835.18
Certificate Net Swap Payment	0.00
Class Payments	19,149,892.51
Total Payments	19,160,727.70

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Trust Accounts

Distribution Account

Beginning Balance	0.00
Deposit	19,160,727.70
Withdrawal	19,160,727.70
Ending Balance	0.00

Carryover Reserve Account

Beginning Balance	1,000.00
Deposits	0.00
Withdrawals	0.00
Ending Balance	1,000.00

Certificate Swap Account

Beginning Balance	0.00
Deposits	0.00
Withdrawals	0.00
Ending Balance	0.00

Class P Principal Reserve Account

Beginning Balance	0.00
Deposit	0.00
Withdrawal	0.00
Ending Balance	0.00

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Final Maturity Reserve Fund

Beginning Balance	0.00
Deposit	0.00
Withdrawals	0.00
Ending Balance	0.00

Credit Comeback Excess Account

Beginning Balance	0.00
Deposits	0.00
Withdrawals	0.00
Ending Balance	0.00

Certificate Swap Contract Details

Floating Rate Receipt	5,801,674.48
Fixed Rate Payment	5,760,000.07

Net Swap Payment Paid	0.00
Net Swap Payment Received	41,674.42
Net Swap Payment Received allocated to Trust	0.00

Swap Termination Fee	0.00
Seniors Libor Classes Current Interest and Interest Carry Forward Amounts	0.00
Subordinate Current Interest and Interest Carry Forward Amounts	0.00
Extra Principal Distribution to meet OD Deficiency	0.00
Net Carryover Amounts Paid	0.00
Senior Classes Unpaid Loss Amounts	0.00
Subordinate Classes Unpaid Loss Amounts	0.00
Total	0.00

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Credit Enhancements

Overcollateralization Details

OC Prior	103,658,939.14
OC Floor	7,299,925.29
OC Target	103,658,939.14
OC Deficiency	0.00
OC Reduction	0.00
OC Ending	103,658,939.14

Application of Excess Cashflow

Excess Cashflow available after application of interest payments		3,029,057.22
Plus: OC Reduction Amount		0.00
Plus: Carryover Reserve Fund earnings		0.00
Less: Extra Principal Distribution Amount		0.00
Less: Unpaid Realized Loss Amount		0.00
Less: Interest Carryover Amount		0.00
Less: Carryover Shortfalls Paid		0.00
Less: Transfer to Carryover Shortfall Reserve to replenish initial deposit		0.00
Remaining Excess Cashflow available to Residual Class		3,029,057.22

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Trigger Event Details

Delinquency Trigger Test

	Group I	Group II	Total
Current Month	3,914,487.10	6,730,211.07	10,644,698.17
1 Month Prior	0.00	714,351.19	714,351.19
2 Months Prior	0.00	0.00	0.00

Three-month Rolling Delinquency Rate	0.26366%
Senior Enhancement Percentage	22.53610%
Specified Delinquency Rate Trigger	6.76083%

Is Delinquency Trigger Event in Effect?	NO

Delinquency Trigger Event applicable only on
or after the Step-Down Date

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Cumulative Loss Trigger Test

Cumulative Loss Percentage	0.00000%
Specified Cumulative Loss Percentage	100.00000%

Is Cumulative Loss Trigger Event in Effect?	NO

Cumulative Loss Trigger Event applicable
only on or after the Step-Down Date

Is Trigger Event in Effect?	NO

Stepdown Date Details

Balance of Senior Notes ( after application of Principal Remittance Amount )		1,109,896,086.25
Threshold Balance of Senior Notes to trigger Stepdown Date		795,252,056.07
Has the 3rd Anniversary Distribution Date occured?	NO
Has the Balance of Senior Notes been reduced to zero?	NO

Has Stepdown Date been reached?	NO

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Subordination

Credit Support	Original	Current
Class A	2,594,393,256.00	2,545,369,211.64
Class A Percentage	92.120260%	91.980666%

Class 1M1	17,953,000.00	17,953,000.00
Class 1M1 Percentage	0.637465%	0.648758%

Class 2M1	18,547,000.00	18,547,000.00
Class 2M1 Percentage	0.658556%	0.670223%

Class 1M2	11,849,000.00	11,849,000.00
Class 1M2 Percentage	0.420728%	0.428181%

Class 2M2	12,241,000.00	12,241,000.00
Class 2M2 Percentage	0.434647%	0.442347%

Class 1M3	31,956,000.00	31,956,000.00
Class 1M3 Percentage	1.134676%	1.154777%

Class 2M3	33,013,000.00	33,013,000.00
Class 2M3 Percentage	1.172207%	1.192973%

Class M4	18,250,000.00	18,250,000.00
Class M4 Percentage	0.648011%	0.659491%

Class M5	21,170,000.00	21,170,000.00
Class M5 Percentage	0.751692%	0.765009%

Class M6	25,549,000.00	25,549,000.00
Class M6 Percentage	0.907180%	0.923251%

Class M7	10,950,000.00	10,950,000.00
Class M7 Percentage	0.388806%	0.395694%

Class M8	13,140,000.00	13,140,000.00
Class M8 Percentage	0.466568%	0.474833%

Class M9	7,300,000.00	7,300,000.00
Class M9 Percentage	0.259204%	0.263796%

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Prepayment Loan Details

				Group I	Group II		Total
Prepayment Penalties				47,740.71	29,471.90		77,212.61

Loan ID	Balance	Paid Off Date	Penalty	State	Rate	Seasoning	Type

Group I
159271332	259,050.51	10/17/07	0.00	FL	9.990	9	Paid in Full
159271364	210,234.18	10/16/07	9,072.08	OR	10.790	8	Paid in Full
159271468	109,240.66	11/14/07	0.00	NC	10.500	9	Paid in Full
161320498	49,925.70	11/05/07	0.00	FL	10.875	5	Paid in Full
162125274	193,332.11	11/07/07	3,866.64	VA	7.990	4	Paid in Full

165209960	229,327.58	10/26/07	0.00	AZ	10.390	8	Paid in Full
168165583	193,360.08	10/18/07	0.00	KS	8.150	6	Paid in Full
168165783	229,324.79	11/08/07	1,751.04	MD	6.890	7	Paid in Full
168166111	298,977.98	11/07/07	2,652.37	MD	7.990	6	Paid in Full
168204670	204,244.63	10/23/07	0.00	IL	8.520	7	Paid in Full

168207135	99,716.36	10/16/07	5,000.00	OR	6.690	127	Paid in Full
169403296	163,781.72	11/14/07	5,435.74	FL	8.300	126	Paid in Full
169405784	70,614.11	10/30/07	0.00	TX	9.500	6	Paid in Full
170774814	21,590.61	10/25/07	215.90	MI	13.250	3	Paid in Full
170774822	27,188.18	10/24/07	271.88	MI	13.250	3	Paid in Full

170906265	130,386.50	10/26/07	0.00	IA	10.100	3	Paid in Full
171184595	124,382.51	10/16/07	2,488.23	VA	8.750	125	Paid in Full
171283041	271,825.27	10/23/07	2,718.25	CA	9.990	125	Paid in Full
171560630	120,555.75	10/18/07	0.00	CO	10.600	3	Paid in Full
176217100	187,301.86	10/31/07	1,913.56	DC	9.200	3	Paid in Full

176241369	232,218.34	10/22/07	0.00	IL	8.650	3	Paid in Full
176397880	345,300.82	10/24/07	0.00	NJ	7.990	3	Paid in Full
176907418	300,924.02	10/24/07	0.00	CA	10.750	3	Paid in Full
177131307	175,373.89	10/24/07	3,508.33	VA	8.650	124	Paid in Full
177207614	106,143.90	10/31/07	0.00	NC	9.710	3	Paid in Full

177384177	229,934.36	10/29/07	0.00	MD	10.350	3	Paid in Full
177403838	161,333.65	10/19/07	1,615.00	NC	9.300	3	Paid in Full

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Loan ID	Balance	Paid Off Date	Penalty	State	Rate	Seasoning	Type
177469204	80,871.15	10/31/07	0.00	NC	9.250	4	Paid in Full
177507089	157,218.57	10/23/07	7,231.69	UT	11.500	3	Paid in Full
177508257	299,885.81	10/17/07	0.00	CA	9.400	3	Paid in Full

177774704	171,349.23	11/01/07	0.00	IL	10.050	3	Paid in Full

Group II
167283429	269,732.00	11/01/07	0.00	IL	10.750	4	Paid in Full
168207551	99,432.41	11/15/07	0.00	GA	8.540	7	Paid in Full
168464857	341,173.54	11/06/07	0.00	IL	10.540	7	Paid in Full
168795972	179,535.93	11/01/07	1,795.35	NC	9.350	6	Paid in Full
169312238	110,640.69	11/06/07	2,213.21	VA	9.625	4	Paid in Full

170176601	49,925.62	10/19/07	999.01	MO	9.500	4	Paid in Full
170226468	265,574.69	10/31/07	9,158.25	UT	8.625	4	Paid in Full
171184619	144,631.48	11/07/07	0.00	NC	10.300	5	Paid in Full
171282673	64,967.40	11/14/07	1,299.34	VA	10.800	125	Paid in Full
171282913	84,415.43	10/30/07	4,220.77	AL	9.790	6	Paid in Full

171283529	206,790.79	11/01/07	0.00	IL	8.850	125	Paid in Full
176014275	287,812.99	10/30/07	5,758.13	MO	11.450	3	Paid in Full
176397376	197,785.13	10/30/07	1,980.00	OH	9.050	3	Paid in Full
176697391	161,886.44	11/05/07	0.00	CT	11.100	3	Paid in Full
176778411	49,957.88	11/14/07	2,047.84	CT	10.250	3	Paid in Full

176893207	408,123.12	10/17/07	0.00	AZ	10.340	3	Paid in Full

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Stratification Tables

Group I
			Number	Percent	Principal	Percent
	Update Face		of Items	of Items	Balance	of Balance
< =		0.00	0	0.000	0.00	0.000
0.00	-	25,000.00	2	0.051	41,168.19	0.006
25,000.00	-	50,000.00	59	1.513	2,765,259.52	0.393
50,000.00	-	75,000.00	266	6.821	17,161,145.15	2.437
75,000.00	-	100,000.00	434	11.128	38,383,263.61	5.451
100,000.00	-	125,000.00	488	12.513	54,958,270.42	7.805
125,000.00	-	150,000.00	484	12.410	66,967,585.96	9.511
150,000.00	-	175,000.00	387	9.923	62,952,964.31	8.940
175,000.00	-	200,000.00	411	10.538	77,331,215.94	10.982
200,000.00	-	225,000.00	300	7.692	63,941,328.37	9.081
225,000.00	-	250,000.00	248	6.359	58,827,817.11	8.355
250,000.00	-	275,000.00	196	5.026	51,498,284.84	7.314
275,000.00	-	300,000.00	168	4.308	48,435,393.25	6.879
300,000.00	-	325,000.00	137	3.513	42,792,788.27	6.077
325,000.00	-	350,000.00	117	3.000	39,560,501.37	5.618
350,000.00	-	375,000.00	93	2.385	33,587,800.34	4.770
375,000.00	-	400,000.00	61	1.564	23,631,266.79	3.356
400,000.00	-	425,000.00	36	0.923	14,723,104.09	2.091
425,000.00	-	450,000.00	4	0.103	1,754,990.84	0.249
450,000.00	-	475,000.00	3	0.077	1,392,642.51	0.198
475,000.00	-	500,000.00	0	0.000	0.00	0.000
500,000.00	-	525,000.00	2	0.051	1,026,583.31	0.146
525,000.00	-	550,000.00	0	0.000	0.00	0.000
550,000.00	-	575,000.00	0	0.000	0.00	0.000
575,000.00	-	600,000.00	2	0.051	1,158,755.52	0.165
600,000.00	-	625,000.00	1	0.026	620,000.00	0.088
625,000.00	-	650,000.00	1	0.026	625,552.41	0.089
650,000.00	-	675,000.00	0	0.000	0.00	0.000
675,000.00	-	700,000.00	0	0.000	0.00	0.000
700,000.00	-	725,000.00	0	0.000	0.00	0.000
725,000.00	-	750,000.00	0	0.000	0.00	0.000
750,000.00	-	775,000.00	0	0.000	0.00	0.000
775,000.00	-	800,000.00	0	0.000	0.00	0.000
>		800,000.00	0	0.000	0.00	0.000
	Wgt Ave / Total:		3900	100.000	704,137,682.12	100.000

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Group II
			Number	Percent	Principal	Percent
	Update Face		of Items	of Items	Balance	of Balance
< =		0.00	0	0.000	0.00	0.000
0.00	-	25,000.00	6	0.180	121,558.20	0.017
25,000.00	-	50,000.00	42	1.261	1,908,563.95	0.261
50,000.00	-	75,000.00	227	6.815	14,332,506.38	1.960
75,000.00	-	100,000.00	356	10.687	31,474,730.19	4.304
100,000.00	-	125,000.00	413	12.399	46,291,899.22	6.330
125,000.00	-	150,000.00	357	10.718	49,018,644.26	6.703
150,000.00	-	175,000.00	318	9.547	51,585,035.56	7.054
175,000.00	-	200,000.00	255	7.655	47,926,132.93	6.553
200,000.00	-	225,000.00	214	6.424	45,509,341.32	6.223
225,000.00	-	250,000.00	148	4.443	35,157,583.14	4.807
250,000.00	-	275,000.00	113	3.392	29,690,216.41	4.060
275,000.00	-	300,000.00	130	3.903	37,437,310.43	5.119
300,000.00	-	325,000.00	105	3.152	32,878,907.38	4.496
325,000.00	-	350,000.00	72	2.162	24,228,596.07	3.313
350,000.00	-	375,000.00	44	1.321	16,013,433.25	2.190
375,000.00	-	400,000.00	40	1.201	15,526,639.92	2.123
400,000.00	-	425,000.00	56	1.681	23,174,388.76	3.169
425,000.00	-	450,000.00	71	2.131	31,136,537.86	4.257
450,000.00	-	475,000.00	72	2.162	33,205,661.61	4.540
475,000.00	-	500,000.00	84	2.522	41,105,510.53	5.621
500,000.00	-	525,000.00	38	1.141	19,576,719.69	2.677
525,000.00	-	550,000.00	37	1.111	19,882,229.61	2.719
550,000.00	-	575,000.00	30	0.901	16,845,777.73	2.303
575,000.00	-	600,000.00	31	0.931	18,300,508.76	2.502
600,000.00	-	625,000.00	17	0.510	10,371,062.56	1.418
625,000.00	-	650,000.00	16	0.480	10,229,461.00	1.399
650,000.00	-	675,000.00	7	0.210	4,666,624.34	0.638
675,000.00	-	700,000.00	13	0.390	8,967,994.79	1.226
700,000.00	-	725,000.00	5	0.150	3,556,502.92	0.486
725,000.00	-	750,000.00	9	0.270	6,684,419.94	0.914
750,000.00	-	775,000.00	0	0.000	0.00	0.000
775,000.00	-	800,000.00	1	0.030	798,001.11	0.109
>		800,000.00	4	0.120	3,732,843.45	0.510
	Wgt Ave / Total:		3331	100.000	731,335,343.27	100.000

Group I

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

			Number	Percent	Principal	Percent
	Issuance Coupon		of Items	of Items	Balance	of Balance
< =		5.0	0	0.000	0.00	0.000
5.0	-	5.5	4	0.103	645,820.38	0.092
5.5	-	6.0	18	0.462	5,041,347.34	0.716
6.0	-	6.5	72	1.846	19,205,367.88	2.728
6.5	-	7.0	210	5.385	49,335,735.43	7.007
7.0	-	7.5	286	7.333	63,025,262.53	8.951
7.5	-	8.0	631	16.179	129,902,263.31	18.448
8.0	-	8.5	546	14.000	99,483,503.04	14.128
8.5	-	9.0	639	16.385	109,407,929.00	15.538
9.0	-	9.5	386	9.897	65,721,919.25	9.334
9.5	-	10.0	395	10.128	62,479,408.36	8.873
10.0	-	10.5	248	6.359	39,913,871.46	5.668
10.5	-	11.0	191	4.897	27,579,878.47	3.917
11.0	-	11.5	121	3.103	16,366,798.55	2.324
11.5	-	12.0	111	2.846	12,315,304.47	1.749
12.0	-	12.5	22	0.564	2,203,890.85	0.313
>		12.5	20	0.513	1,509,381.80	0.214
	Wgt Ave / Total:		3900	100.000	704,137,682.12	100.000

Group II
			Number	Percent	Principal	Percent
	Issuance Coupon		of Items	of Items	Balance	of Balance
< =		5.0	0	0.000	0.00	0.000
5.0	-	5.5	0	0.000	0.00	0.000
5.5	-	6.0	18	0.540	6,412,012.57	0.877
6.0	-	6.5	102	3.062	31,560,516.19	4.315
6.5	-	7.0	198	5.944	61,224,367.29	8.372
7.0	-	7.5	214	6.424	57,527,427.41	7.866
7.5	-	8.0	429	12.879	104,376,082.15	14.272
8.0	-	8.5	422	12.669	98,942,124.56	13.529
8.5	-	9.0	431	12.939	93,026,404.86	12.720
9.0	-	9.5	364	10.928	71,730,091.31	9.808
9.5	-	10.0	333	9.997	64,174,999.52	8.775
10.0	-	10.5	233	6.995	46,014,406.31	6.292
10.5	-	11.0	208	6.244	39,093,208.16	5.345
11.0	-	11.5	128	3.843	23,351,857.68	3.193
11.5	-	12.0	109	3.272	18,025,636.01	2.465
12.0	-	12.5	74	2.222	10,466,171.48	1.431
>		12.5	68	2.041	5,410,037.77	0.740
	Wgt Ave / Total:		3331	100.000	731,335,343.27	100.000

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Group I
	Number	Percent	Principal	Percent
Location	of Items	of Items	Balance	of Balance
CA	437	11.205	115,144,136.10	16.353
FL	444	11.385	79,733,106.09	11.324
AZ	152	3.897	28,851,491.12	4.097
VA	135	3.462	24,012,410.24	3.410
WA	100	2.564	23,724,994.34	3.369
CO	35	0.897	7,353,510.46	1.044
Others	2597	66.590	425,318,033.77	60.403
Wgt Ave / Total:	3900	100.000	704,137,682.12	100.000

Group II
	Number	Percent	Principal	Percent
Location	of Items	of Items	Balance	of Balance
CA	571	17.142	202,018,568.26	27.623
FL	479	14.380	94,436,530.68	12.913
AZ	109	3.272	21,602,909.37	2.954
VA	110	3.302	23,904,221.88	3.269
WA	93	2.792	23,882,538.22	3.266
CO	51	1.531	12,117,999.08	1.657
Others	1918	57.580	353,372,575.78	48.319
Wgt Ave / Total:	3331	100.000	731,335,343.27	100.000

Group I
			Number	Percent	Principal	Percent
	Update Term		of Items	of Items	Balance	of Balance
< =		120	8	0.205	1,305,727.22	0.185
120	-	180	65	1.667	6,499,112.89	0.923
180	-	300	36	0.923	4,165,779.42	0.592
300	-	360	2955	75.769	518,913,876.84	73.695
>		360	836	21.436	173,253,185.75	24.605
	Wgt Ave / Total:		3900	100.000	704,137,682.12	100.000

Group II

101 Barclay Street, 4W
New York, NY 10286

Officer:	Michelle Penson 212-815-3087
Associate:	Jonathan Conte 212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

			Number	Percent	Principal	Percent
	Update Term		of Items	of Items	Balance	of Balance
< =		120	2	0.060	63,123.97	0.009
120	-	180	49	1.471	4,983,019.36	0.681
180	-	300	24	0.721	3,308,632.49	0.452
300	-	360	2544	76.373	531,679,083.61	72.700
>		360	712	21.375	191,301,483.84	26.158
	Wgt Ave / Total:		3331	100.000	731,335,343.27	100.000